Exhibit 99.1

Forest City Enterprises, Inc.

Supplemental Package

Years Ended January 31, 2012 and 2011

Forest City Enterprises, Inc. and Subsidiaries

Years Ended January 31, 2012 and 2011

Supplemental Package

NYSE: FCEA, FCEB

Index

Corporate Overview	2-3

Selected Financial Information
Forest City Enterprises, Inc.
Consolidated Balance Sheet Information	4-7
Consolidated Earnings Information	8-11
Net Asset Value Components	12-13

Supplemental Operating Information
Occupancy Data	14
Retail Sales Data	15
Leasing Summary	16
Comparable Net Operating Income (NOI)	17
Comparable NOI Detail	18-19
NOI By Product Type	20
NOI By Core Market	21
Reconciliation of NOI to Net Earnings (Loss)	22-23
Results of Operations Discussion	24-27
EBDT Bridge	28-29
Reconciliation of Net Earnings (Loss) to EBDT	30-31
Schedules of Lease Expirations	32-33
Schedules of Significant Tenants	34-35
Development Pipeline	36-42

Supplemental Financial Information
Common Stock Data/Covenants	43
Projects under Construction and Development Debt and Nonrecourse Debt	44
Scheduled Maturities Table	45-46
Investments in and Advances to Affiliates	47-49
Forest City Rental Properties Corporation
Consolidated Balance Sheet Information	50
Consolidated Earnings Information	51
Summary of EBDT	52-63
Property Listing	64-75

This Supplemental Package, together with other statements and information publicly disseminated by us, contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements reflect management’s current views with respect to financial results related to future events and are based on assumptions and expectations that may not be realized and are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, financial or otherwise, may differ from the results discussed in the forward-looking statements. Risk factors discussed in Item 1A of our Form 10-K for the year ended January 31, 2011, as such risk factors shall be updated in our Form 10-K for the year ended January 31, 2012 and other factors that might cause differences, some of which could be material, include, but are not limited to, the impact of current lending and capital market conditions on our liquidity, ability to finance or refinance projects and repay our debt, the impact of the current economic environment on the ownership, development and management of our real estate portfolio, general real estate investment and development risks, vacancies in our properties, the strategic decision to reposition or divest portions of our land business, further downturns in the housing market, competition, illiquidity of real estate investments, bankruptcy or defaults of tenants, anchor store consolidations or closings, international activities, the impact of terrorist acts, risks associated with an investment in a professional sports team, our substantial debt leverage and the ability to obtain and service debt, the impact of restrictions imposed by our credit facility and senior debt, exposure to hedging agreements, the level and volatility of interest rates, the continued availability of tax-exempt government financing, the impact of credit rating downgrades, effects of uninsured or underinsured losses, effects of a downgrade or failure of our insurance carriers, environmental liabilities, conflicts of interest, risks associated with the sale of tax credits, risks associated with developing and managing properties in partnership with others, the ability to maintain effective internal controls, compliance with governmental regulations, increased legislative and regulatory scrutiny of the financial services industry, volatility in the market price of our publicly traded securities, inflation risks, litigation risks, cybersecurity risks and cyber incidents as well as other risks listed from time to time in our reports filed with the Securities and Exchange Commission. We have no obligation to revise or update any forward-looking statements, other than imposed by law, as a result of future events or new information. Readers are cautioned not to place undue reliance on such forward-looking statements.

Forest City Enterprises, Inc. and Subsidiaries

Supplemental Financial and Operating Information

Corporate Overview

We principally engage in the ownership, development, management and acquisition of commercial and residential real estate and land throughout the United States. We operate through three strategic business units and five reportable segments. The Commercial Group, our largest strategic business unit, owns, develops, acquires and operates regional malls, specialty/urban retail centers, office and life science buildings, hotels and mixed-use projects. The Residential Group owns, develops, acquires and operates residential rental properties, including upscale and middle-market apartments and adaptive re-use developments. Additionally, the Residential Group develops for-sale condominium projects and also owns interests in entities that develop and manage military family housing. The Land Development Group acquires and sells both land and developed lots to residential, commercial and industrial customers. It also owns and develops land into master-planned communities and mixed-use projects. As of January 31, 2012, our Board of Directors approved a strategic decision by senior management to reposition or divest significant portions of our Land Development Group and are actively reviewing alternatives to do so. Real Estate Groups are the combined Commercial, Residential and Land Development Groups. Corporate Activities and the Nets, a member of the National Basketball Association (“NBA”) in which we account for our investment on the equity method of accounting, are other reportable segments of the Company.

We have approximately $10.5 billion of assets in 28 states and the District of Columbia at January 31, 2012. Our core markets include Boston, Chicago, Dallas, Denver, Los Angeles, New York, Philadelphia, the Greater San Francisco metropolitan area and the Greater Washington D.C. metropolitan area. Our core markets account for approximately 77 percent of the cost of our real estate portfolio at January 31, 2012. We have offices in Albuquerque, Boston, Chicago, Dallas, Denver, London (England), Los Angeles, New York City, San Francisco, Washington, D.C. and our corporate headquarters in Cleveland, Ohio.

SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION

We recommend that this supplemental package be read in conjunction with our Form 10-K for the year ended January 31, 2012 expected to be filed with the Securities and Exchange Commission (“SEC”) on April 2, 2012. This supplemental package contains certain measures prepared in accordance with generally accepted accounting principles (“GAAP”) under the full consolidation accounting method and certain measures prepared under the pro-rata consolidation method, a non-GAAP measure. Along with net earnings, we use an additional measure, Earnings Before Depreciation, Amortization and Deferred Taxes (“EBDT”), to report operating results. EBDT is a non-GAAP measure and may not be directly comparable to similarly-titled measures reported by other companies. The non-GAAP financial measures presented under the pro-rata consolidation method, comparable net operating income (“NOI”) and EBDT, provide supplemental information about our operations. Although these measures are not presented in accordance with GAAP, we believe they are necessary to understand our business and operating results, along with net earnings and other GAAP measures. Our investors can use these non-GAAP measures as supplementary information to evaluate our business. Our non-GAAP measures are not intended to be performance measures that should be regarded as alternatives to, or more meaningful than, our GAAP measures.

Revision of Prior Period Financial Statements

Historically, we have recorded an allowance for projects under development (the “Allowance”) that have not been abandoned at each balance sheet date. During the three months ended January 31, 2012, we determined that the recording of the Allowance was not in accordance with ASC 970-360-40. The impact of this error (the “Allowance Revision”) was an understatement of operating expenses of $1,000,000 ($612,000 after tax) for the year ended January 31, 2011, and a $13,949,000 understatement of retained earnings as of January 31, 2010. We assessed the materiality of this error on prior periods’ financial statements in accordance with ASC 250-10 (SEC’s Staff Accounting Bulletin No. 99, Materiality), and concluded that the error was not material to any prior annual or interim periods but would be material if the entire correction was recorded during the year ended January 31, 2012. Accordingly, the financial statements as of January 31, 2011 and the year then ended presented herein have been revised to correct for the error.

Consolidation Methods

We present certain financial amounts under the pro-rata consolidation method because we believe this information is useful to investors as this method reflects the manner in which we operate our business. In line with industry practice, we have made a large number of investments in which our economic ownership is less than 100% as a means of procuring opportunities and sharing risk. Under the pro-rata consolidation method, we generally present our investments proportionate to our economic share of ownership. Under GAAP, the full consolidation method is used to report partnership assets and liabilities consolidated at 100% if deemed to be under our control or if we are deemed to be the primary beneficiary of the variable interest entity (“VIE”), even if our ownership is not 100%. We provide reconciliations from the full consolidation method to the pro-rata consolidation method throughout our supplemental package. Please refer to our property listing for the detail of our consolidated and unconsolidated properties in this supplemental package.

EBDT

We believe that EBDT, along with net earnings, provides additional information about our core operations. While property dispositions, acquisitions or other factors can affect net earnings in the short-term, we believe EBDT presents a more consistent view of the overall financial performance of our business from period-to-period. EBDT is used by the chief operating decision maker and management to assess performance and resource allocations by strategic business unit and on a consolidated basis. EBDT is similar to Funds From Operations, a measure of performance used by publicly traded Real Estate Investment Trusts, but may not be directly comparable to similarly titled measures reported by other companies.

Forest City Enterprises, Inc. and Subsidiaries

Supplemental Financial and Operating Information

Supplemental Operating Information

The operating information contained in this document includes: occupancy data, retail sales data, leasing summaries, comparable NOI, NOI by product type and core market, reconciliation of NOI to net earnings, results of operations discussion, EBDT bridge, reconciliation of net earnings to EBDT, retail and office lease expirations, significant retail and office tenants, and our development pipeline. We believe this information will give interested parties a better understanding and more information about our operating performance. The term “comparable,” which is used throughout this document, is generally defined as including properties that were open and operated in both the years ended January 31, 2012 and 2011.

We believe occupancy rates, retail and office lease expirations, base rent, significant retail and office tenant listings, mall sales per square foot, and leasing spreads represent meaningful operating statistics about us.

Comparable NOI is useful because it measures the performance of the same properties on a period-to-period basis and, along with EBDT, is used to assess operating performance and resource allocation of our strategic business units. While property dispositions, acquisitions or other factors can impact net earnings in the short term, we believe comparable NOI gives a more consistent view of our overall performance from quarter-to-quarter and year-to-year. A reconciliation of NOI to net earnings, the most comparable financial measure calculated in accordance with GAAP, a reconciliation of NOI to net earnings for each strategic business unit and a reconciliation from NOI to comparable NOI are included in this supplemental package.

Corporate Headquarters

Forest City Enterprises, Inc.

Terminal Tower

50 Public Square, Suite 1100

Cleveland, Ohio 44113

Annual Report on Form 10-K

A copy of the Annual Report on Form 10-K as filed with the Securities and Exchange Commission for the fiscal year ended January 31, 2012 is expected to be filed with the SEC on April 2, 2012 and, at the time, can be found on our website under SEC Filings or may be obtained without charge upon written request to:

Jeffrey B. Linton

Senior Vice President, Corporate Communication

jefflinton@forestcity.net

Website

www.forestcity.net

The information contained on this website is not incorporated herein by reference and does not constitute a part of this supplemental package.

Investor Relations

Robert G. O’Brien

Executive Vice President and Chief Financial Officer

Transfer Agent and Registrar

Wells Fargo

Shareowner Services

P.O. Box 64854

St. Paul, MN 55164-9440

(800) 468-9716

www.shareowneronline.com

Stock Exchange Listing

NYSE: FCEA and FCEB

Dividend Reinvestment and Stock Purchase Plan

We offer our shareholders the opportunity to purchase additional shares of common stock through the Forest City Enterprises, Inc. Dividend Reinvestment and Stock Purchase Plan (the “Plan”) at 97% of current market value. You may obtain a copy of the Plan prospectus and an enrollment card by contacting Wells Fargo Shareowner Services at (800) 468-9716 or by visiting www.shareowneronline.com.

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Forest City Enterprises, Inc. and Subsidiaries

Selected Financial Information

As discussed earlier, we present certain financial amounts under the pro-rata consolidation method (a non-GAAP measure). This information is useful to our investors because we believe that it more accurately reflects the manner in which we operate our business. This is because, in line with industry practice, we have a large number of investments in which our economic ownership is less than 100% as a means of procuring opportunities and sharing risk. The tables below present amounts for both full consolidation, a GAAP measure, and pro-rata consolidation, providing a reconciliation of the difference between the two methods. Under the pro-rata consolidation method, we present our partnership investments proportionate to our share of ownership for each line item of our consolidated financial statements. Under full consolidation, partnership assets and liabilities are reported as consolidated at 100% if deemed to be under our control or if we are deemed to be the primary beneficiary for our investments in a VIE. Partnership assets and liabilities are reported on the equity or cost method of accounting if we do not have control, or, in the case of investments in VIEs, we are not deemed the primary beneficiary.

Consolidated Balance Sheet Information – January 31, 2012 (Unaudited)

	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation (Non-GAAP)
	(in thousands)
Assets
Real Estate
Completed rental properties
Residential	$1,584,403	$27,003	$1,229,109	$2,786,509
Commercial
Retail centers	2,638,954	74,012	1,203,459	3,768,401
Office and other buildings	2,949,699	94,310	387,543	3,242,932
Corporate and other equipment	10,392	–	–	10,392
Total completed rental properties	7,183,448	195,325	2,820,111	9,808,234

Projects under construction
Residential	56,496	988	95,404	150,912
Commercial
Retail centers	595,011	309	7,945	602,647
Office and other buildings	606,304	370,626	2,302	237,980
Total projects under construction	1,257,811	371,923	105,651	991,539
Projects under development
Residential	776,817	170,423	17,693	624,087
Commercial
Retail centers	39,495	99	10,481	49,877
Office and other buildings	254,856	25,712	2,670	231,814
Total projects under development	1,071,168	196,234	30,844	905,778
Total projects under construction and development	2,328,979	568,157	136,495	1,897,317
Land held for development and sale	77,298	7,451	24,851	94,698
Total Real Estate	9,589,725	770,933	2,981,457	11,800,249
Less accumulated depreciation	(1,526,503)	(46,085)	(557,613)	(2,038,031)
Real Estate, net	8,063,222	724,848	2,423,844	9,762,218

Cash and equivalents	217,486	9,324	60,689	268,851
Restricted cash and escrowed funds	542,566	98,001	109,282	553,847
Notes and accounts receivable, net	406,244	19,542	36,684	423,386
Investments in and advances to unconsolidated entities	609,079	(160,470)	(542,772)	226,777
Lease and mortgage procurement costs, net	273,995	8,760	58,512	323,747
Prepaid expenses and other deferred costs, net	227,354	34,626	20,708	213,436
Intangible assets, net	107,192	3	11,076	118,265
Land held for divestiture	57,145	14,141	45,257	88,261
Total Assets	$10,504,283	$748,775	$2,223,280	$11,978,788

Forest City Enterprises, Inc. and Subsidiaries

Selected Financial Information

Consolidated Balance Sheet Information – January 31, 2012 (Unaudited)

	$0000000000	$0000000000	$0000000000	$0000000000
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation (Non-GAAP)
	(in thousands)
Liabilities and Equity
Liabilities
Mortgage debt and notes payable, nonrecourse
Completed rental properties
Residential	$1,008,576	$18,844	$949,015	$1,938,747
Commercial
Retail centers	1,735,148	67,371	971,035	2,638,812
Office and other buildings	2,064,588	73,056	301,910	2,293,442

Total completed rental properties	4,808,312	159,271	2,221,960	6,871,001
Projects under construction
Residential	6,596	–	56,737	63,333
Commercial
Retail centers	330,533	–	–	330,533
Office and other buildings	207,028	127,685	–	79,343

Total projects under construction	544,157	127,685	56,737	473,209
Projects under development
Residential	272,195	66,027	–	206,168
Commercial
Retail centers	–	–	–	–
Office and other buildings	–	–	2,887	2,887

Total projects under development	272,195	66,027	2,887	209,055

Total projects under construction and development	816,352	193,712	59,624	682,264
Land held for development and sale	15,775	1,578	12,655	26,852

Total Mortgage debt and notes payable, nonrecourse	5,640,439	354,561	2,294,239	7,580,117
Bank revolving credit facility	–	–	–	–
Senior and subordinated debt	1,038,529	–	–	1,038,529

Construction payables	202,395	61,564	18,564	159,395
Operating accounts payable and accrued expenses	621,582	27,798	161,323	755,107
Accrued derivative liability	174,020	–	19,033	193,053
Deferred profit on NY retail joint venture transaction	114,465	–	–	114,465

Total Accounts payable, accrued expenses and other liabilities	1,112,462	89,362	198,920	1,220,020
Cash distributions and losses in excess of investments in unconsolidated entities	279,708	(24,803)	(282,105)	22,406
Deferred income taxes	433,040	–	–	433,040
Mortgage debt and notes payable, nonrecourse on land held for divestiture	19,084	1,721	12,226	29,589

Total Liabilities	8,523,262	420,841	2,223,280	10,325,701

Redeemable Noncontrolling Interest	229,149	229,149	–	–

Equity
Shareholders’ Equity
Shareholders’ equity before accumulated other comprehensive loss	1,587,526	–	–	1,587,526
Accumulated other comprehensive loss	(120,460)	–	–	(120,460)

Total Shareholders’ Equity	1,467,066	–	–	1,467,066
Noncontrolling interest	284,806	98,785	–	186,021

Total Equity	1,751,872	98,785	–	1,653,087

Total Liabilities and Equity	$10,504,283	$748,775	$2,223,280	$11,978,788

Forest City Enterprises, Inc. and Subsidiaries

Selected Financial Information

Consolidated Balance Sheet Information – January 31, 2011 (Unaudited)

	$0000000000	$0000000000	$0000000000	$0000000000
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation (Non-GAAP)
	(in thousands)
Assets
Real Estate
Completed rental properties
Residential	$1,664,490	$26,028	$826,356	$2,464,818
Commercial
Retail centers	3,226,717	113,193	718,593	3,832,117
Office and other buildings	3,314,371	253,604	378,863	3,439,630
Corporate and other equipment	9,847	–	1	9,848

Total completed rental properties	8,215,425	392,825	1,923,813	9,746,413
Projects under construction
Residential	771,245	213,988	3,642	560,899
Commercial
Retail centers	703,397	532	50,220	753,085
Office and other buildings	297,069	199,241	1,981	99,809

Total projects under construction	1,771,711	413,761	55,843	1,413,793
Projects under development
Residential	687,125	222,514	6,063	470,674
Commercial
Retail centers	17,837	99	10,890	28,628
Office and other buildings	229,562	58,830	6,807	177,539

Total projects under development	934,524	281,443	23,760	676,841

Total projects under construction and development	2,706,235	695,204	79,603	2,090,634
Land held for development and sale	244,879	18,683	115,607	341,803

Total Real Estate	11,166,539	1,106,712	2,119,023	12,178,850
Less accumulated depreciation	(1,614,399)	(63,987)	(424,331)	(1,974,743)

Real Estate, net	9,552,140	1,042,725	1,694,692	10,204,107
Cash and equivalents	193,372	13,979	48,583	227,976
Restricted cash and escrowed funds	720,180	240,709	78,890	558,361
Notes and accounts receivable, net	403,101	20,329	86,729	469,501
Investments in and advances to unconsolidated entities	431,509	(278,671)	(323,995)	386,185
Lease and mortgage procurement costs, net	356,804	30,171	33,025	359,658
Prepaid expenses and other deferred costs, net	266,689	44,536	10,443	232,596
Intangible assets, net	135,906	5	1,289	137,190

Total Assets	$12,059,701	$1,113,783	$1,629,656	$12,575,574

Forest City Enterprises, Inc. and Subsidiaries

Selected Financial Information

Consolidated Balance Sheet Information – January 31, 2011 (Unaudited)

	$000000000	$000000000	$000000000	$000000000
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation (Non-GAAP)
	(in thousands)
Liabilities and Equity
Liabilities
Mortgage debt and notes payable, nonrecourse
Completed rental properties
Residential	$1,110,095	$18,998	$709,846	$1,800,943
Commercial
Retail centers	2,322,539	120,042	655,162	2,857,659
Office and other buildings	2,346,189	219,327	295,641	2,422,503

Total completed rental properties	5,778,823	358,367	1,660,649	7,081,105

Projects under construction
Residential	717,700	203,681	–	514,019
Commercial
Retail centers	379,363	–	–	379,363
Office and other buildings	82,157	60,108	–	22,049

Total projects under construction	1,179,220	263,789	–	915,431
Projects under development
Residential	155,890	61,760	–	94,130
Commercial
Retail centers	–	–	–	–
Office and other buildings	42,200	16,880	2,887	28,207

Total projects under development	198,090	78,640	2,887	122,337

Total projects under construction and development	1,377,310	342,429	2,887	1,037,768
Land held for development and sale	51,085	3,500	49,831	97,416

Total Mortgage debt and notes payable, nonrecourse	7,207,218	704,296	1,713,367	8,216,289
Bank revolving credit facility	137,152	–	–	137,152
Senior and subordinated debt	773,683	–	–	773,683

Construction payables	179,601	44,490	4,670	139,781
Operating accounts payable and accrued expenses	715,068	28,443	105,075	791,700
Accrued derivative liability	156,587	3,327	15,163	168,423

Total Accounts payable, accrued expenses and other liabilities	1,051,256	76,260	124,908	1,099,904
Cash distributions and losses in excess of investments in unconsolidated entities	290,492	(38,493)	(208,619)	120,366
Deferred income taxes	498,811	–	–	498,811

Total Liabilities	9,958,612	742,063	1,629,656	10,846,205

Redeemable Noncontrolling Interest	226,829	226,829	–	–
Equity
Shareholders’ Equity
Shareholders’ equity before accumulated other comprehensive loss	1,637,777	–	–	1,637,777
Accumulated other comprehensive loss	(94,429)	–	–	(94,429)

Total Shareholders’ Equity	1,543,348	–	–	1,543,348
Noncontrolling interest	330,912	144,891	–	186,021

Total Equity	1,874,260	144,891	–	1,729,369

Total Liabilities and Equity	$12,059,701	$1,113,783	$1,629,656	$12,575,574

Forest City Enterprises, Inc. and Subsidiaries

Selected Financial Information

Consolidated Earnings Information – Three Months Ended January 31, 2012 (Unaudited)

	$0000000000	$0000000000	$0000000000	$0000000000	$0000000000
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
	(in thousands)
Revenues from real estate operations	$281,249	$17,675	$106,313	$2,481	$372,368

Expenses
Operating expenses	191,427	13,600	49,895	2,828	230,550
Depreciation and amortization	53,850	707	20,131	215	73,489
Impairment of real estate	113,804	243	40,897	–	154,458

	359,081	14,550	110,923	3,043	458,497

Interest expense	(64,128)	(2,823)	(26,457)	(106)	(87,868)
Amortization of mortgage procurement costs	(2,797)	(86)	(858)	(2)	(3,571)
Gain on early extinguishment of debt	256	134	114	–	236
Interest and other income	10,001	458	342	(1)	9,884
Net gain on disposition of full or partial interests in rental properties	2,255	–	–	11,859	14,114

Earnings (loss) before income taxes	(132,245)	808	(31,469)	11,188	(153,334)

Income tax expense (benefit)
Current	(11,340)	–	–	8,994	(2,346)
Deferred	(52,839)	–	–	(4,283)	(57,122)

	(64,179)	–	–	4,711	(59,468)

Equity in earnings (loss) of unconsolidated entities, including impairment	(43,402)	(413)	31,469	–	(11,520)

Earnings (loss) from continuing operations	(111,468)	395	–	6,477	(105,386)

Discontinued operations, net of tax:
Operating loss from rental properties	(1,091)	(573)	–	518	–
Impairment of real estate	(6,279)	–	–	6,279	–
Gain on disposition of rental properties	13,274	–	–	(13,274)	–

	5,904	(573)	–	(6,477)	–

Net loss	(105,564)	(178)	–	–	(105,386)

Noncontrolling Interests
Earnings from continuing operations attributable to noncontrolling interests	(395)	(395)	–	–	–
Loss from discontinued operations attributable to noncontrolling interests	573	573	–	–	–

	178	178	–	–	–

Net loss attributable to Forest City Enterprises, Inc.	$(105,386)	$–	$–	$–	$(105,386)

Preferred dividends	(3,850)	–	–	–	(3,850)

Net loss attributable to Forest City Enterprises, Inc. common shareholders	$(109,236)	$–	$–	$–	$(109,236)

Forest City Enterprises, Inc. and Subsidiaries

Selected Financial Information

Consolidated Earnings Information – Year Ended January 31, 2012 (Unaudited)

	$0000000000	$0000000000	$0000000000	$0000000000	$0000000000
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
	(in thousands)
Revenues from real estate operations	$1,089,977	$56,108	$385,521	$23,173	$1,442,563

Expenses
Operating expenses	668,959	38,794	179,242	18,074	827,481
Depreciation and amortization	218,601	4,659	67,855	3,154	284,951
Impairment of real estate	119,324	243	82,186	10,257	211,524

	1,006,884	43,696	329,283	31,485	1,323,956

Interest expense	(261,037)	(11,989)	(100,958)	(2,123)	(352,129)
Amortization of mortgage procurement costs	(11,812)	(513)	(3,015)	(356)	(14,670)
Gain (loss) on early extinguishment of debt	9,590	1,641	(366)	–	7,583

Interest and other income	52,114	1,370	989	2	51,735
Net gain on disposition of full or partial interests in rental properties	17,665	–	12,567	51,796	82,028

Earnings (loss) before income taxes	(110,387)	2,921	(34,545)	41,007	(106,846)

Income tax expense (benefit)
Current	(9,300)	–	–	11,139	1,839
Deferred	55,044	–	–	6,536	(48,508)

	(64,344)	–	–	17,675	(46,669)

Equity in earnings (loss) of unconsolidated entities, including impairment	(61,039)	(185)	34,545	–	(26,309)

Earnings (loss) from continuing operations	(107,082)	2,736	–	23,332	(86,486)

Discontinued operations, net of tax:
Operating earnings from rental properties	992	1,424	–	432	–
Impairment of real estate	(6,279)	–	–	6,279	–
Gain on disposition of rental properties	111,801	81,758	–	(30,043)	–

	106,514	83,182	–	(23,332)	–

Net earnings (loss)	(568)	85,918	–	–	(86,486)

Noncontrolling Interests
Earnings from continuing operations attributable to noncontrolling interests	(2,736)	(2,736)	–	–	–
Earnings from discontinued operations attributable to noncontrolling interests	(83,182)	(83,182)	–	–	–

	(85,918)	(85,918)	–	–	–

Net loss attributable to Forest City Enterprises, Inc.	$(86,486)	$–	$–	$–	$(86,486)

Preferred dividends	(15,400)	–	–	–	(15,400)

Net loss attributable to Forest City Enterprises, Inc. common shareholders	$(101,886)	$–	$–	$–	$(101,886)

Forest City Enterprises, Inc. and Subsidiaries

Selected Financial Information

Consolidated Earnings Information – Three Months Ended January 31, 2011 (Unaudited)

	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)

	(in thousands)
Revenues from real estate operations	$280,147	$14,172	$80,167	$14,978	$361,120

Expenses
Operating expenses	172,078	8,309	39,254	10,457	213,480
Depreciation and amortization	59,044	1,575	15,237	1,764	74,470
Impairment of real estate	–	–	35,714	–	35,714

	231,122	9,884	90,205	12,221	323,664

Interest expense	(69,387)	(3,047)	(22,228)	(1,848)	(90,416)
Amortization of mortgage procurement costs	(2,849)	(117)	(614)	(271)	(3,617)
Gain (loss) on extinguishment of debt	(31,688)	–	2,785	–	(28,903)

Interest and other income	17,859	611	381	2	17,631
Net gain on disposition of full or partial interests in rental properties	–	–	15,633	46,527	62,160

Earnings (loss) before income taxes	(37,040)	1,735	(14,081)	47,167	(5,689)

Income tax expense (benefit)
Current	(5,044)	–	–	4,298	(746)
Deferred	(18,310)	–	–	14,820	(3,490)

	(23,354)	–	–	19,118	(4,236)

Equity in earnings (loss) of unconsolidated entities,including impairment	(12,742)	1,719	14,081	–	(380)

Earnings (loss) from continuing operations	(26,428)	3,454	–	28,049	(1,833)

Discontinued operations, net of tax:
Operating earnings from rental properties	2,373	1,981	–	(392)	–
Gain on disposition of rental properties	27,657	–	–	(27,657)	–

	30,030	1,981	–	(28,049)	–

Net earnings (loss)	3,602	5,435	–	–	(1,833)

Noncontrolling Interests
Earnings from continuing operations attributable to noncontrolling interests	(3,454)	(3,454)	–	–	–
Earnings from discontinued operations attributable to noncontrolling interests	(1,981)	(1,981)	–	–	–

	(5,435)	(5,435)	–	–	–

Net loss attributable to Forest City Enterprises, Inc.	$(1,833)	$–	$–	$–	$(1,833)

Preferred dividends	(3,850)	–	–	–	(3,850)

Net loss attributable to Forest City Enterprises, Inc. common shareholders	$(5,683)	$–	$–	$–	$(5,683)

Forest City Enterprises, Inc. and Subsidiaries

Selected Financial Information

Consolidated Earnings Information – Year Ended January 31, 2011 (Unaudited)

	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)

	(in thousands)
Revenues from real estate operations	$1,117,649	$54,119	$316,900	$63,560	$1,443,990

Expenses
Operating expenses	647,199	31,713	169,265	42,356	827,107
Depreciation and amortization	234,728	6,384	53,072	10,532	291,948
Impairment of real estate	4,763	1,526	72,459	81,643	157,339

	886,690	39,623	294,796	134,531	1,276,394

Interest expense	(309,766)	(16,774)	(81,184)	(9,482)	(383,658)
Amortization of mortgage procurement costs	(11,484)	(444)	(2,314)	(1,056)	(14,410)
Gain (loss) on extinguishment of debt	(21,035)	247	2,760	–	(18,522)

Interest and other income	52,818	2,635	15,666	14	65,863

Net gain on disposition of full or partial interests in rental properties	202,878	–	23,461	47,092	273,431
Net gain on disposition of partial interests in other investment	55,112	23,675	–	–	31,437

Earnings (loss) before income taxes	199,482	23,835	(19,507)	(34,403)	121,737

Income tax expense (benefit)
Current	602	–	–	2,491	3,093
Deferred	69,524	–	–	(15,002)	54,522

	70,126	–	–	(12,511)	57,615

Equity in earnings (loss) of unconsolidated entities, including impairment	(30,194)	(4,613)	19,507	–	(6,074)

Earnings (loss) from continuing operations	99,162	19,222	–	(21,892)	58,048

Discontinued operations, net of tax:
Operating earnings from rental properties	4,007	3,917	–	(90)	–
Impairment of real estate	(49,980)	–	–	49,980	–
Gain on disposition of rental properties	32,209	4,211	–	(27,998)	–

	(13,764)	8,128	–	21,892	–

Net earnings	85,398	27,350	–	–	58,048

Noncontrolling Interests
Earnings from continuing operations attributable to noncontrolling interests	(19,222)	(19,222)	–	–	–
Earnings from discontinued operations attributable to noncontrolling interests	(8,128)	(8,128)	–	–	–

	(27,350)	(27,350)	–	–	–

Net earnings attributable to Forest City Enterprises, Inc.	$58,048	$–	$–	$–	$58,048

Preferred dividends	(11,807)	–	–	–	(11,807)

Net earnings attributable to Forest City Enterprises, Inc. common shareholders	$46,241	$–	$–	$–	$46,241

Forest City Enterprises, Inc. and Subsidiaries

Selected Financial Information

Net Asset Value Components – January 31, 2012

The “Net Asset Value Components” table below represents components of our business relevant to calculate Net Asset Value (“NAV”), a non-GAAP measure. There is no directly comparable GAAP financial measure to NAV. We consider NAV to be a useful supplemental measure which assists both management and investors to estimate the fair value of our Company. The calculation of the net asset value involves significant estimates and can be calculated using various methods. Each individual investor must determine the specific methodology, assumptions and estimates to use to arrive at an estimated NAV of the Company.

The components of NAV do not consider the potential changes in rental and fee income streams, or development platform. The components include non-GAAP financial measures, such as NOI and information related to our rental properties business prepared using the pro-rata consolidation method. Although these measures are not presented in accordance with GAAP, investors can use these non-GAAP measures as supplementary information to evaluate our business. The non-GAAP measures presented are not intended to be performance measures that should be regarded as alternatives to, or more meaningful than, our GAAP measures.

Net Asset Value Components - January 31, 2012
Completed Rental Properties (“CRP”)
(Dollars in millions at pro-rata)	Q4 2011 NOI (1)	Annualized NOI (2)	Net Stabilized Adjustments (3)	Annualized Stabilized NOI	Nonrecourse Debt (4)
		A	B	=A + B

Commercial Real Estate
Retail	$56.9	227.6	$9.8	$237.4	$(2,638.8)
Office	59.8	239.2	(0.4)	238.8	(2,293.4)
Other	(3.3)	(13.2)	9.5	(3.7)
Total Commercial Real Estate	$113.4	$453.6	$18.9	$472.5	$(4,932.2)
Residential Real Estate
Apartments	$34.5	$138.0	$0.9	$138.9	$(1,938.8)
Senior Housing	2.6	10.4	–	10.4
Military Housing	8.9	35.6	(20.6)	15.0
Other	(1.4)	(5.6)	–	(5.6)
Total Residential Real Estate	$44.6	$178.4	$(19.7)	$158.7	$(1,938.8)
Total Rental Properties	$158.0	$632.0	$(0.8)	$631.2	$(6,871.0)
Development Pipeline Debt Adj. NET (5)					423.1
Adjusted Total Rental Properties	$158.0	$632.0	$(0.8)	$631.2	$(6,447.9)
Development Pipeline

				Book Value	Nonrecourse Debt (4)
Westchester’s Ridge Hill (Adjusted for amounts included in CRP) (5)				$270.0	$(157.2)
8 Spruce Street (Adjusted for amounts included in CRP) (5)				351.9	(218.2)
Foundry Lofts (Adjusted for amounts included in CRP) (5)				54.9	(47.7)
Projects under construction (4)				991.5	(473.2)
Adjusted projects under construction				$1,668.3	$(896.3)
Projects under development (4)				$905.8	$(209.1)
Land held for development and sale (4)				$94.7	$(26.9)
Other Tangible Assets
				Book Value (4)	Nonrecourse Debt (4)
Cash and equivalents				$268.9
Restricted cash and escrowed funds				$553.8
Notes and accounts receivable, net (6)				$423.4
Net investments and advances to unconsolidated entities				$204.4
Prepaid expenses and other deferred costs, net				$213.4
Land held for divestiture				$88.3	$(29.6)
Recourse Debt and Other Liabilities
				Book Value (4)
Bank revolving credit facility				$–
Senior and subordinated debt				$(1,038.5)
Less: convertible debt				$599.1
Construction payables				$(159.4)
Operating accounts payable and accrued expenses (7)				$(755.1)
Weighted Average Shares Outstanding—Diluted
Number of shares for the three months ended January 31, 2012 (In millions)				221.5

Forest City Enterprises, Inc. and Subsidiaries

Selected Financial Information

Net Asset Value Components – January 31, 2012 (continued)

(1)

Pro-rata Q4 2011 NOI is reconciled to NOI at full consolidation by Product Group for the three months ended January 31, 2012 in the Supplemental Operating Information section of this supplemental package.

(2)	The pro-rata annualized NOI is calculated by taking the Q4 2011 NOI times a multiple of four.

(3)

The net stabilized adjustments column represents net adjustments required to arrive at a fully stabilized NOI for those properties currently in initial lease up periods, net of the removal of partial period NOI for recently sold properties. For those properties currently in initial lease up periods we have included stabilization adjustments as follows:

a)	NOI for phased and new openings is removed until the property has been open for one year or achieves 80% lease commitment, whichever comes first.

b)

NOI for the properties in lease up that have met the requirements of a) are reflected at 5% of the pro-rata cost disclosed in our Development Pipeline disclosure (Prior Two Year Openings). This assumption does not reflect Forest City’s anticipated NOI, but rather is used in order to establish a hypothetical basis for valuation of lease up properties.

c)	At the conclusion of the initial development period at each of our military housing communities, we estimate the ongoing property management fees, net of operating expenses, to be $15.0 million.

The net stabilized adjustments are not comparable to any GAAP measure and therefore do not have a reconciliation to its nearest comparable GAAP measure.

(4)

Amounts are derived from the respective pro-rata balance sheet line item as of January 31, 2012 and are reconciled to their GAAP equivalents in the Selected Financial Information section of this supplemental package.

(5)

Phased and new property openings that have not achieved the parameters of 3(a) will have their assets shown in the Development Pipeline section of the model. Westchester’s Ridge Hill, as of January 31, 2012, had $270.0 million of costs incurred at pro-rata consolidation and $157.2 million of mortgage debt at pro-rata consolidation which were transferred to CRP. 8 Spruce Street, as of January 31, 2012, had $351.9 million of costs incurred at pro-rata consolidation and $218.2 million of mortgage debt at pro-rata consolidation which were transferred to CRP. Foundry Lofts, as of January 31, 2012, had $54.9 million of costs incurred at pro-rata consolidation and $47.7 million of mortgage debt at pro-rata consolidation which were transferred to CRP. In order to account for the phased openings of Westchester’s Ridge Hill, 8 Spruce Street and Foundry Lofts as NAV components we have made the following adjustments:

•

All costs and associated debt for Westchester’s Ridge Hill, 8 Spruce Street and Foundry Lofts, for purposes exclusive to this disclosure, are accounted for as a component of “Adjusted Projects Under Construction” in the Development Pipeline section of this schedule. Accordingly, all NOI, through the net stabilized adjustments column, and debt have been removed from the CRP section of the NAV schedule.

(6)	Includes $152.8 million of straight-line rent receivable (net of $15.6 million of allowance for doubtful accounts).

(7)	Includes $41.2 million of straight-line rent payable.

Forest City Enterprises, Inc. and Subsidiaries

Supplemental Operating Information

Occupancy Data - January 31, 2012 and 2011

Retail and office occupancy is based on square feet leased at the end of the fiscal quarter. Average Occupancy Year-to-Date for retail and office is calculated by dividing the sum of leased square feet at the beginning and end of the period by two. Residential occupancy represents total units occupied divided by total units available. Average Occupancy for residential is calculated by dividing gross potential rent less vacancy by gross potential rent. Average Daily Rate (“ADR”) is calculated by dividing revenue by the number of rooms sold.

We analyze our occupancy percentages by each of our major product lines as follows:

		Average		Average
	Occupancy	Occupancy	Occupancy	Occupancy
	As of	Year-to-Date	As of	Year-to-Date
	January 31, 2012	January 31, 2012	January 31, 2011	January 31, 2011
Retail
Comparable	90.9%	91.1%	91.2%	90.7%
Total	89.0%	90.0%	91.2%	90.0%
Office
Comparable	91.0%	90.2%	89.5%	90.3%
Total	89.1%	88.4%	87.8%	88.7%
Residential (1) (2)
Comparable	93.4%	94.7%	93.8%	93.8%
Total	92.1%	92.4%	92.7%	89.6%
Hotels
Comparable and Total		69.1%		69.0%
Comparable and Total ADR		$141.91		$140.03

The graph below provides comparable occupancy as reported in previous quarters. These amounts may differ from above because the properties that qualify as comparable change from period to period.

(1)	Excludes military and subsidized senior housing units.
(2)

Prior periods have been recast to exclude subsidized senior housing. The Company believes this change will improve disclosure by allowing investors to see results for the conventional apartment portfolio separated from those of the limited-dividend senior-housing properties.

(3)	Represents Comparable Occupancy for Retail and Office as of the applicable date and Comparable Average Occupancy Year-to-Date for Residential.

Forest City Enterprises, Inc. and Subsidiaries

Supplemental Operating Information

Retail Sales Data

The following graphs provide current and historical retail sales for small shop inline tenants at our regional malls. We believe this data allows investors to better understand the productivity of our tenants.

The graph below represents regional mall sales for tenants that are open and operating for the entire rolling 12-months presented. Those tenants that have begun and/or ceased operations in the periods shown are not included.

The graph below represents regional mall sales for all tenants that are open and operating for the entire comparable periods presented. Those tenants that have begun and/or ceased operations in the periods shown are not included.

(1)

All sales data is derived from schedules provided by our tenants and is not subject to the same internal control and verification procedures that are applied to the other data supplied in the Company’s supplemental package. In addition, the data is presented on a one-month lag to be consistent with the calendar year end of our tenants.

Forest City Enterprises, Inc. and Subsidiaries

Supplemental Operating Information

Leasing Summary

Retail Centers

The following tables represent those new leases and gross leasable area (“GLA”) signed on the same space in which there was a former tenant and existing tenant renewals.

Regional Malls - Quarterly
Quarter	Number of Leases Signed	GLA Signed	Contractual Rent Per Square Foot (1)(2)	Prior Rent Per Square Foot (1)(2)	Cash Basis % Change over Prior Rent
1st Quarter 2011	29	64,008	$60.70	$58.14	4%
2nd Quarter 2011	30	66,897	$79.63	$72.72	10%
3rd Quarter 2011	48	162,170	$49.53	$45.43	9%
4th Quarter 2011	59	149,030	$60.95	$55.35	10%
Total - 12 months	166	442,105	$59.55	$54.75	9%

Specialty Retail Centers - Quarterly
Quarter	Number of Leases Signed	GLA Signed	Contractual Rent Per Square Foot (1)(2)	Prior Rent Per Square Foot (1)(2)	Cash Basis % Change over Prior Rent
1st Quarter 2011	5	11,900	$48.92	$41.22	19%
2nd Quarter 2011	4	15,522	$21.04	$21.43	(2%)
3rd Quarter 2011	10	34,385	$62.29	$56.11	11%
4th Quarter 2011	10	84,952	$30.97	$27.80	11%
Total - 12 months	29	146,759	$38.71	$34.85	11%

Office Buildings

The following table represents all new leases compared to terms of all expired leases in our office portfolio over the past 12 months.

Quarterly
Quarter	Number of Leases Signed	Number of Leases Expired	GLA Signed	GLA Expired	Contractual Rent Per Square Foot (2)	Expiring Rent Per Square Foot (2)	Cash Basis % Change over Prior Rent
1st Quarter 2011	38	24	649,323	327,228	$32.56	$29.57	10%
2nd Quarter 2011	19	19	127,285	110,492	$19.22	$18.37	5%
3rd Quarter 2011	33	27	178,838	178,598	$26.20	$29.22	(10%)
4th Quarter 2011	46	33	703,488	683,121	$30.13	$27.86	8%
Total - 12 months	136	103	1,658,934	1,299,439	$29.82	$27.67	8%

(1)	Retail contractual rent per square foot includes fixed minimum rent and fixed additional charges for marketing/promotional charges and common area maintenance.

(2)

For all new leases, contractual rent per square foot is the new annualized rental rate as of rental commencement. For all expiring leases, contractual rent per square foot is the annualized rental rate at the time of expiration, which includes any applicable escalations.

Forest City Enterprises, Inc. and Subsidiaries

Supplemental Operating Information

We use NOI, along with EBDT, to assess operating performance. Comparable NOI is defined as NOI from properties opened and operated in the three months and years ended January 31, 2012 and 2011. The schedules below present Pro-Rata Comparable NOI for the three months and year ended January 31, 2012.

Comparable Net Operating Income (% change over same period prior year)

	Three Months Ended January 31, 2012	Year Ended January 31, 2012

Retail	4.7%	2.6%

Office	0.5%	(2.6%)

Residential (1)	11.9%	7.3%

Hotel	(0.6%)	0.1%

Total	4.5%	1.4%

The tables below provide the percentage change of Comparable NOI as reported in previous quarters. GAAP reconciliations for previous quarters can be found in prior supplemental packages.

Quarterly Historical Trends						Annual Historical Trends
	Three Months Ended						Years Ended
	January 31, 2012	October 31, 2011	July 31, 2011	April 30, 2011	January 31, 2011		January 31, 2012	January 31, 2011	January 31, 2010

Retail	4.7%	(1.5%)	1.6%	2.6%	3.4%	Retail	2.6%	2.2%	(3.9%)
Office	0.5%	(7.6%)	3.1%	(2.5%)	0.2%	Office	(2.6%)	2.1%	5.4%
Residential(1)	11.9%	12.0%	3.1%	4.8%	2.0%	Residential (1)	7.3%	4.3%	(3.9%)
Hotel	(0.6%)	(6.7%)	1.6%	(54.2%)	(13.4%)	Hotel	0.1%	(3.9%)	(9.9%)
Total	4.5%	(1.5%)	2.5%	0.5%	1.6%	Total	1.4%	2.4%	(0.9%)

(1)	Prior periods have been recast to exclude subsidized senior housing. The Company believes this change will improve disclosure by allowing investors to see results for the conventional apartment portfolio separated from those of the limited-dividend senior-housing properties.

Forest City Enterprises, Inc. and Subsidiaries

Supplemental Operating Information

	Net Operating Income (dollars in thousands)
	Three Months Ended January 31, 2012				Three Months Ended January 31, 2011				% Change
	Full	Less	Plus	Pro-Rata	Full	Less	Plus	Pro-Rata	Full	Pro-Rata
	Consolidation	Noncontrolling	Discontinued	Consolidation	Consolidation	Noncontrolling	Discontinued	Consolidation	Consolidation	Consolidation
	(GAAP)	Interest	Operations	(Non-GAAP)	(GAAP) (2)	Interest	Operations	(Non-GAAP)	(GAAP)	(Non-GAAP)
Commercial Group
Retail
Comparable	$59,429	$1,853	$–	$57,576	$56,967	$1,982	$–	$54,985	4.3%	4.7%
Total	58,778	1,918	–	56,860	67,109	2,915	1,132	65,326
Office Buildings
Comparable	57,548	1,791	–	55,757	57,895	2,435	–	55,460	(0.6%)	0.5%
Total	62,505	2,369	(333)	59,803	59,735	2,435	2,413	59,713
Hotels
Comparable	1,979	–	–	1,979	1,990	–	–	1,990	(0.6%)	(0.6%)
Total	1,979	–	(15)	1,964	1,990	–	351	2,341
Earnings from Commercial
Land Sales	690	–	–	690	282	–	–	282
Other (1)	(7,627)	(1,715)	–	(5,912)	4,493	(26)	–	4,519
Total Commercial Group
Comparable	118,956	3,644	–	115,312	116,852	4,417	–	112,435	1.8%	2.6%
Total	116,325	2,572	(348)	113,405	133,609	5,324	3,896	132,181
Residential Group
Apartments
Comparable	34,022	421	–	33,601	30,378	359	–	30,019	12.0%	11.9%
Total	35,041	558	–	34,483	34,537	2,255	–	32,282
Subsidized Senior Housing	2,120	(416)	–	2,536	3,351	60	–	3,291
Military Housing	9,521	585	–	8,936	7,520	–	–	7,520
Other (1)	(1,282)	114	–	(1,396)	(3,009)	170	–	(3,179)
Total Residential Group
Comparable	34,022	421	–	33,601	30,378	359	–	30, 019	12.0%	11.9%
Total	45,400	841	–	44,559	42,399	2,485	–	39,914
Total Rental Properties
Comparable	152,978	4,065	–	148,913	147,230	4,776	–	142,454	3.9%	4.5%
Total	161,725	3,413	(348)	157,964	176,008	7,809	3,896	172,095
Land Development Group	6,071	707	–	5,364	3,077	384	–	2,693
The Nets	(11,845)	–	–	(11,845)	(312)	–	–	(312)
Corporate Activities	(16,385)	–	–	(16,385)	(18,004)	–	–	(18,004)
Grand Total	$139,566	$4,120	$(348)	$135,098	$160,769	$8,193	$3,896	$156,472

(1)

Includes write-offs of abandoned development projects, non-capitalizable development costs, non-capitalizable marketing/promotional costs associated with Barclays Center and unallocated management and service company overhead, net of tax credit income.

(2)

Amounts have been recast to add back interest expense and gain (loss) on early extinguishment of debt for unconsolidated entities to NOI at full consolidation to conform to current period presentation.

Forest City Enterprises, Inc. and Subsidiaries

Supplemental Operating Information

	Net Operating Income (dollars in thousands)
	Year Ended January 31, 2012				Year Ended January 31, 2011				% Change
	Full	Less	Plus	Pro-Rata	Full	Less	Plus	Pro-Rata	Full	Pro-Rata
	Consolidation	Noncontrolling	Discontinued	Consolidation	Consolidation	Noncontrolling	Discontinued	Consolidation	Consolidation	Consolidation
	(GAAP)	Interest	Operations	(Non-GAAP)	(GAAP) (3)	Interest	Operations	(Non-GAAP)	(GAAP)	(Non-GAAP)
Commercial Group
Retail
Comparable	$229,288	$7,457	$–	$221,831	$223,633	$7,483	$–	$216,150	2.5%	2.6%
Total	246,126	9,392	–	236,734	274,793	11,379	8,894	272,308
Office Buildings
Comparable	231,117	6,633	–	224,484	240,748	10,383	–	230,365	(4.0%)	(2.6%)
Total	253,108	7,269	2,645	248,484	255,846	10,887	6,613	251,572
Hotels
Comparable	9,977	–	–	9,977	9,965	–	–	9,965	0.1%	0.1%
Total	9,977	–	1,885	11,862	9,965	–	3,016	12,981
Earnings from Commercial
Land Sales (1)	44,175	(782)	–	44,957	4,652	14	–	4,638
Other (2)	(12,867)	(2,608)	–	(10,259)	(134)	(762)	–	628
Total Commercial Group
Comparable	470,382	14,090	–	456,292	474,346	17,866	–	456,480	(0.8%)	0.0%
Total	540,519	13,271	4,530	531,778	545,122	21,518	18,523	542,127
Residential Group
Apartments
Comparable	121,487	1,701	–	119,786	112,912	1,313	–	111,599	7.6%	7.3%
Total	134,327	2,355	–	131,972	126,203	3,691	900	123,412
Subsidized Senior Housing	14,531	(65)	–	14,596	19,378	480	–	18,898
Military Housing	29,314	920	–	28,394	28,469	(37)	–	28,506
Land Sales	204	16	–	188	–	–	–	–
Other (2)	(3,788)	541	–	(4,329)	(3,377)	287	–	(3,664)
Total Residential Group
Comparable	121,487	1,701	–	119,786	112,912	1,313	–	111,599	7.6%	7.3%
Total	174,588	3,767	–	170,821	170,673	4,421	900	167,152
Total Rental Properties
Comparable	591,869	15,791	–	576,078	587,258	19,179	–	568,079	0.8%	1.4%
Total	715,107	17,038	4,530	702,599	715,795	25,939	19,423	709,279
Land Development Group	11,298	1,461	–	9,837	5,617	732	–	4,885
The Nets
Operations	(26,814)	–	–	(26,814)	(17,172)	(6,243)	–	(10,929)
Gain on disposition of partial interest	–	–	–	–	55,112	23,675	–	31,437
Total	(26,814)	–	–	(26,814)	37,940	17,432	–	20,508
Corporate Activities	(53,837)	–	–	(53,837)	(48,357)	–	–	(48,357)
Grand Total	$645,754	$18,499	$4,530	$631,785	$710,995	$44,103	$19,423	$686,315

(1)	Includes $42,622 of NOI generated from the casino land sale at full and pro-rata consolidation.
(2)	Includes write-offs of abandoned development projects, non-capitalizable development costs, non-capitalizable marketing/promotional costs associated with Barclays Center and unallocated management and service company overhead, net of tax credit income.
(3)	Amounts have been recast to add back interest expense and gain (loss) on early extinguishment of debt for unconsolidated entities to NOI at full consolidation to conform to current period presentation.

Forest City Enterprises, Inc. and Subsidiaries

Supplemental Operating Information

Net Operating Income by Product Type

Pro-Rata Consolidation (dollars in thousands)

(1)	Includes subsidized senior housing.
(2)	Includes write-offs of abandoned development projects, non-capitalizable development costs, non-capitalizable marketing/promotional costs associated with Barclays Center and unallocated management and service company overhead, net of tax credit income.

Forest City Enterprises, Inc. and Subsidiaries

Supplemental Operating Information

Net Operating Income by Core Market

Pro-Rata Consolidation (dollars in thousands)

(1)	Includes Richmond, Virginia.
(2)	Includes write-offs of abandoned development projects, non-capitalizable development costs, non-capitalizable marketing/promotional costs associated with Barclays Center and unallocated management and service company overhead, net of tax credit income.

Forest City Enterprises, Inc. and Subsidiaries

Supplemental Operating Information

Reconciliation of Net Operating Income (non-GAAP) to Net Loss (GAAP) (in thousands)

	Three Months Ended January 31, 2012					Three Months Ended January 31, 2011
			Plus					Plus
	Full	Less	Unconsolidated	Plus	Pro-Rata	Full	Less	Unconsolidated	Plus	Pro-Rata
	Consolidation	Noncontrolling	Investments at	Discontinued	Consolidation	Consolidation	Noncontrolling	Investments at	Discontinued	Consolidation
	(GAAP)	Interest	Pro-Rata	Operations	(Non-GAAP)	(GAAP)	Interest	Pro-Rata	Operations	(Non-GAAP)
Revenues from real estate operations	$281,249	$17,675	$106,313	$2,481	$372,368	$280,147	$14,172	$80,167	$14,978	$361,120
Exclude straight-line rent adjustment (1)	(5,308)	–	–	–	(5,308)	(8,532)	–	–	(627)	(9,159)
Adjusted revenues	275,941	17,675	106,313	2,481	367,060	271,615	14,172	80,167	14,351	351,961
Add interest and other income	10,001	458	342	(1)	9,884	17,859	611	381	2	17,631
Add equity in earnings (loss) of unconsolidated entities, including impairment	(43,402)	(413)	31,469	–	(11,520)	(12,742)	1,719	14,081	–	(380)
Excludes gain on disposition of unconsolidated entities	–	–	–	–	–	(15,633)	–	15,633	–	–
Exclude impairment of unconsolidated real estate	40,897	–	(40,897)	–	–	35,714	–	(35,714)	–	–
Exclude depreciation and amortization of unconsolidated entities (see below)	20,989	–	(20,989)	–	–	15,851	–	(15,851)	–	–
Exclude interest expense of unconsolidated entities	26,457	–	(26,457)	–	–	22,228	–	(22,228)	–	–
Exclude (gain) loss on early extinguishment of debt of unconsolidated entities	(114)	–	114	–	–	(2,785)	–	2,785	–	–
Adjusted total income	330,769	17,720	49,895	2,480	365,424	332,107	16,502	39,254	14,353	369,212
Operating expenses	191,427	13,600	49,895	2,828	230,550	172,078	8,309	39,254	10,457	213,480
Add back non-Real Estate depreciation and amortization (b)	847	–	–	–	847	1,091	–	–	–	1,091
Exclude straight-line rent adjustment (2)	(1,095)	–	–	–	(1,095)	(1,246)	–	–	–	(1,246)
Exclude preference payment	24	–	–	–	24	(585)	–	–	–	(585)
Adjusted operating expenses	191,203	13,600	49,895	2,828	230,326	171,338	8,309	39,254	10,457	212,740
Net operating income	139,566	4,120	–	(348)	135,098	160,769	8,193	–	3,896	156,472
Interest expense	(64,128)	(2,823)	(26,457)	(106)	(87,868)	(69,387)	(3,047)	(22,228)	(1,848)	(90,416)
Gain (loss) on early extinguishment of debt	256	134	114	–	236	(31,688)	–	2,785	–	(28,903)
Equity in (earnings) loss of unconsolidated entities, including impairment	43,402	413	(31,469)	–	11,520	12,742	(1,719)	(14,081)	–	380
Gain on disposition of unconsolidated entities	–	–	–	–	–	15,633	–	–	–	15,633
Impairment of unconsolidated real estate	(40,897)	–	–	–	(40,897)	(35,714)	–	–	–	(35,714)
Depreciation and amortization of unconsolidated entities (see above)	(20,989)	–	20,989	–	–	(15,851)	–	15,851	–	–
Interest expense of unconsolidated entities (see above)	(26,457)	–	26,457	–	–	(22,228)	–	22,228	–	–
Gain (loss) on early extinguishment of debt of unconsolidated entities (see above)	114	–	(114)	–	–	2,785	–	(2,785)	–	–
Net gain (loss) on disposition of rental properties and partial interests in rental properties	2,255	–	–	11,859	14,114	–	–	–	46,527	46,527
Impairment of consolidated real estate	(113,804)	(243)	–	–	(113,561)	–	–	–	–	–
Depreciation and amortization –Real Estate Groups (a)	(53,003)	(707)	(20,131)	(215)	(72,642)	(57,953)	(1,575)	(15,237)	(1,764)	(73,379)
Amortization of mortgage procurement costs –Real Estate Groups (c)	(2,797)	(86)	(858)	(2)	(3,571)	(2,849)	(117)	(614)	(271)	(3,617)
Straight-line rent adjustment (1) + (2)	4,213	–	–	–	4,213	7,286	–	–	627	7,913
Preference payment	24	–	–	–	24	(585)	–	–	–	(585)
Earnings (loss) before income taxes	(132,245)	808	(31,469)	11,188	(153,334)	(37,040)	1,735	(14,081)	47,167	(5,689)
Income tax provision	64,179	–	–	(4,711)	59,468	23,354	–	–	(19,118)	4,236
Equity in earnings (loss) of unconsolidated entities, including impairment	(43,402)	(413)	31,469	–	(11,520)	(12,742)	1,719	14,081	–	(380)
Earnings (loss) from continuing operations	(111,468)	395	–	6,477	(105,386)	(26,428)	3,454	–	28,049	(1,833)
Discontinued operations, net of tax	5,904	(573)	–	(6,477)	–	30,030	1,981	–	(28,049)	–
Net earnings (loss)	(105,564)	(178)	–	–	(105,386)	3,602	5,435	–	–	(1,833)
Noncontrolling interests
Earnings from continuing operations attributable to noncontrolling interests	(395)	(395)	–	–	–	(3,454)	(3,454)	–	–	–
(Earnings) loss from discontinued operations attributable to noncontrolling interests	573	573	–	–	–	(1,981)	(1,981)	–	–	–
Noncontrolling interests	178	178	–	–	–	(5,435)	(5,435)	–	–	–
Net loss attributable to Forest City Enterprises, Inc.	$(105,386)	$–	$–	$–	$(105,386)	$(1,833)	$–	$–	$–	$(1,833)
Preferred dividends	(3,850)	–	–	–	(3,850)	(3,850)	–	–	–	(3,850)
Net loss attributable to Forest City Enterprises, Inc. common shareholders	$(109,236)	$–	$–	$–	$(109,236)	$(5,683)	$–	$–	$–	$(5,683)
(a) Depreciation and amortization –Real Estate Groups	$53,003	$707	$20,131	$215	$72,642	$57,953	$1,575	$15,237	$1,764	$73,379
(b) Depreciation and amortization –Non-Real Estate	847	–	–	–	847	1,091	–	–	–	1,091
Total depreciation and amortization	$53,850	$707	$20,131	$215	$73,489	$59,044	$1,575	$15,237	$1,764	$74,470
(c) Amortization of mortgage procurement costs –Real Estate Groups	$2,797	$86	$858	$2	$3,571	$2,849	$117	$614	$271	$3,617
(d) Amortization of mortgage procurement costs –Non-Real Estate	–	–	–	–	–	–	–	–	–	–
Total amortization of mortgage procurement costs	$2,797	$86	$858	$2	$3,571	$2,849	$117	$614	$271	$3,617

Forest City Enterprises, Inc. and Subsidiaries

Supplemental Operating Information

Reconciliation of Net Operating Income (non-GAAP) to Net Earnings (Loss) (GAAP) (in thousands) (continued)

	Year Ended January 31, 2012					Year Ended January 31, 2011
			Plus					Plus
	Full	Less	Unconsolidated	Plus	Pro-Rata	Full	Less	Unconsolidated	Plus	Pro-Rata
	Consolidation	Noncontrolling	Investments at	Discontinued	Consolidation	Consolidation	Noncontrolling	Investments at	Discontinued	Consolidation
	(GAAP)	Interest	Pro-Rata	Operations	(Non-GAAP)	(GAAP)	Interest	Pro-Rata	Operations	(Non-GAAP)
Revenues from real estate operations	$1,089,977	$56,108	$385,521	$23,173	$1,442,563	$1,117,649	$54,119	$316,900	$63,560	$1,443,990
Exclude straight-line rent adjustment (1)	(11,134)	–	–	(571)	(11,705)	(21,697)	–	–	(1,795)	(23,492)
Adjusted revenues	1,078,843	56,108	385,521	22,602	1,430,858	1,095,952	54,119	316,900	61,765	1,420,498
Add interest and other income	52,114	1,370	989	2	51,735	52,818	2,635	15,666	14	65,863
Add gain on disposition of partial interests in other investment -Nets	–	–	–	–	–	55,112	23,675	–	–	31,437
Add equity in earnings (loss) of unconsolidated entities, including impairment	(61,039)	(185)	34,545	–	(26,309)	(30,194)	(4,613)	19,507	–	(6,074)
Excludes gain on disposition of unconsolidated entities	(12,567)	–	12,567	–	–	(23,461)	–	23,461	–	–
Exclude impairment of unconsolidated real estate	82,186	–	(82,186)	–	–	72,459	–	(72,459)	–	–
Exclude depreciation and amortization of unconsolidated entities (see below)	70,870	–	(70,870)	–	–	54,439	–	(54,439)	–	–
Exclude interest expense of unconsolidated entities	100,958	–	(100,958)	–	–	81,184	–	(81,184)	–	–
Exclude (gain) loss on early extinguishment of debt of unconsolidated entities	366	–	(366)	–	–	(2,760)	–	2,760	–	–
Adjusted total income	1,311,731	57,293	179,242	22,604	1,456,284	1,355,549	75,816	170,212	61,779	1,511,724
Operating expenses	668,959	38,794	179,242	18,074	827,481	647,199	31,713	169,265	42,356	827,107
Add back non-Real Estate depreciation and amortization (b)	3,247	–	–	–	3,247	5,028	–	878	–	5,906
Add back amortization of mortgage procurement costs for non-Real Estate Groups (d)	–	–	–	–	–	–	–	69	–	69
Exclude straight-line rent adjustment (2)	(4,497)	–	–	–	(4,497)	(5,332)	–	–	–	(5,332)
Exclude preference payment	(1,732)	–	–	–	(1,732)	(2,341)	–	–	–	(2,341)
Adjusted operating expenses	665,977	38,794	179,242	18,074	824,499	644,554	31,713	170,212	42,356	825,409
Net operating income	645,754	18,499	–	4,530	631,785	710,995	44,103	–	19,423	686,315
Interest expense	(261,037)	(11,989)	(100,958)	(2,123)	(352,129)	(309,766)	(16,774)	(81,184)	(9,482)	(383,658)
Gain (loss) on early extinguishment of debt	9,590	1,641	(366)	–	7,583	(21,035)	247	2,760	–	(18,522)
Equity in (earnings) loss of unconsolidated entities, including impairment	61,039	185	(34,545)	–	26,309	30,194	4,613	(19,507)	–	6,074
Gain on disposition of unconsolidated entities	12,567	–	–	–	12,567	23,461	–	–	–	23,461
Impairment of unconsolidated real estate	(82,186)	–	–	–	(82,186)	(72,459)	–	–	–	(72,459)
Depreciation and amortization of unconsolidated entities (see above)	(70,870)	–	70,870	–	–	(54,439)	–	54,439	–	–
Interest expense of unconsolidated entities (see above)	(100,958)	–	100,958	–	–	(81,184)	–	81,184	–	–
Gain (loss) on early extinguishment of debt of unconsolidated entities (see above)	(366)	–	366	–	–	2,760	–	(2,760)	–	–
Net gain on disposition of rental properties and partial interests in rental properties	17,665	–	–	51,796	69,461	202,878	–	–	47,092	249,970
Impairment of consolidated real estate	(119,324)	(243)	–	(10,257)	(129,338)	(4,763)	(1,526)	–	(81,643)	(84,880)
Depreciation and amortization –Real Estate Groups (a)	(215,354)	(4,659)	(67,855)	(3,154)	(281,704)	(229,700)	(6,384)	(52,194)	(10,532)	(286,042)
Amortization of mortgage procurement costs –Real Estate Groups (c)	(11,812)	(513)	(3,015)	(356)	(14,670)	(11,484)	(444)	(2,245)	(1,056)	(14,341)
Straight-line rent adjustment (1) + (2)	6,637	–	–	571	7,208	16,365	–	–	1,795	18,160
Preference payment	(1,732)	–	–	–	(1,732)	(2,341)	–	–	–	(2,341)
Earnings (loss) before income taxes	(110,387)	2,921	(34,545)	41,007	(106,846)	199,482	23,835	(19,507)	(34,403)	121,737
Income tax provision	64,344	–	–	(17,675)	46,669	(70,126)	–	–	12,511	(57,615)
Equity in earnings (loss) of unconsolidated entities, including impairment	(61,039)	(185)	34,545	–	(26,309)	(30,194)	(4,613)	19,507	–	(6,074)
Earnings (loss) from continuing operations	(107,082)	2,736	–	23,332	(86,486)	99,162	19,222	–	(21,892)	58,048
Discontinued operations, net of tax	106,514	83,182	–	(23,332)	–	(13,764)	8,128	–	21,892	–
Net earnings (loss)	(568)	85,918	–	–	(86,486)	85,298	27,350	–	–	58,048
Noncontrolling interests
Earnings from continuing operations attributable to noncontrolling interests	(2,736)	(2,736)	–	–	–	(19,222)	(19,222)	–	–	–
Earnings from discontinued operations attributable to noncontrolling interests	(83,182)	(83,182)	–	–	–	(8,128)	(8,128)	–	–	–
Noncontrolling interests	(85,918)	(85,918)	–	–	–	(27,350)	(27,350)	–	–	–
Net earnings (loss) attributable to Forest City Enterprises, Inc.	$(86,486)	$–	$–	$–	$(86,486)	$58,048	$–	$–	$–	$58,048
Preferred dividends	(15,400)	–	–	–	(15,400)	(11,807)	–	–	–	(11,807)
Net earnings (loss) attributable to Forest City Enterprises, Inc. common shareholders	$(101,886)	$–	$–	$–	$(101,886)	$46,241	$–	$–	$–	$46,241
(a) Depreciation and amortization –Real Estate Groups	$215,354	$4,659	$67,855	$3,154	$281,704	$229,700	$6,384	$52,194	$10,532	$286,042
(b) Depreciation and amortization –Non-Real Estate	3,247	–	–	–	3,247	5,028	–	878	–	5,906
Total depreciation and amortization	$218,601	$4,659	$67,855	$3,154	$284,951	$234,728	$6,384	$53,072	$10,532	$291,948
(c) Amortization of mortgage procurement costs –Real Estate Groups	$11,812	$513	$3,015	$356	$14,670	$11,484	$444	$2,245	$1,056	$14,341
(d) Amortization of mortgage procurement costs –Non-Real Estate	–	–	–	–	–	–	–	69	–	69
Total amortization of mortgage procurement costs	$11,812	$513	$3,015	$356	$14,670	$11,484	$444	$2,314	$1,056	$14,410

Forest City Enterprises, Inc. and Subsidiaries

Supplemental Operating Information

Results of Operations

Net Earnings (Loss) Attributable to Forest City Enterprises, Inc. –Net loss attributable to Forest City Enterprises, Inc. for the year ended January 31, 2012 was $86,486,000 versus net earnings of $58,048,000 for the year ended January 31, 2011. Although we have substantial recurring revenue sources from our properties, we also enter into significant transactions, which create substantial variances in net earnings (loss) between periods. This variance to the prior year is primarily attributable to the following decreases, which are net of noncontrolling interest:

•

$176,192,000 related to the 2010 gain on disposition of partial interest in seven mixed-use University Park life science properties in Cambridge, Massachusetts, related to the formation of a new joint venture with an outside partner;

•	$54,185,000 related to the 2011 increase in impairment charges of consolidated (including discontinued operations) and unconsolidated entities;

•	$31,437,000 related to the 2010 gain on disposition of partial interest in The Nets;

•

$29,342,000 related to the 2010 gain on disposition of partial interest in The Grand, Lenox Club and Lenox Park, apartment communities in the Washington D.C. metropolitan area, related to the formation of a new joint venture with an outside partner;

•	$14,739,000 related to a 2011 increase in allocated losses from our equity investment in The Nets;

•

$10,894,000 related to the 2010 gains on disposition of our unconsolidated investments exceeding 2011. The 2011 gains related to Metropolitan Lofts and Twin Lake Towers, apartment communities in Los Angeles, California and Denver, Colorado, respectively, while the 2010 gains primarily related to Millender Center, a mixed-use property in Detroit, Michigan, and Woodbridge Crossing, a specialty retail center in Woodbridge, New Jersey;

•

$9,649,000 related to the lease up losses of 8 Spruce Street, an apartment community in Manhattan, New York, currently being opened in phases. This property was consolidated until a recapitalization transaction in July 2011 which resulted in joint control of the investment;

•	$4,683,000 related to a decrease in income recognized on the sale of state and federal Historic Preservation Tax Credits and New Market Tax Credits in 2011 compared to 2010; and

•	$4,200,000 related to increases in professional fees associated with strategic planning and process improvement initiatives in 2011 compared to 2010.

These decreases were partially offset by the following increases, net of noncontrolling interest:

•	$42,622,000 related to the 2011 sale of land and air rights for development of a casino in downtown Cleveland, Ohio;

•	$26,105,000 (which includes $3,126,000 for unconsolidated entities) related to gains on extinguishment of debt in 2011 compared to losses on extinguishment of debt in 2010;

•

$9,561,000 due to the 2011 gain on disposition of partial interests in 15 retail properties in the New York City metropolitan area, related to the formation of new joint venture agreements with an outside partner;

•

$6,359,000 related to a decrease in interest expense on our corporate debt due primarily to decreased borrowings on our revolving credit facility and lower interest attributable to our senior and subordinated debt;

•

$5,849,000 related to the 2011 gain on disposition of partial interest in the Mall at Stonecrest, a regional mall in Atlanta, Georgia, related to the formation of a new joint venture with an outside partner;

•

$4,704,000 related to the 2011 gains on disposition of rental properties exceeding 2010 gains. The 2011 gains related to Waterfront Station – East 4th & West 4th Buildings, office buildings in Washington, D.C., Charleston Marriott, a hotel in Charleston, West Virginia, 250 Huron, an office building in Cleveland, Ohio, and Ritz-Carlton, a hotel in Cleveland, Ohio. The 2010 gains related to Simi Valley Town Center, a regional mall in Simi Valley, California, Saddle Rock Village, a specialty retail center in Aurora, Colorado, 101 San Fernando, an apartment community in San Jose, California, and an investment in a triple net lease retail property located in Pueblo, Colorado;

Forest City Enterprises, Inc. and Subsidiaries

Supplemental Operating Information

•	$2,656,000 related to transaction costs expensed during 2010 that were incurred in connection with a potential partial disposition of certain rental properties that did not occur;

•	$2,255,000 related to the 2011 gain on the sale of an annex building containing 8 units adjacent to our Dallas Wilson Building, an apartment building in Dallas, Texas; and

•

$104,284,000 due to decreased income tax expense attributable to both continuing and discontinued operations primarily related to the fluctuations in earnings (loss) before income taxes and pre-tax earnings (loss) including gains included in discontinued operations. These fluctuations are primarily due to the various transactions discussed herein.

Net Operating Income (NOI) from Real Estate Groups – NOI, a non-GAAP measure, is defined as revenues (excluding straight-line rent adjustments) less operating expenses (including depreciation and amortization and amortization of mortgage procurement costs for non-real estate groups) plus interest income plus equity in earnings (loss) of unconsolidated entities (excluding gain on disposition and impairment of unconsolidated entities) plus interest expense, gain (loss) on early extinguishment of debt, depreciation and amortization of unconsolidated entities. We believe NOI provides us, as well as our investors, additional information about our core business operations and, along with earnings, is necessary to understand our business and operating results.

Full Consolidation – Under the full consolidation method (GAAP), NOI from the combination of the Commercial Group and the Residential Group (“Rental Properties”) for the three months ended January 31, 2012 was $161,725,000 compared to $176,008,000 for the three months ended January 31, 2011, a 8.1% decrease. NOI for the year ended January 31, 2012 was $715,107,000, remaining flat compared to $715,795,000 for the year ended January 31, 2011.

Pro-Rata Consolidation – Management also analyzes property NOI using the pro-rata consolidation method because it provides operating data at our ownership share, and we publicly disclose and discuss our performance using this method of consolidation to complement our GAAP disclosures. Under the pro-rata consolidation method, NOI from Rental Properties for the three months ended January 31, 2012 was $157,964,000 compared to $172,095,000 for the three months ended January 31, 2011, a 8.2% decrease. NOI for the year ended January 31, 2012 was $702,599,000 compared to $709,279,000 for the year ended January 31, 2011, a 0.9% decrease. The primary drivers of the fiscal year change were the NOI generated from the casino land sale within the Commercial Group of $42,622,000 offset by reduced NOI from our joint venture transactions.

Comparable NOI increased 4.5% for the three months ended January 31, 2012 compared to the prior year. Retail, office and our residential portfolio comparable NOI increased 4.7%, 0.5% and 11.9%, respectively, and hotel comparable NOI decreased 0.6%. Comparable NOI increased 1.4% for the year ended January 31, 2012 compared to the prior year. Retail, residential and hotel comparable NOI increased 2.6%, 7.3%, and 0.1%, respectively, while office comparable NOI decreased 2.6%.

Capital Expenditures for our Operating Portfolio –Our diversified real estate portfolio requires certain capital expenditures, including tenant improvements, to maintain and improve its operating performance. During the year ended January 31, 2012 we invested $80,152,000 at pro-rata consolidation ($51,799,000 at full consolidation) in capital expenditures for our operating portfolio as compared to $84,020,000 at pro-rata consolidation ($69,984,000 at full consolidation) during the year ended January 31, 2011.

Forest City Enterprises, Inc. and Subsidiaries

Supplemental Operating Information

EBDT –We use an additional measure, along with net earnings, to report our operating results. This non-GAAP measure, referred to as EBDT, is not a measure of operating results or cash flows from operations as defined by GAAP and may not be directly comparable to similarly-titled measures reported by other companies.

We believe that EBDT provides additional information about our core operations and, along with net earnings, is necessary to understand our operating results. EBDT is used by the chief operating decision maker and management in assessing operating performance and to consider capital requirements and allocation of resources by segment and on a consolidated basis. We believe EBDT is important to investors because it provides another method for the investor to measure our long-term operating performance as net earnings can vary from year to year due to property dispositions, acquisitions and other factors that have a short-term impact.

EBDT is defined as net earnings excluding the following items: i) gain (loss) on disposition of rental properties, divisions and other investments (net of tax); ii) the adjustment to recognize rental revenues and rental expense using the straight-line method; iii) non-cash charges for real estate depreciation, amortization, and amortization of mortgage procurement costs; iv) deferred income taxes; v) preferred payment which is classified as noncontrolling interest expense on our Consolidated Statement of Operations; vi) impairment of real estate (net of tax); vii) extraordinary items (net of tax); viii) cumulative or retrospective effect of change in accounting principle (net of tax); and ix) revisions of prior period financial statements.

We reconcile EBDT to net earnings (loss), the most comparable financial measure calculated in accordance with GAAP. The adjustment to recognize rental revenues and rental expenses on the straight-line method is excluded because it is management’s opinion that rental revenues and expenses should be recognized when due from the tenants or due to the landlord. We exclude depreciation and amortization expense related to real estate operations from EBDT because we believe the values of our properties, in general, have appreciated over time in excess of their original cost. Deferred income taxes, which are the result of timing differences of certain income and expense items which are to be realized in a future year for federal income tax purposes, are excluded until the year in which they are reflected in our current tax provision. The impairment of real estate is excluded from EBDT because it varies from year to year based on factors unrelated to our overall financial performance and is related to the ultimate gain on dispositions of operating properties. Our EBDT may not be directly comparable to similarly-titled measures reported by other companies.

Effective during the year ended January 31, 2012, under the direction of the Company’s chief operating decision maker, EBDT which is provided in order to assess performance for the Real Estate Groups and The Nets was on a pre-tax basis. The Corporate Activity segment controls the tax strategies and evaluates results on a consolidated basis. As a result, beginning February 1, 2011, the Company no longer allocates income tax expense (benefit) to the Real Estate Groups or The Nets. In addition, based on the consolidated evaluation of income taxes, it was determined that EBDT would exclude all deferred income taxes instead of just those attributable to the Real Estate Groups.

Our EBDT for the three months ended January 31, 2012 increased by $15,676,000 or 36.3% to $58,825,000 from $43,149,000 for the three months ended January 31, 2011. The fluctuations in EBDT by Segment are as follows:

•

Our Commercial and Residential Segments combined provided a pre-tax EBDT decrease of $14,351,000. This is primarily related to reduced EBDT from properties sold of $8,617,000, decreased income recognized from state and federal Historic Preservation and New Market tax credits of $7,826,000, decreased EBDT from the change in fair market value of derivatives between the comparable periods which were marked to market through interest expense of $4,706,000, reduced EBDT from new property openings of $3,037,000 primarily due to lease up losses at Westchester’s Ridge Hill and Foundry Lofts partially offset by the ramp up of other new property openings, decreased gains on early extinguishment of nonrecourse mortgage debt of $2,550,000, and increased operating expenses due to an unfavorable judgment from litigation at Easthaven at the Village arising from a building fire in 2007 of $2,400,000. These decreases in the portfolio were partially offset by decreased write-offs of abandoned development projects of $7,507,000, increased NOI on our mature portfolio of $6,459,000, and decreased interest expense on our mature portfolio of $5,427,000;

•	Our Land Segment provided a pre-tax EBDT increase of $2,700,000, primarily due to an increase in sales activity from the previous comparable quarter;

•	The Nets provided a pre-tax EBDT decrease of $11,533,000 due to the increase in our allocated losses;

•

Corporate pre-tax EBDT increased $34,497,000 primarily due to the nonrecurring 2010 loss on early extinguishment of debt on the exchange of a portion of our Senior Notes for Class A common stock of $31,689,000; and

•	EBDT was favorably impacted by a larger tax benefit of $4,363,000 compared to prior year.

Forest City Enterprises, Inc. and Subsidiaries

Supplemental Operating Information

Our EBDT for the year ended January 31, 2012 increased by $24,509,000 or 7.9% to $334,384,000 from $309,875,000 for the year ended January 31, 2011. The fluctuations in EBDT by Segment are as follows:

•

Our Commercial and Residential Segments combined provided a pre-tax EBDT increase of $26,320,000. This is primarily related to the 2011 sale of land and air rights to Rock Ohio of $42,622,000, increased gains on early extinguishment of nonrecourse mortgage debt of $11,483,000, decreased interest expense on our mature portfolio of $8,618,000, and increased NOI on our mature portfolio of $7,999,000. These increases in the portfolio were partially offset by reduced EBDT from properties sold of $27,057,000, reduced EBDT from new property openings of $5,138,000 primarily due to lease up losses at 8 Spruce Street, Westchester’s Ridge Hill, Presidio Landmark and Foundry Lofts and partially offset by the ramp up of other new property openings, and reduced EBDT from subsidized senior housing of $3,872,000 primarily due to the 2010 income from Housing and Urban Development (HUD) replacement reserve;

•

Our Land Segment provided a pre-tax EBDT increase of $6,698,000, partially due to the 2011 gain on early extinguishment of nonrecourse mortgage debt of $1,926,000. The remaining EBDT increase of $4,772,000 was from an increase in sales activity from the previous comparable period;

•

The Nets provided a pre-tax EBDT decrease of $46,176,000, primarily due to the nonrecurring 2010 gain on disposition of partial interest of $31,437,000. The remaining EBDT decrease is due to the increase in our allocated losses of $14,739,000;

•

Corporate pre-tax EBDT increased $14,262,000. This pre-tax EBDT increase is primarily due to decreased losses on early extinguishment of debt on exchanges of portions of our Senior Notes of $12,696,000; and

•	EBDT was favorably impacted by a larger tax benefit of $23,405,000 compared to prior year.

Forest City Enterprises, Inc. and Subsidiaries

Supplemental Operating Information

Forest City Enterprises, Inc. and Subsidiaries

Supplemental Operating Information

Forest City Enterprises, Inc. and Subsidiaries

Supplemental Operating Information

Summary of EBDT –The information in the following tables present amounts for both full consolidation and pro-rata consolidation, providing a reconciliation of the difference between the two methods, as well as a reconciliation from NOI to EBDT to net earnings (loss). Under the pro-rata consolidation method, we present our partnership investments proportionate to our pro-rata share for each line item of our consolidated financial statements. Under full consolidation, partnership assets and liabilities are reported as consolidated at 100% if deemed under our control or if we are deemed to be the primary beneficiary for investments in VIEs, or on the equity method of accounting if we do not have control or are not the primary beneficiary for investments in VIEs.

Reconciliation of Net Earnings (Loss) to Earnings Before Depreciation, Amortization and Deferred Taxes (EBDT)

	Three Months Ended January 31,		Years Ended January 31,

	2012	2011	2012	2011

	(in thousands)		(in thousands)
Net earnings (loss) attributable to Forest City Enterprises, Inc.	$(105,386)	$(1,833)	$(86,486)	$58,048
Depreciation and amortization – Real Estate Groups (4)	72,642	73,379	281,704	286,042
Amortization of mortgage procurement costs – Real Estate Groups (4)	3,571	3,617	14,670	14,341
Deferred income tax expense (benefit) (5)	(57,122)	(3,490)	(48,508)	54,522
Remove non-Real Estate deferred taxes for 2010 only (5)	–	(5,282)	–	(18,478)

Current income tax expense (benefit) on non-operating earnings: (5)
Gain on disposition of rental properties and partial interest in rental properties	(935)	5,532	38,244	41,409
Gain on disposition included in discontinued operations	8,948	5,000	11,740	4,902

Straight-line rent adjustment (2)	(4,213)	(7,913)	(7,208)	(18,160)
Preference payment (3)	(24)	585	1,732	2,341
Impairment of consolidated real estate, net of noncontrolling interest	113,561	–	119,081	3,237
Impairment of unconsolidated real estate	40,897	35,714	82,186	72,459
Gain on disposition of rental properties and partial interest in rental properties	(2,255)	–	(17,665)	(202,878)
Gain on disposition of unconsolidated entities	–	(15,633)	(12,567)	(23,461)
Allowance for projects under development revision	1,000	–	(1,000)	1,000
Discontinued operations: (1)
Gain on disposition of rental properties	(11,859)	(46,527)	(133,554)	(51,303)
Impairment of real estate	–	–	10,257	81,643
Noncontrolling interest – Gain on disposition	–	–	81,758	4,211

Earnings Before Depreciation, Amortization and Deferred Taxes (EBDT)	$58,825	$43,149	$334,384	$309,875

EBDT Per Share
Numerator (in thousands):
EBDT	$58,825	$43,149	$334,384	$309,875
If-Converted Method (Pro forma numerator adjustment for interest, net of tax):
3.625% Puttable Senior Notes due 2014	1,110	1,110	4,438	4,438
5% Convertible Senior Notes due 2016	382	1,521	1,867	6,113
4.25% Convertible Senior Notes due 2018	2,277	–	4,882	–

EBDT for per share data	$62,594	$45,780	$345,571	$320,426

Denominator
Weighted average shares outstanding – Basic	169,157,392	155,643,554	168,170,650	155,485,243
Effect of stock options and restricted stock	646,943	803,779	821,739	550,730
Effect of convertible preferred stock	14,550,257	14,550,257	14,550,257	13,115,165
Effect of convertible debt	33,499,503	28,047,083	26,838,208	28,111,373
Effect of convertible Class A Common Units	3,646,755	3,646,755	3,646,755	3,646,755

Weighted average shares outstanding – Diluted	221,500,850	202,691,428	214,027,609	200,909,266

EBDT Per Share	$0.28	$0.23	$1.61	$1.59

EBDT Per Share
Quarterly Historical Trends	Three Months Ended
	January 31, 2012	October 31, 2011	July 31, 2011	April 30, 2011	January 31, 2011
Numerator (in thousands):
EBDT	$58,825	$77,477	$70,706	$127,376	$43,149
If-Converted Method (Pro forma numerator adjustment for interest, net of tax):
3.625% Puttable Senior Notes due 2014	1,110	1,110	1,110	1,110	1,110
5% Convertible Senior Notes due 2016	382	382	413	688	1,521
4.25% Convertible Senior Notes due 2018	2,277	2,277	329	–	–
EBDT for per share data	$62,594	$81,246	$72,558	$129,174	$45,780
Denominator
Weighted average shares outstanding – Basic	169,157,392	169,150,429	168,788,754	165,498,904	155,643,554
Effect of stock options and restricted stock	646,943	566,701	1,019,210	1,054,102	803,779
Effect of convertible preferred stock	14,550,257	14,550,257	14,550,257	14,550,257	14,550,257
Effect of convertible debt	33,499,503	33,499,503	19,912,982	20,225,204	28,047,083
Effect of convertible Class A Common Units	3,646,755	3,646,755	3,646,755	3,646,755	3,646,755
Weighted average shares outstanding -Diluted	221,500,850	221,413,645	207,917,958	204,975,222	202,691,428
EBDT Per Share	$0.28	$0.37	$0.35	$0.63	$0.23

Forest City Enterprises, Inc. and Subsidiaries

Supplemental Operating Information

Reconciliation of Net Earnings to Earnings Before Depreciation, Amortization and Deferred Taxes (EBDT) (continued)

(1)	All earnings of properties which have been sold or are held for sale are reported as discontinued operations assuming no significant continuing involvement.

(2)

The Company recognizes minimum rents on a straight-line basis over the term of the related lease pursuant to accounting for leases. The straight-line rent adjustment is recorded as an increase or decrease to revenue or operating expense, with the applicable offset to either accounts receivable or accounts payable.

(3)

The preference payment represents the respective period’s share of the annual preferred payment in connection with the issuance of Class A Common Units in exchange for Bruce C. Ratner’s noncontrolling interest in the Forest City Ratner Companies portfolio.

(4)	The following table provides detail of depreciation and amortization and amortization of mortgage procurement costs presented in thousands.

	Depreciation and Amortization				Amortization of Mortgage Procurement Costs
	Three Months Ended January 31,		Years Ended January 31,		Three Months Ended January 31,		Years Ended January 31,
	2012	2011	2012	2011	2012	2011	2012	2011
Full Consolidation	$53,850	$59,044	$218,601	$234,728	$2,797	$2,849	$11,812	$11,484
Non-Real Estate	(847)	(1,091)	(3,247)	(5,028)	–	–	–	–
Real Estate Groups Full Consolidation	53,003	57,953	215,354	229,700	2,797	2,849	11,812	11,484
Real Estate Groups related to noncontrolling interest	(707)	(1,575)	(4,659)	(6,384)	(86)	(117)	(513)	(444)
Real Estate Groups Unconsolidated	20,131	15,237	67,855	52,194	858	614	3,015	2,245
Real Estate Groups Discontinued Operations	215	1,764	3,154	10,532	2	271	356	1,056
Real Estate Groups Pro-Rata Consolidation	$72,642	$73,379	$281,704	$286,042	$3,571	$3,617	$14,670	$14,341

(5)	The following table provides detail of Income Tax Expense (Benefit):

	0000000	0000000	0000000	0000000

	Three Months Ended January 31,		Years Ended January 31,

	2012	2011	2012	2011

	(in thousands)		(in thousands)
Current taxes
Operating earnings	$(10,405)	$(10,576)	$(47,544)	$(40,807)
Gain on disposition of rental properties and partial interest in rental properties	(935)	5,532	38,244	41,409

Subtotal	(11,340)	(5,044)	(9,300)	602

Discontinued operations
Operating earnings	46	(702)	(601)	(2,411)
Gain on disposition of rental properties and partial interest in rental properties	8,948	5,000	11,740	4,902

Subtotal	8,994	4,298	11,139	2,491

Total Current taxes	(2,346)	(746)	1,839	3,093

Deferred taxes
Continuing operations	(52,839)	(18,310)	(55,044)	69,524
Discontinued operations	(4,283)	14,820	6,536	(15,002)

Total Deferred taxes	(57,122)	(3,490)	(48,508)	54,522

Grand Total	$(59,468)	$(4,236)	$(46,669)	$57,615

2010 Recap of Grand Total:
Real Estate Groups
Current		$2,629		$23,593
Deferred		(8,772)		36,044

		(6,143)		59,637

Non-Real Estate Groups
Current		(3,375)		(20,500)
Deferred		5,282		18,478

		1,907		(2,022)

Grand Total		$(4,236)		$57,615

Forest City Enterprises, Inc. and Subsidiaries

Supplemental Operating Information

Schedule of Retail Lease Expirations as of January 31, 2012

EXPIRATION YEAR	NUMBER OF EXPIRING LEASES	SQUARE FEET OF EXPIRING LEASES (3)	PERCENTAGE OF TOTAL LEASED GLA (1)	NET BASE RENT EXPIRING (2)	PERCENTAGE OF TOTAL BASE RENT	AVERAGE BASE RENT PER SQUARE FEET EXPIRING (3)
2012	275	909,858	7.05%	$18,848,095	7.36%	$27.01
2013	343	1,254,649	9.73	26,797,228	10.47	26.94
2014	292	1,159,467	8.99	22,305,708	8.72	28.14
2015	208	836,163	6.48	18,776,849	7.34	29.59
2016	270	1,436,411	11.14	31,815,105	12.43	35.65
2017	163	1,151,190	8.93	22,727,546	8.88	26.49
2018	160	738,457	5.72	18,814,575	7.35	28.16
2019	121	1,056,906	8.20	20,306,946	7.94	25.13
2020	107	837,916	6.50	16,970,522	6.63	30.40
2021	130	1,323,344	10.26	26,225,658	10.25	30.15
Thereafter	74	2,192,356	17.00	32,334,403	12.63	20.65

Total	2,143	12,896,717	100.00%	$255,922,635	100.00%	$27.56

(1)	GLA = Gross Leasable Area.
(2)

Net base rent expiring is an operating statistic and is not comparable to rental revenue, a GAAP financial measure. The primary differences arise because net base rent is determined using the tenant’s contractual rental agreements at our ownership share of the base rental income from expiring leases as determined within the rent agreement and it does not include adjustments such as the impact of straight-line rent, amortization of intangible assets related to in-place leases, above and below market leases, and contingent rental payments (which are not reasonably estimable).

(3)	Square feet of expiring leases and average base rent per square feet are operating statistics that represent 100% of the square footage and base rental income per square foot from expiring leases.

Forest City Enterprises, Inc. and Subsidiaries

Supplemental Operating Information

Schedule of Office Lease Expirations as of January 31, 2012

EXPIRATION YEAR	NUMBER OF EXPIRING LEASES	SQUARE FEET OF EXPIRING LEASES (3)	PERCENTAGE OF TOTAL LEASED GLA (1)	NET BASE RENT EXPIRING (2)	PERCENTAGE OF TOTAL BASE RENT	AVERAGE BASE RENT PER SQUARE FEET EXPIRING (3)
2012	102	980,801	8.77%	$25,144,510	8.38%	$31.48
2013	95	1,136,706	10.17	25,084,388	8.36	22.73
2014	73	759,301	6.79	15,743,907	5.25	32.38
2015	44	461,184	4.13	8,850,686	2.95	22.16
2016	61	983,434	8.80	22,746,109	7.58	30.00
2017	29	464,444	4.15	11,097,049	3.70	25.66
2018	27	1,253,718	11.21	34,646,554	11.54	32.07
2019	25	896,768	8.02	16,013,570	5.34	25.11
2020	14	1,044,824	9.34	27,856,087	9.28	33.06
2021	11	663,981	5.94	10,389,551	3.46	20.42
Thereafter	35	2,535,635	22.68	102,502,355	34.16	42.08

Total	516	11,180,796	100.00%	$300,074,766	100.00%	$31.34

(1)	GLA = Gross Leasable Area.
(2)

Net base rent expiring is an operating statistic and is not comparable to rental revenue, a GAAP financial measure. The primary differences arise because net base rent is determined using the tenant’s contractual rental agreements at our ownership share of the base rental income from expiring leases as determined within the rent agreement and it does not include adjustments such as the impact of straight-line rent, amortization of intangible assets related to in-place leases, above and below market leases, and contingent rental payments (which are not reasonably estimable).

(3)	Square feet of expiring leases and average base rent per square feet are operating statistics that represent 100% of the square footage and base rental income per square foot from expiring leases.

Forest City Enterprises, Inc. and Subsidiaries

Supplemental Operating Information

Schedule of Significant Retail Tenants as of January 31, 2012

(Based on net base rent 1% or greater of the Company’s ownership share)

TENANT	NUMBER OF LEASES	LEASED SQUARE FEET	PERCENTAGE OF TOTAL RETAIL SQUARE FEET
Bass Pro Shops, Inc.	3	510,855	3.96%
Regal Entertainment Group	5	381,461	2.96
AMC Entertainment, Inc.	5	377,797	2.93
TJX Companies	11	347,457	2.70
The Gap	27	344,944	2.67
Dick’s Sporting Goods	6	326,866	2.53
Best Buy	7	208,977	1.62
Abercrombie & Fitch Stores, Inc.	27	194,549	1.51
The Limited	31	192,602	1.49
H&M Hennes & Mauritz AB	8	141,507	1.10
Footlocker, Inc.	34	131,878	1.02
Forever 21, Inc.	8	112,661	0.87
American Eagle Outfitters, Inc.	15	85,972	0.67

Subtotal	187	3,357,526	26.03

All Others	1,956	9,539,191	73.97

Total	2,143	12,896,717	100.00%

Forest City Enterprises, Inc. and Subsidiaries

Supplemental Operating Information

Schedule of Significant Office Tenants as of January 31, 2012

(Based on net base rent 2% or greater of the Company’s ownership share)

TENANT	LEASED SQUARE FEET	PERCENTAGE OF TOTAL OFFICE SQUARE FEET
City of New York	1,046,101	9.36%
Millennium Pharmaceuticals, Inc.	698,066	6.24
U.S. Government	670,925	6.00
WellPoint, Inc.	392,514	3.51
JP Morgan Chase & Co.	383,341	3.43
Morgan Stanley & Co.	377,304	3.37
Forest City Enterprises, Inc. (1)	358,310	3.20
Bank of New York	323,043	2.89
National Grid	254,034	2.27
Clearbridge Advisors, LLC, a Legg Mason Company	193,249	1.73
Covington & Burling, LLP	160,565	1.44
Seyfarth Shaw, LLP	96,909	0.87

Subtotal	4,954,361	44.31

All Others	6,226,435	55.69

Total	11,180,796	100.00%

(1)	All intercompany rental income is eliminated in consolidation.

(THIS PAGE INTENTIONALLY LEFT BLANK)

Forest City Enterprises, Inc. and Subsidiaries

Supplemental Operating Information

Openings and Acquisitions

as of January 31, 2012

Property	Location	Dev (D) Acq (A)	Date Opened / Acquired	FCE Legal Ownership % (a)	Pro-Rata FCE % (a) (1)	Cost at Full Consolidation (GAAP) (b)	Total Cost at 100% (2)	Cost at FCE Pro-Rata Share (Non-GAAP) (c) (1) X (2)	Sq. ft./ No. of Units		Gross Leasable Area	Lease Commitment %
2011 (3)						(in millions)

Retail Centers: (m)
Westchester’s Ridge Hill (e)	Yonkers, NY	D	Q2-11/12	70.0%	100.0%	$868.2	$868.2	$868.2	1,336,000	(d)	1,336,000	59%

Residential: (m)
8 Spruce Street (f) (g)	Manhattan, NY	D	Q1-11/12	35.7%	51.0%	$0.0	$875.7	$446.6	899			73%
Foundry Lofts	Washington, D.C.	D	Q4-11	100.0%	100.0%	61.4	61.4	61.4	170			79%

						$61.4	$937.1	$508.0	1,069

Total 2011 (h)						$929.6	$1,805.3	$1,376.2

Prior Two Years Openings (7) as of January 31, 2012
Retail Centers: (i)
Village at Gulfstream Park (g) (j)	Hallandale Beach, FL	D	Q1-10	50.0%	50.0%	$0.0	$139.2	$69.6	511,000		511,000	76%
East River Plaza (g)	Manhattan, NY	D	Q4-09/Q2-10	35.0%	50.0%	0.0	390.6	195.3	527,000		527,000	94%
Promenade in Temecula Expansion	Temecula, CA	D	Q1-09	75.0%	100.0%	113.4	113.4	113.4	127,000		127,000	91%

						$113.4	$643.2	$378.3	1,165,000		1,165,000

Office:
Waterfront Station
–East 4th & West 4th Bldgs (Sold Q2-11) (k)	Washington, D.C.	D	Q1-10	45.0%	45.0%	$245.9	$245.9	$110.7	631,000			99%

Residential: (i)
Presidio Landmark	San Francisco, CA	D	Q3-10	100.0%	100.0%	$96.6	$96.6	$96.6	161			89%
North Church Towers	Parma Heights, OH	A	Q3-09	100.0%	100.0%	5.2	5.2	5.2	399			92%
DKLB BKLN (g)	Brooklyn, NY	D	Q4-09/Q2-10	40.8%	51.0%	0.0	160.0	81.6	365			99%

						$101.8	$261.8	$183.4	925

Total Prior Two Years Openings (l)						$461.1	$1,150.9	$672.4

Recap of Total Prior Two Years Openings
Total 2010						$342.5	$872.3	$472.2
Total 2009						118.6	278.6	200.2

Total Prior Two Years Openings (l)						$461.1	$1,150.9	$672.4

See footnotes on the following pages.

Forest City Enterprises, Inc. and Subsidiaries

Supplemental Operating Information

Projects Under Construction (6)

as of January 31, 2012

Property	Location	Anticipated Opening	FCE Legal Ownership % (a)		Pro-Rata FCE % (a) (1)		Cost at Full Consolidation (GAAP) (b)	Total Cost at 100% (2)	Cost at FCE Pro-Rata Share (Non-GAAP) (c) (1) X (2)	Sq. ft./ No. of Units	Gross Leasable Area		Lease Commitment %
							(in millions)
Retail Centers: (m)
The Yards-Boilermaker Shops	Washington, D.C.	Q3-12	100.0%		100.0%		$19.2	$19.2	$19.2	40,000	40,000		74%

Office:
Johns Hopkins Parking Garage	Baltimore, MD	Q3-12	85.0%		100.0%		$30.1	$30.1	$30.1	492,000

Residential:
The Aster Town Center (formerly Novella)	Denver, CO	Q1-12	90.0%		90.0%		$10.9	$10.9	$9.8	85
Botanica Eastbridge	Denver, CO	Q2-12	90.0%		90.0%		15.4	15.4	13.9	118
Continental Building	Dallas, TX	Q1-13	100.0%		100.0%		54.3	54.3	54.3	203

							$80.6	$80.6	$78.0	406

Arena:
Barclays Center	Brooklyn, NY	Q3-12	34.0%		34.0%		$904.3	$904.3	$307.5	670,000	18,000 seats	(o)	64	%(p)

Total Under Construction (n)							$1,034.2	$1,034.2	$434.8

Fee Development Projects (2)
Las Vegas City Hall	Las Vegas, NV	Q1-12	-	(q)	-	(q)	$0.0	$146.2	$0.0	270,000
Dept. of Health & Mental Hygiene (DHMH)	Baltimore, MD	Q2-14	-	(q)	-	(q)	0.0	135.0	0.0	234,000

							$0.0	$281.2	$0.0	504,000

FOOTNOTES

(a)

As is customary within the real estate industry, the Company invests in certain real estate projects through joint ventures. For some of these projects, the Company provides funding at percentages that differ from the Company’s legal ownership.

(b)

Amounts are presented on the full consolidation method of accounting, a GAAP measure. Under full consolidation, costs are reported as consolidated at 100 percent if we are deemed to have control or to be the primary beneficiary of our investments in the variable interest entity (“VIE”).

(c)

Cost at pro-rata share represents Forest City’s share of cost, based on the Company’s pro-rata ownership of each property (a non-GAAP measure). Under the pro-rata consolidation method of accounting the Company determines its pro-rata share by multiplying its pro-rata ownership by the total cost of the applicable property.

(d)	Includes 156,000 square feet of office space.
(e)

Phased-in opening. Costs are representative of the total project cost, including 432,000 square feet opened as of March 12, 2012. As of January 31, 2012, $270.0 million of costs incurred at pro-rata consolidation and $157.2 million of mortgage debt at pro-rata consolidation were transferred to completed rental properties. As of January 31, 2012, projects under construction include $567.9 million of costs incurred at pro-rata consolidation and $330.6 million of mortgage debt at pro-rata consolidation.

(f)

Phased-in opening. Costs are representative of the total project cost, including 787 units opened as of March 12, 2012. As of January 31, 2012, $351.9 million of costs incurred at pro-rata consolidation and $218.2 million of mortgage debt at pro-rata consolidation were transferred to completed rental properties. As of January 31, 2012, projects under construction include $91.5 million of costs incurred at pro-rata consolidation and $56.7 million of mortgage debt at pro-rata consolidation. As of March 12, 2012, 655 leases have been signed, representing 73% of the total 899 units after construction is complete.

(g)

Reported under the equity method of accounting. This method represents a GAAP measure for investments in which the Company is not deemed to have control or to be the primary beneficiary of our investments in a VIE.

(h)

The difference between the full consolidation cost amount (GAAP) of $929.6 million to the Company’s pro-rata share (a non-GAAP measure) of $1,376.2 million consists of the addition of its share of cost for unconsolidated investments of $446.6 million.

Forest City Enterprises, Inc. and Subsidiaries

Supplemental Operating Information

FOOTNOTES (continued)

(i)	The lease percentage represents occupancy as of March 12, 2012.
(j)

Costs reflect the impairment charge of $35.0 million recorded during the three months ended January 31, 2011 and the additional impairment charge of $34.6 million recorded during the three months ended October 31, 2011.

(k)	Property was sold on May 10, 2011 and was 99% leased at time of sale.
(l)

The difference between the full consolidation cost amount (GAAP) of $461.1 million to the Company’s pro-rata share (a non-GAAP measure) of $672.4 million consists of a reduction to full consolidation for noncontrolling interest of $135.2 million of cost and the addition of its share of cost for unconsolidated investments of $346.5 million.

(m)	Updated lease commitments as of March 12, 2012.
(n)

The difference between the full consolidation cost amount (GAAP) of $1,034.2 million to the Company’s pro-rata share (a non-GAAP measure) of $434.8 million consists of a reduction to full consolidation for noncontrolling interest of $599.4 million of cost.

(o)	The Nets, a member of the NBA, has a 37 year license agreement to use the arena.
(p)

Represents the percentage of forecasted contractually obligated arena income that is under contract. Contractually obligated income, which includes revenue from naming rights, sponsorships, suite licenses, Nets minimum rent and food concession agreements, accounts for 72% of total forecasted revenues for the arena.

(q)

These are fee development projects. Therefore, these costs are not included on the full consolidation or pro-rata balance sheet. In March 2012, the Las Vegas City Hall, which we developed for the City of Las Vegas on a fee basis as part of a public-private partnership, was completed.

Equity Requirements for Projects Under Construction (a)

as of January 31, 2012

	100%	Less Unconsolidated Investments at 100%	Full Consolidation (GAAP) (b)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation (Non-GAAP) (c)

	(dollars in millions)
Total Cost Under Construction	$1,034.2	$–	$1,034.2	$599.4	$–	$434.8
Total Loan Draws and Other Sources at Completion (d)	620.7	–	620.7	376.6	–	244.1

Net Equity at Completion	413.5	–	413.5	222.8	–	190.7

Net Costs Incurred to Date	657.0	–	657.0	392.7	–	264.3
Loan Draws and Other Sources to Date	272.0	–	272.0	169.9	–	102.1

Net Equity to Date	385.0	–	385.0	222.8	–	162.2

% of Total Equity	93%		93%			85%

Remaining Costs	377.2	–	377.2	206.7	–	170.5
Remaining Loan Draws and Other Sources	348.7	–	348.7	206.7	–	142.0

Remaining Equity	$28.5	$–	$28.5	$–	$–	$28.5

% of Total Equity	7%		7%			15%

(a)

This schedule includes only the six projects under construction listed on the previous page. This does not include costs associated with phased-in units, operating property renovations and military housing.

(b)

Amounts are presented on the full consolidation method of accounting, a GAAP measure. Under full consolidation, costs are reported as consolidated at 100 percent if we are deemed to have control or to be the primary beneficiary of our investments in the variable interest entity (“VIE”).

(c)

Cost at pro-rata share represents Forest City’s share of cost, based on the Company’s pro-rata ownership of each property (a non-GAAP measure). Under the pro-rata consolidation method of accounting the Company determines its pro-rata share by multiplying its pro-rata ownership by the total cost of the applicable property.

(d)	“Other Sources” includes estimates of third party subsidies and tax credit proceeds. The timing and the amounts may differ from our estimates.

Forest City Enterprises, Inc. and Subsidiaries

Supplemental Operating Information

Projects Under Development

as of January 31, 2012

Below is a summary of our active large scale development projects, which have yet to commence construction, often referred to as our “shadow pipeline” which are crucial to our long-term growth. While we cannot make any assurances on the timing or delivery of these projects, our track record speaks to our ability to bring large, complex projects to fruition when there is demand and available construction financing. The projects listed below represent pro-rata costs of $769.0 million ($965.1 million at full consolidation) of Projects Under Development (“PUD”) on our balance sheet and pro-rata mortgage debt of $194.6 million ($260.6 million at full consolidation).

1)    Atlantic Yards – Brooklyn, NY

Atlantic Yards is adjacent to the state-of-the-art arena, Barclays Center, which was designed by the award-winning firms Ellerbe Becket and SHoP Architects and is currently under construction. Atlantic Yards is expected to feature more than 6,400 units of housing, including over 2,200 affordable units, approximately 250,000 square feet of retail space, and more than 8 acres of landscaped open space.

2)    LiveWork Las Vegas – Las Vegas, NV

LiveWork Las Vegas is a mixed-use project on a 13.5 acre parcel in downtown Las Vegas. At full build-out, the project will have the new 260,000 square-foot City Hall and is also expected to include up to 1 million square feet of office space and approximately 300,000 square feet of retail. The City Hall is owned by the city of Las Vegas which held its dedication ceremony on March 5, 2012.

3)    The Yards – Washington, D.C.

The Yards is a 42 acre mixed-use project, located in the neighborhood of the Washington Nationals baseball park in the Capitol Riverfront District. The full project is expected to include up to 2,700 residential units, 1.8 million square feet of office space, and 300,000 square feet of retail and dining space. The Yards features a 5.5 acre publicly funded public park that is a gathering place and recreational focus for the community. The first residential building, Foundry Lofts, opened in November 2011. Two restaurants in the building, Potbelly Sandwich and Kruba Thai & Sushi, are on track for spring 2012 openings.

4)    The Science + Technology Park at Johns Hopkins – Baltimore, MD

The 31 acre Science + Technology Park at Johns Hopkins is a new center for collaborative research directly adjacent to the world-renowned Johns Hopkins medical and research complex. Initial plans call for 1.1 million square feet in five buildings, with future phases that could support additional expansion. In 2008, the Company opened the first of those buildings, 855 North Wolfe Street, a 279,000 square-foot office building anchored by the Johns Hopkins School of Medicine’s Institute for Basic Biomedical Sciences. Construction of a 492,000 square-foot parking garage at 901 N. Washington Street is currently underway and will provide approximately 1,450 parking spaces for Johns Hopkins and the active buildings at the Science + Technology Park when it is completed in Q3-12. Construction of a second commercial building totaling 234,000 square-feet commenced in January 2012. The new building is being developed on a fee basis and will be fully leased to the Department of Health & Mental Hygiene (DHMH) when it is expected to open in Q2-14.

5)    Colorado Science + Technology Park at Fitzsimons – Aurora, CO

The 184 acre Colorado Science + Technology Park at Fitzsimons is becoming a hub for the biotechnology industry in the Rocky Mountain region. Anchored by the University of Colorado at Denver Health Science Center, the University of Colorado Hospital and The Denver Children’s Hospital, the park will offer cost-effective lease rates, build-to-suit office and research sites, and flexible lab and office layouts in a cutting-edge research park. The park is also adjacent to Forest City’s 4,700 acre Stapleton mixed-used development.

6)    Waterfront Station – Washington, D.C.

Located in Southwest Washington, D.C., Waterfront Station is adjacent to the Waterfront/Southeastern University MetroRail station. Waterfront Station is expected to include 660,000 square feet of office space, an estimated 400 residential units and 40,000 square feet of stores and restaurants.

7)    300 Massachusetts Avenue – Cambridge, MA

Located in the science and technology hub of Cambridge, MA, the 300 Massachusetts Avenue block represents an expansion of University Park @ MIT. In a 50/50 partnership with MIT, Forest City is presently focused on a project that reflects a development program of approximately 260,000 square feet of lab and office space. Potential redevelopment of the entire block is possible with the acquisition of adjacent parcels in future phases, and would result in an approximately 400,000 square foot project.

Forest City Enterprises, Inc. and Subsidiaries

Supplemental Operating Information

Military Housing

as of January 31, 2012

Below is a summary of our Military Housing development projects. The Company provides development, construction and management services for these projects and receives agreed upon fees for these services. The following phases still have a percentage of units opened and under construction:

Property	Location	Opening/ Anticipated Opening	FCE Pro-Rata %	Cost at Full Consolidation	Total Cost at 100%	No. of Units
				(in millions)
Military Housing - Recent Openings (6)
Navy, Hawaii Increment III	Honolulu, HI	2007-Q1-11	*	$0.0	$443.1	2,520
Marines, Hawaii Increment II	Honolulu, HI	2007-Q2-11	*	0.0	289.1	1,175
Navy Midwest	Chicago, IL	2006-Q4-11	*	0.0	200.3	1,401
Air Force Academy	Colorado Springs, CO	2007-Q4-11	50.0%	0.0	69.5	427
Pacific Northwest Communities	Seattle, WA	2007-Q4-11	*	0.0	280.5	2,985
Midwest Millington	Memphis, TN	2008-Q4-11	*	0.0	33.1	318

Total Recent Openings				$0.0	$1,315.6	8,826

Military Housing - Under Construction (5)
Hawaii Phase IV	Kaneohe, HI	2007-2014	*	$0.0	$476.7	1,141
Air Force – Southern Group:
Keesler Air Force Base	Biloxi, MS	2011-2012	0.0%	0.0	5.0	1,188
Joint Base Charleston	Charleston, SC	2011-2013	0.0%	0.0	72.0	345
Arnold Air Force Base	Tullahoma, TN	2011-2013	0.0%	0.0	10.1	22
Shaw Air Force Base	Sumter, SC	2011-2015	0.0%	0.0	156.5	630

Subtotal Air Force – Southern Group				$0.0	$243.6	2,185

Total Under Construction				$0.0	$720.3	3,326

*	The Company’s share of residual cash flow ranges from 0-20% during the life cycle of the project.

Commitment Executed

Air Force – Southern Group was awarded on August 30, 2010. This project is expected to include 2,185 end state units at four Air Force bases in Sumter, SC, Tullahoma, TN, Charleston, SC and Biloxi, MS. There are 330 financially excluded units that will not be encumbered by debt and which may be removed from the end state at the sole discretion of the Air Force. The financial closing of the project was executed on September 30, 2011 with property management and construction beginning on October 1, 2011.

Summary of Military Housing Net Operating Income (14,104 end-state units)

Development fees related to our military housing projects are earned based on a contractual percentage of the actual development costs incurred. We also recognize additional development incentive fees upon successful completion of certain criteria, such as incentives to realize development cost savings, encourage small and local business participation, comply with specified safety standards and other project management incentives as specified in the development agreements. NOI from development and development incentive fees was $1,390,000 and $5,615,000 for the three months and year ended January 31, 2012, respectively, and $746,000 and $5,883,000 for the three months and year ended January 31, 2011, respectively.

Construction management fees are earned based on a contractual percentage of the actual construction costs incurred. We also recognize certain construction incentive fees based upon successful completion of certain criteria as set forth in the construction contracts. NOI from construction and incentive fees was $1,221,000 and $4,158,000 for the three months and year ended January 31, 2012, respectively, and $880,000 and $5,634,000 recognized during the three months and year ended January 31, 2011, respectively.

Property management and asset management fees are earned based on a contractual percentage of the annual net rental income and annual operating income, respectively, that is generated by the military housing privatization projects as defined in the agreements. We also recognize certain property management incentive fees based upon successful completion of certain criteria as set forth in the property management agreements. Property management, management incentive and asset management fees generated NOI of $4,724,000 and $14,276,000 during the three months and year ended January 31, 2012, respectively, and $3,060,000 and $12,865,000 during the three months and year ended January 31, 2011, respectively.

Forest City Enterprises, Inc. and Subsidiaries

Supplemental Operating Information

Land Held for Development and Sale

as of January 31, 2012

The Land Development Group acquires and sells raw land and fully-entitled developed lots to residential, commercial, and industrial customers. The Land Development Group also owns and develops raw land into master-planned communities, mixed-use projects and other residential developments. Below is a summary of our Land Development Group projects.

Location	Gross Acres (1)	Saleable Acres (2)	Option Acres (3)

Stapleton – Denver, CO	207	128	1,323
Central Station – Chicago, IL	30	30	–

Total	237	158	1,323

(1)	Represent all acres currently owned including those used for roadways, open spaces and parks.
(2)	Saleable acres represent the total of all acres owned and available for sales. The Land Development Group may choose to further develop some of the acres into completed sublots prior to sale.
(3)

Option acres are those acres that the Land Development Group has a formal option to acquire. Typically these options are in the form of purchase agreements with contingencies for the satisfaction of due diligence reviews.

Stapleton – Denver, CO

Stapleton represents one of the nation’s largest urban redevelopments. At full build-out of 4,700 acres or 7.5 square miles, Stapleton is planned for more than 12,000 homes and apartments, a projected 3 million square-feet of retail and 10 million square-feet of office/research and development/industrial space. Centrally located 10 minutes east of Downtown Denver and 20 minutes from Denver International Airport, Stapleton is expected to be home to 30,000 residents and 35,000 workers when complete.

Central Station – Chicago, IL

Located adjacent to the city’s Museum Campus, and just minutes from the heart of Chicago’s Loop, the 80 acre Central Station is a residential community with 3,727 residential units completed, of which 3,156 are occupied and 571 units are listed for sale, and another 4,000 units in development. Central Station, a 14 million-square-foot development, is being developed in partnership with The Fogelson Companies.

Forest City Enterprises, Inc. and Subsidiaries

Supplemental Operating Information

Land Held for Divestiture

as of January 31, 2012

As of January 31, 2012, our Board of Directors approved a strategic decision by our senior management to reposition or divest portions of our Land Development Group and are actively reviewing alternatives to do so. Below is a summary of land projects that are considered held for divestiture at January 31, 2012.

Location	Gross Acres	Saleable Acres	Option Acres

Mesa del Sol - Albuquerque, NM	3,011	1,647	5,731
Texas	2,720	1,480	–
North Carolina	1,220	996	–
Ohio	952	641	200
Arizona	657	483	–
Other	878	691	–

Total	9,438	5,938	5,931

Mesa del Sol – Albuquerque, NM

Mesa del Sol is a 20 square mile, mixed-use community on the south mesa of Albuquerque, N.M., five minutes from the Albuquerque International Airport. Mesa del Sol’s master plan calls for mixed-use development that will include 1,400 acres for industrial/commercial and office development use, 4,400 acres for residential and supporting retail use, 3,200 acres for open space and parks and 800 acres for schools and universities.

Three Stones – Prosper, TX

Three Stones is a master-planned community of 2,031 acres located in the growth corridor north of Dallas in the town of Prosper. The community is fully entitled and the plan includes approximately 3,090 single family lots, 600 units of attached housing, over 600 acres of parks and open space and 250 acres for commercial/retail use. A variety of single family lot sizes will be offered, as well as a complete amenity center. The development of Phase 1 is expected to be completed in late 2013.

San Antonio Portfolio – San Antonio, TX

Forest City owns four multi-phase communities and finished lots in three additional locations in the San Antonio area, predominantly on the west side. As of January 31, 2012, over 1,300 of the total 2,563 lots have been sold. The remaining portfolio is comprised of 356 finished lots and 870 undeveloped “paper” lots. Our San Antonio communities serve several different price ranges, and all lots are under option contract to one of five different builders.

Legacy Lakes – Aberdeen, NC

Legacy Lakes is a master-planned community located in the Pinehurst area. This community is surrounding the Nicklaus-designed Legacy Golf Course. Legacy Lakes is 406 acres and includes 718 residential lots. Of the 406 total acres, 265 are saleable acres and 20 acres have been sold to date.

Timberlake – Oak Point (Dallas), TX

Timberlake is a planned community of approximately 250 acres located in Denton County, north of Dallas. Forest City entered into this project earlier in 2011 through the formation of a new partnership with Taylor Duncan Interests, Inc. with Forest City providing capital for financing and development. The project is zoned for over 800 single family lots, and development of Phase 1 is expected to begin in 2012.

Tangerine Crossing – Tucson, AZ

Tangerine Crossing is a master-planned gated residential community with a major retail component on the exterior in a desirable region of the Tucson metropolitan area. This community includes open space, trails and recreation. Tangerine Crossing is 309 acres and includes 396 residential lots and a 25 acre retail center. As of January 31, 2012, 250 lots and the 25 commercial acres have been sold. Of the 309 total acres, 98 are saleable acres and 73 acres have been sold to date.

Forest City Enterprises, Inc. and Subsidiaries

Supplemental Financial Information

Common Stock Data (NYSE: FCE A and FCE B)

The following summarizes information related to the Company’s Class A and Class B Common Stock based on information reported by the New York Stock Exchange:

	Quarter Ended
	January 31, 2012	October 31, 2011	July 31, 2011	April 30, 2011	January 31, 2011

Class A Common Stock
Closing Price, end of quarter	$13.13	$13.68	$18.01	$19.21	$16.91
High Closing Price	$14.00	$17.82	$19.24	$19.26	$16.98
Low Closing Price	$10.88	$9.76	$17.78	$17.30	$14.78
Average Closing Price	$12.32	$12.72	$18.55	$18.48	$15.98
Total Volume	56,114,430	101,588,513	60,938,097	49,003,190	47,217,359
Average Volume	905,071	1,562,900	967,271	790,374	749,482
Common shares outstanding, end of quarter	148,227,849	148,192,446	148,162,038	144,653,100	144,230,310

Class B Common Stock
Closing Price, end of quarter	$13.17	$13.57	$17.90	$18.99	$16.77
High Closing Price	$13.92	$17.77	$19.17	$19.26	$16.95
Low Closing Price	$10.85	$9.78	$17.66	$17.27	$14.70
Average Closing Price	$12.50	$12.71	$18.50	$18.52	$16.02
Total Volume	75,255	46,562	58,335	38,821	41,554
Average Volume	1,636	776	1,423	776	866
Common shares outstanding, end of quarter	20,934,335	20,964,181	20,987,364	21,006,188	21,218,753

Common Equity Market Capitalization	$2,221,936,849	$2,311,756,597	$3,044,072,120	$3,177,693,561	$2,794,773,030

Quarterly dividends declared per common share Class A and Class B	$–	$–	$–	$–	$–

Financial Covenants

The Company’s Credit Facility and indenture dated May 19, 2003 (“2003 Indenture”) contain certain restrictive financial covenants. A summary of the key financial covenants as defined in each agreement, all of which the Company is compliant with at January 31, 2012, follows:

	Requirement Per Agreement	As of January 31, 2012	As of October 31, 2011	As of July 31, 2011	As of April 30, 2011

			(dollars in thousands)
Credit Facility Financial Covenants

Debt Service Coverage Ratio	1.35x	1.93x	1.92x	1.95x	1.92x
Cash Flow Coverage Ratio	2.50x	3.86x	3.94x	4.37x	4.32x
Total Development Ratio	<17%	10.64%	11.59%	10.99%	9.89%
Minimum Consolidated Shareholders’ Equity, as defined	$2,320,175	$3,505,097	$3,584,782	$3,586,466	$3,490,034

2003 Indenture Financial Covenants (1)

Ratio of Consolidated EBITDA to Interest	>1.30x	1.82x	1.84x	1.95x	1.97x
Minimum Net Worth, as defined (2)	$999,434	$4,061,179	$4,105,717	$4,100,853	$4,003,711

(1)

Violation of these financial covenants alone would not automatically cause the notes issued under the 2003 Indenture to become due and payable, but would prevent the Company from incurring or permitting a subsidiary from incurring additional debt, as defined in the 2003 Indenture, unless otherwise permitted by the 2003 Indenture.

(2)	Represents the minimum net worth, as defined requirement at January 31, 2012. This requirement fluctuates each quarter based on actual financial results of each applicable period.

Forest City Enterprises, Inc. and Subsidiaries

Supplemental Financial Information

Debt for Projects under Construction and Development

We use nonrecourse mortgage debt and nonrecourse notes payable for the financing of our projects under construction and development. We draw on these financings to partially fund the cost incurred with the development of our real estate. As of January 31, 2012, the amounts outstanding compared to the total commitment under the financings are as follows:

	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation (Non-GAAP)
	(in thousands)
Outstanding
Fixed	$406,619	$173,175	$887	$234,331
Variable
Taxable	409,733	20,537	37,274	426,470
Tax-Exempt	–	–	21,463	21,463

Total outstanding on projects under construction and development (1)	$816,352	$193,712	$59,624	$682,264

Commitment
Fixed	$834,412	$401,747	$887	$433,552
Variable
Taxable	503,769	22,326	37,274	518,717
Tax-Exempt	–	–	21,463	21,463

Total commitment	$1,338,181	$424,073	$59,624	$973,732

(1)

Proceeds from outstanding debt of $1,646 and $15,703, at full and pro-rata consolidation, respectively, described above is recorded as restricted cash and escrowed funds in our Consolidated Balance Sheet. For bonds issued in conjunction with development, the full amount of the bonds is issued at the beginning of construction and must remain in escrow until costs are incurred.

Nonrecourse Debt

Our primary capital strategy seeks to isolate the operating and financial risk at the property level to maximize returns and reduce risk on and of our equity capital. As such, substantially all of our operating and development properties are separately encumbered with nonrecourse mortgage debt which in some limited circumstances is supplemented by nonrecourse notes payable (collectively “nonrecourse debt”).

We use taxable and tax-exempt nonrecourse debt for our real estate projects. For real estate projects financed with tax-exempt debt, we generally utilize variable-rate debt. For construction loans, we generally pursue variable-rate financings with maturities ranging from two to five years. For those real estate projects financed with taxable debt, we generally seek long-term, fixed-rate financing for those operating projects whose loans mature or are projected to open and achieve stabilized operations. The availability of nonrecourse mortgage capital is improving, especially in strong markets, but is still not at the levels before the economic downturn. For those assets that cannot be refinanced at attractive terms, we attempt to extend the maturities with existing lenders.

We are actively working to refinance and/or extend the maturities of the nonrecourse debt that are coming due in the next 24 months. During the year ended January 31, 2012, we completed the following financings:

			Plus
		Less	Unconsolidated
	Full	Noncontrolling	Investments at	Pro-Rata
Purpose of Financing	Consolidation	Interest	Pro-Rata	Consolidation
	(in thousands)

Refinancings	$339,154	$11,675	$160,391	$487,870
Construction and development projects (1)	347,237	68,664	–	278,573
Loan extensions/additional fundings	535,411	67,223	442,620	910,808

	$1,221,802	$147,562	$603,011	$1,677,251

(1)	Represents the full amount available to be drawn on the loans.

Forest City Enterprises, Inc. and Subsidiaries

Supplemental Financial Information

Scheduled Maturities Table: Nonrecourse Debt (dollars in thousands)

As of January 31, 2012

	000000.00	000000.00	000000.00	000000.00	000000.00	000000.00	000000.00	000000.00
	Period Ending January 31, 2013				Fiscal Year Ending January 31, 2014
			Plus				Plus
		Less	Unconsolidated			Less	Unconsolidated
	Full	Noncontrolling	Investments at	Pro-Rata	Full	Noncontrolling	Investments at	Pro-Rata
	Consolidation	Interest	Pro-Rata	Consolidation	Consolidation	Interest	Pro-Rata	Consolidation
Fixed:
Fixed-rate debt	$294,235	$17,567	$79,934	$356,602	$602,745	$75,780	$142,279	$669,244
Weighted average rate	5.96%	7.04%	6.33%	5.99%	6.46%	9.92%	6.33%	6.04%
Variable:
Variable-rate debt	1,039,618	13,300	100,521	1,126,839	93,969	9,069	50,809	135,709
Weighted average rate	3.53%	8.18%	3.94%	3.51%	6.59%	8.63%	3.16%	5.17%
Tax-Exempt	237	24	27,204	27,417	91,055	26	53,040	144,069
Weighted average rate	1.58	1.56%	1.96%	1.96%	2.56%	1.55%	2.92%	2.69%
Total variable-rate debt	1,039,855	13,324	127,725	1,154,256	185,024	9,095	103,849	279,778
Total Nonrecourse Debt	$1,334,090	$30,891	$207,659	$1,510,858	$787,769	$84,875	$246,128	$949,022
Weighted Average Rate	4.06%	7.53%	4.60%	4.07%	6.02%	9.78%	4.94%	5.41%

	Fiscal Year Ending January 31, 2015				Fiscal Year Ending January 31, 2016
			Plus				Plus
		Less	Unconsolidated			Less	Unconsolidated
	Full	Noncontrolling	Investments at	Pro-Rata	Full	Noncontrolling	Investments at	Pro-Rata
	Consolidation	Interest	Pro-Rata	Consolidation	Consolidation	Interest	Pro-Rata	Consolidation
Fixed:
Fixed-rate debt	$291,315	$34,076	$242,491	$499,730	$346,320	$29,223	$122,383	$439,480
Weighted average rate	6.04%	5.93%	5.52%	5.80%	5.57%	5.83%	5.31%	5.48%
Variable:
Variable-rate debt	24,607	–	30,489	55,096	–	–	31,583	31,583
Weighted average rate	3.85%	–%	4.27%	4.08%	–%	–%	2.04%	2.04%
Tax-Exempt	272	27	–	245	290	29	–	261
Weighted average rate	1.58%	1.59%	–%	1.58%	1.58%	1.58%	–%	1.58%
Total variable-rate debt	24,879	27	30,489	55,341	290	29	31,583	31,844
Total Nonrecourse Debt	$316,194	$34,103	$272,980	$555,071	$346,610	$29,252	$153,966	$471,324
Weighted Average Rate	5.87%	5.93%	5.38%	5.62%	5.57%	5.83%	4.64%	5.25%

Forest City Enterprises, Inc. and Subsidiaries

Supplemental Financial Information

Scheduled Maturities Table: Nonrecourse Debt (dollars in thousands) (continued)

As of January 31, 2012

	Fiscal Year Ending January 31, 2017				Thereafter
			Plus				Plus
		Less	Unconsolidated			Less	Unconsolidated
	Full	Noncontrolling	Investments at	Pro-Rata	Full	Noncontrolling	Investments at	Pro-Rata
	Consolidation	Interest	Pro-Rata	Consolidation	Consolidation	Interest	Pro-Rata	Consolidation
Fixed:
Fixed-rate debt	$420,637	$6,583	$89,598	$503,652	$1,464,433	$162,484	$796,610	$2,098,559
Weighted average rate	5.75%	6.01%	6.48%	5.88%	5.16%	5.88%	5.61%	5.27%
Variable:
Variable-rate debt	–	–	183,037	183,037	644,435	2,785	112,213	753,863
Weighted average rate	–%	–%	2.38%	2.38%	6.52%	3.25%	3.97%	6.15%
Tax-Exempt	309	31	103,989	104,267	345,046	5,278	140,285	480,053
Weighted average rate	1.58%	1.57%	2.33%	2.33%	1.29%	0.98%	1.50%	1.35%
Total variable-rate debt	309	31	287,026	287,304	989,481	8,063	252,498	1,233,916
Total Nonrecourse Debt	$420,946	$6,614	$376,624	$790,956	$2,453,914	$170,547	$1,049,108	$3,332,475
Weighted Average Rate	5.75%	5.99%	3.34%	4.60%	4.97%	5.69%	4.88%	4.91%

	Total
	Full Consolidation	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation

Fixed:
Fixed-rate debt	$3,419,685	$325,713	$1,473,295	$4,567,267
Weighted average rate	5.65%	6.89%	5.73%	5.59%
Variable:
Variable-rate debt	1,802,629	25,154	508,652	2,286,127
Weighted average rate	4.76%	7.80%	3.21%	4.38%
Tax-Exempt	437,209	5,415	324,518	756,312
Weighted average rate	1.55%	1.00%	2.04%	1.76%
Total variable-rate debt	2,239,838	30,569	833,170	3,042,439
Total Nonrecourse Debt	$5,659,523	$356,282	$2,306,465	$7,609,706
Weighted Average Rate	5.05%	6.86%	4.65%	4.84%

Forest City Enterprises, Inc. and Subsidiaries

Supplemental Financial Information

Investments in Unconsolidated Entities

Investments in unconsolidated entities include investments in and advances to unconsolidated entities and cash distributions and losses in excess of investments in unconsolidated entities that the Company does not control and/or is not deemed to be the primary beneficiary, which are accounted for under the equity method of accounting.

The following is a reconciliation of members’ and partners’ equity to the Company’s carrying value:

	January 31, 2012	January 31, 2011
	(in thousands)
Members’ and partners’ equity, as below	$945,129	$587,164
Equity of other members and partners	790,618	616,640

Company’s investment in partnerships	154,511	(29,476)
Basis differences	79,913	76,634
Advances to and on behalf of affiliates	94,947	93,859
Total Investments in Unconsolidated Entities	$329,371	$141,017

Assets-Investments in and advances to unconsolidated entities	$609,079	$431,509
Liabilities-Cash distributions and losses in excess of investments in unconsolidated entities	(279,708)	(290,492)
Total Investments in Unconsolidated Entities	$329,371	$141,017

Summarized financial information for the equity method investments is as follows:

	Combined (100%)		Pro-Rata Share
	(GAAP)		(Non-GAAP)
	January 31, 2012	January 31, 2011	January 31, 2012	January 31, 2011
	(in thousands)
Balance Sheet:
Real Estate
Completed rental properties	$7,287,539	$5,514,041	$2,820,111	$1,923,813
Projects under construction and development	287,738	174,106	136,495	79,603
Land held for development and sale (1)	224,224	272,930	24,851	115,607

Total Real Estate	7,799,501	5,961,077	2,981,457	2,119,023
Less accumulated depreciation	(1,257,091)	(944,968)	(557,613)	(424,331)

Real Estate, net	6,542,410	5,016,109	2,423,844	1,694,692
Cash and equivalents	149,702	109,246	60,689	48,583
Restricted cash–military housing bond funds	284,641	384,584	5,588	5,161
Other restricted cash and escrowed funds	274,201	206,778	103,694	73,729
Other assets	756,564	536,246	126,980	131,486
Land held for divestiture (3)	–	–	45,257	–
Operating property assets held for sale (4)	–	67,190	–	–

Total Assets	$8,007,518	$6,320,153	$2,766,052	$1,953,651

Mortgage debt and notes payable, nonrecourse (2)	$6,551,891	$5,301,900	$2,294,239	$1,713,367
Other liabilities	510,498	369,871	198,920	124,908
Mortgage debt and notes payable, nonrecourse on land held for divestiture (3)	–	–	12,226	–
Liabilities of operating property held for sale (4)	–	61,218	–	–
Members’ and partners’ equity	945,129	587,164	260,667	115,376

Total Liabilities and Members’ and Partners’ Equity	$8,007,518	$6,320,153	$2,766,052	$1,953,651

(1)

The combined (100%) amount at January 31, 2012 includes $181,749 of land held by unconsolidated entities in which the Company is currently reviewing its options to divest its portion of land held by these unconsolidated entities.

(2)	The combined (100%) amount at January 31, 2012 includes $35,551 of mortgage debt and notes payable, nonrecourse related to the land held by the unconsolidated entities discussed in footnote (1).
(3)	Represents our portion of land held and related mortgage debt and notes payable, nonrecourse of our land group which qualifies to be reclassified as held for sale as of January 31, 2012.
(4)	Represents assets and liabilities of Metropolitan Lofts, an unconsolidated apartment community in Los Angeles, California, which was disposed on February 1, 2011.

Forest City Enterprises, Inc. and Subsidiaries

Supplemental Financial Information

Investments in Unconsolidated Entities (continued)

	Combined (100%)		Pro-Rata Share
	(GAAP)		(Non-GAAP)
Years Ended January 31,	2012	2011	2012	2011
	(in thousands)
Operations:
Revenues	$1,051,766	$916,942	$385,521	$316,900
Equity in earnings (loss) of unconsolidated entities on a pro-rata basis	–	–	(26,309)	(6,074)
Operating expenses	(573,060)	(529,975)	(179,242)	(169,265)
Interest expense including early extinguishment of debt	(323,667)	(264,548)	(101,324)	(78,424)
Impairment of real estate (1)	–	(1,457)	–	(743)
Depreciation and amortization	(203,319)	(167,731)	(70,870)	(55,386)
Interest and other income	14,757	15,782	989	15,666
Noncontrolling interest	–	–	(185)	(4,613)

Earnings (loss) from continuing operations	$(33,523)	$(30,987)	$8,580	$18,061

Discontinued operations:
Operating loss from rental properties	–	1,842	–	–
Gain on disposition of rental properties (2)	–	28,289	–	24,291

Discontinued operations subtotal	–	30,131	–	24,291

Net earnings (loss) (pre-tax)	(33,523)	(856)	8,580	42,352

Impairment of investments in unconsolidated entities (1)	(82,186)	(71,716)	(82,186)	(71,716)
Gain (loss) on disposition of equity method investments (2)	12,567	(830)	12,567	(830)

Net earnings (loss) (pre-tax) from unconsolidated entities	$(103,142)	$(73,402)	$(61,039)	$(30,194)

(1)	The following tables show the detail of impairment of unconsolidated entities:

		Combined (100%)		Pro-Rata Share
		(GAAP)		(Non-GAAP)
		Years Ended January 31,
		2012	2011	2012	2011
		(in thousands)
Impairment of real estate:
Old Stone Crossing at Caldwell Creek (Mixed-Use Land Development)	Charlotte, North Carolina	$–	$1,457	$–	$743

Total impairment of real estate		$–	$1,457	$–	$743

Impairment of investments in unconsolidated entities:
Equity method investments in land entities	Various	$41,902	$–	$41,902	$–
Specialty Retail Centers:
Village at Gulfstream Park	Hallandale Beach, Florida	35,674	35,000	35,674	35,000
Metreon	San Francisco, California	–	4,595	–	4,595
Commercial development property	Cleveland, Ohio	4,610	–	4,610	–
Four Museum Park properties at Central Station	Chicago, Illinois	–	18,311	–	18,311
Office Buildings:
818 Mission Street	San Francisco, California	–	4,018	–	4,018
Bulletin Building	San Francisco, California	–	3,543	–	3,543
Other		–	6,249	–	6,249

Total impairment of investments in unconsolidated entities		$82,186	$71,716	$82,186	$71,716

Total impairment of unconsolidated entities		$82,186	$73,173	$82,186	$72,459

Forest City Enterprises, Inc. and Subsidiaries

Supplemental Financial Information

Investments in Unconsolidated Entities (continued)

(2)	Upon disposition, investments accounted for on the equity method are not classified as discontinued operations; therefore, gains or losses on the disposition of these properties are reported in continuing operations. The following table shows the detail of gains and losses on disposition of unconsolidated entities:

		Combined (100%)		Pro-Rata Share
		(GAAP)		(Non-GAAP)
		Years Ended January 31,
		2012	2011	2012	2011
		(in thousands)
Gain (loss) on disposition of rental properties:
Millender Center (hotel, parking, office and retail)	Detroit, Michigan	$–	$17,291	$–	$15,633
Woodbridge Crossing (Specialty Retail Centers)	Woodbridge, New Jersey	–	6,443	–	6,443
Pebble Creek (Apartment Communities)	Twinsburg, Ohio	–	4,555	–	2,215

Total loss on disposition of equity method investments		$–	$28,289	$–	$24,291

Gain (loss) on disposition of equity method investments:
Apartment Communities:
Metropolitan Lofts	Los Angeles, California	9,964	–	9,964	–
Twin Lake Towers	Denver, Colorado	2,603	–	2,603	–
Other		–	(830)	–	(830)

Gain (loss) on disposition of equity method investments		$12,567	$(830)	$12,567	$(830)

Forest City Enterprises, Inc. and Subsidiaries

Supplemental Financial Information

Forest City Rental Properties Corporation (“FCRPC”) is a wholly-owned subsidiary of Forest City Enterprises, Inc. engaged in the ownership, development, management and acquisition of real estate projects, including regional malls, specialty/urban retail centers, office and life science buildings, hotels, mixed-use projects, as well as large land development projects, residential rental properties, development of for-sale condominium projects and also owns interests in entities that develop and manage military family housing.

Forest City Rental Properties Corporation and Subsidiaries

Consolidated Balance Sheet Information – January 31, 2012 (Unaudited)

	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation (Non-GAAP)
	(in thousands)

Assets
Real Estate
Completed rental properties	$7,173,056	$195,325	$2,820,111	$9,797,842
Projects under construction and development	2,328,979	568,157	136,495	1,897,317
Land held for development and sale	77,298	7,451	24,851	94,698
Total Real Estate	9,579,333	770,933	2,981,457	11,789,857
Less accumulated depreciation	(1,518,427)	(46,085)	(557,613)	(2,029,955)
Real Estate, net	8,060,906	724,848	2,423,844	9,759,902

Cash and equivalents	137,619	9,286	56,400	184,733
Restricted cash and escrowed funds	541,487	97,978	109,271	552,780
Notes and accounts receivable, net	379,301	17,646	36,644	398,299
Investments in and advances to unconsolidated entities	574,889	(163,374)	(522,480)	215,783
Other assets	549,625	43,389	90,265	596,501
Land held for divestiture	3,618	–	22,645	26,263

Total Assets	$10,247,445	$729,773	$2,216,589	$11,734,261

Liabilities and Shareholders’ Equity
Liabilities
Mortgage debt and notes payable, nonrecourse	$5,640,439	$354,561	$2,294,239	$7,580,117
Bank revolving credit facility	–	–	–	–
Accounts payable, accrued expenses and other liabilities	978,454	89,372	194,268	1,083,350
Accounts payable to Forest City Enterprises, Inc.	578,344	(337)	–	578,681
Cash distributions and losses in excess of investments in unconsolidated entities	279,708	(24,803)	(282,105)	22,406
Deferred income taxes	533,432	–	–	533,432
Mortgage debt and notes payable, nonrecourse on land held for divestiture	–	–	10,187	10,187
Total Liabilities	8,010,377	418,793	2,216,589	9,808,173

Redeemable Noncontrolling Interest	229,149	229,149	–	–

Equity
Shareholders’ Equity
Shareholders’ equity before accumulated other comprehensive loss	1,853,891	–	–	1,853,891
Accumulated other comprehensive loss	(113,824)	–	–	(113,824)
Total Shareholders’ Equity	1,740,067	–	–	1,740,067

Noncontrolling interest	267,852	81,831	–	186,021

Total Equity	2,007,919	81,831	–	1,926,088

Total Liabilities and Equity	$10,247,445	$729,773	$2,216,589	$11,734,261

Forest City Enterprises, Inc. and Subsidiaries

Supplemental Financial Information

Forest City Rental Properties Corporation and Subsidiaries

Consolidated Earnings Information – Year Ended January 31, 2012 (Unaudited)

			Plus
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
	(in thousands)
Revenues from real estate operations	$1,080,532	$56,108	$374,742	$23,173	$1,422,339

Expenses
Operating expenses	597,334	38,617	171,025	18,074	747,816
Depreciation and amortization	216,973	4,659	67,830	3,154	283,298
Impairment of real estate	3,670	–	71,720	10,257	85,647
	817,977	43,276	310,575	31,485	1,116,761

Interest expense	(253,551)	(11,439)	(100,725)	(2,123)	(344,960)
Amortization of mortgage procurement costs	(11,658)	(513)	(2,935)	(356)	(14,436)
Gain (loss) on early extinguishment of debt	20,390	1,641	(2,292)	–	16,457

Interest and other income	49,035	1,293	1,055	2	48,799
Net gain on disposition of full or partial interests in rental properties	17,665	–	12,567	51,796	82,028

Earnings (loss) before income taxes	84,436	3,814	(28,163)	41,007	93,466

Income tax expense (benefit)
Current	17,118	–	–	11,139	28,257
Deferred	(11,233)	–	–	6,536	(4,697)
	5,885	–	–	17,675	23,560

Equity in earnings (loss) of unconsolidated entities, including impairment	(54,477)	(185)	28,163	–	(26,129)

Earnings from continuing operations	24,074	3,629	–	23,332	43,777

Discontinued operations, net of tax:
Operating earnings from rental properties	992	1,424	–	432	–
Impairment of real estate	(6,279)	–	–	6,279	–
Gain on disposition of rental properties	111,801	81,758	–	(30,043)	–
	106,514	83,182	–	(23,332)	–
Net earnings	130,588	86,811	–	–	43,777

Noncontrolling Interests
Earnings from continuing operations attributable to noncontrolling interests	(3,629)	(3,629)	–	–	–
Earnings from discontinued operations attributable to noncontrolling interests	(83,182)	(83,182)	–	–	–
	(86,811)	(86,811)	–	–	–
Net earnings attributable to Forest City Enterprises, Inc.	$43,777	$–	$–	$–	$43,777

Forest City Enterprises, Inc. and Subsidiaries

Supplemental Financial Information

Summary of Earnings Before Depreciation, Amortization and Deferred Taxes (EBDT) — Three Months Ended January 31, 2012 (in thousands)

	Commercial Group 2011					Residential Group 2011
			Plus					Plus
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Less Noncontrolling Interest	Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
Revenues from real estate operations	$185,306	$7,758	$59,849	$2,481	$239,878	$75,595	$8,145	$41,654	$–	$109,104
Exclude straight-line rent adjustment	(5,408)	–	–	–	(5,408)	100	–	–	–	100
Adjusted revenues	179,898	7,758	59,849	2,481	234,470	75,695	8,145	41,654	–	109,204
Add interest and other income	2,691	117	47	(1)	2,620	4,454	115	295	–	4,634
Add equity in earnings (loss) of unconsolidated entities, including impairment	5,131	–	(5,131)	–	–	1,820	(413)	(1,918)	–	315
Exclude impairment of unconsolidated real estate	1,095	–	(1,095)	–	–	–	–	–	–	–
Exclude depreciation and amortization of unconsolidated entities	11,568	–	(11,568)	–	–	9,357	–	(9,357)	–	–
Exclude interest expense of unconsolidated entities	16,652	–	(16,652)	–	–	9,774	–	(9,774)	–	–
Exclude (gain) loss on early extinguishment of debt of unconsolidated entities	1	–	(1)	–	–	(115)	–	115	–	–
Adjusted total income	217,036	7,875	25,449	2,480	237,090	100,985	7,847	21,015	–	114,153
Operating expenses	101,511	5,303	25,449	2,828	124,485	55,432	7,006	21,015	–	69,441
Non-Real Estate depreciation and amortization and amortization of mortgage procurement costs	271	–	–	–	271	153	–	–	–	153
Exclude straight-line rent adjustment	(1,095)	–	–	–	(1,095)	–	–	–	–	–
Exclude preference payment	24	–	–	–	24	–	–	–	–	–
Adjusted operating expenses	100,711	5,303	25,449	2,828	123,685	55,585	7,006	21,015	–	69,594
Net operating income	116,325	2,572	–	(348)	113,405	45,400	841	–	–	44,559
Interest expense	41,830	2,328	16,652	106	56,260	6,677	332	9,774	–	16,119
Interest expense of unconsolidated entities	16,652	–	(16,652)	–	–	9,774	–	(9,774)	–	–
(Gain) loss on early extinguishment of debt	(900)	(134)	1	–	(765)	644	–	(115)	–	529
(Gain) loss on early extinguishment of debt of unconsolidated entities	1	–	(1)	–	–	(115)	–	115	–	–
Noncontrolling interest in earnings before depreciation and amortization	378	378	–	–	–	509	509	–	–	–
Allowance for projects under development revision	700	–	–	–	700	300	–	–	–	300
Add: Pre-Tax EBDT from discontinued operations	(454)	–	–	454	–	–	–	–	–	–
Pre-Tax EBDT	58,610	–	–	–	58,610	28,211	–	–	–	28,211
Income tax expense (benefit)	–	–	–	–	–	–	–	–	–	–
Earnings before depreciation, amortization and deferred taxes (EBDT)	$58,610	$–	$–	$–	$58,610	$28,211	$–	$–	$–	$28,211
Reconciliation to net earnings:
Earnings before depreciation, amortization and deferred taxes (EBDT)	$58,610	$–	$–	$–	$58,610	$28,211	$–	$–	$–	$28,211
Depreciation and amortization-Real Estate Groups	(50,496)	–	–	(215)	(50,711)	(21,876)	–	–	–	(21,876)
Amortization of mortgage procurement costs-Real Estate Groups	(2,699)	–	–	(2)	(2,701)	(785)	–	–	–	(785)
Straight-line rent adjustment	4,313	–	–	–	4,313	(100)	–	–	–	(100)
Preference payment	24	–	–	–	24	–	–	–	–	–
Gain on disposition of rental properties and partial interests in rental properties, net of noncontrolling interest	–	–	–	11,859	11,859	2,255	–	–	–	2,255
Impairment of consolidated and unconsolidated real estate	–	–	(1,095)	–	(1,095)	–	–	–	–	–
Impairment of unconsolidated real estate	(1,095)	–	1,095	–	–	–	–	–	–	–
Allowance for projects under development revision	(700)	–	–	–	(700)	(300)	—	—	—	(300)
Discontinued operations:
Depreciation and amortization-Real Estate Groups	(215)	–	–	215	–	–	–	–	–	–
Amortization of mortgage procurement costs-Real Estate Groups	(2)	–	–	2	–	–	–	–	–	–
Gain on disposition of rental properties	11,859	–	–	(11,859)	–	–	–	–	–	–
Net earnings (loss) attributable to Forest City Enterprises, Inc.	$19,599	$–	$–	$–	$19,599	$7,405	$–	$–	$–	$7,405

Forest City Enterprises, Inc. and Subsidiaries

Supplemental Financial Information

Summary of Earnings Before Depreciation, Amortization and Deferred Taxes (EBDT) — Three Months Ended January 31, 2012 (in thousands) (continued)

	Land Development Group 2011						The Nets 2011
			Plus						Plus
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)		Full Consolidation (GAAP)	Less Noncontrolling Interest	Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
Revenues from real estate operations	$20,348	$1,772	$4,810	$-	$23,386		$-	$-	$-	$-	$-
Exclude straight-line rent adjustment	-	-	-	-	-		-	-	-	-	-
Adjusted revenues	20,348	1,772	4,810	-	23,386		-	-	-	-	-
Add interest and other income	2,813	226	-	-	2,587		-	-	-	-	-
Add equity in earnings (loss) of unconsolidated entities, including impairment	(38,508)	-	38,518	-	10		(11,845)	-	-	-	(11,845)
Exclude impairment of unconsolidated real estate	39,802	-	(39,802)	-	-		-	-	-	-	-
Exclude depreciation and amortization of unconsolidated entities	64	-	(64)	-	-		-	-	-	-	-
Exclude interest expense of unconsolidated entities	31	-	(31)	-	-		-	-	-	-	-
Exclude (gain) loss on early extinguishment of debt of unconsolidated entities	-	-	-	-	-		-	-	-	-	-
Adjusted total income	24,550	1,998	3,431	-	25,983		(11,845)	-	-	-	(11,845)
Operating expenses	18,457	1,291	3,431	-	20,597		-	-	-	-	-
Non-Real Estate depreciation and amortization and amortization of mortgage procurement costs	22	-	-	-	22		-	-	-	-	-
Exclude straight-line rent adjustment	-	-	-	-	-		-	-	-	-	-
Exclude preference payment	-	-	-	-	-		-	-	-	-	-
Adjusted operating expenses	18,479	1,291	3,431	-	20,619		-	-	-	-	-
Net operating income	6,071	707	-	-	5,364		(11,845)	-	-	-	(11,845)
Interest expense	978	163	31	-	846		-	-	-	-	-
Interest expense of unconsolidated entities	31	-	(31)	-	-		-	-	-	-	-
(Gain) loss on early extinguishment of debt	-	-	-	-	-		-	-	-	-	-
(Gain) loss on early extinguishment of debt of unconsolidated entities	-	-	-	-	-		-	-	-	-	-
Noncontrolling interest in earnings before depreciation and amortization	544	544	-	-	-		-	-	-	-	-
Allowance for projects under development revision	-	-	-	-	-	-	-	-	-	-	-
Add: Pre-Tax EBDT from discontinued operations	-	-	-	-	-		-	-	-	-	-
Pre-Tax EBDT	4,518	-	-	-	4,518		(11,845)	-	-	-	(11,845)
Income tax expense (benefit)	-	-	-	-	-		-	-	-	-	-
Earnings before depreciation, amortization and deferred taxes (EBDT)	$4,518	$-	$-	$-	$4,518		$(11,845)	$-	$-	$-	$(11,845)
Reconciliation to net earnings:
Earnings before depreciation, amortization and deferred taxes (EBDT)	$4,518	$-	$-	$-	$4,518		$(11,845)	$-	$-	$-	$(11,845)
Depreciation and amortization-Real Estate Groups	(55)	-	-	-	(55)		-	-	-	-	-
Amortization of mortgage procurement costs-Real Estate Groups	(85)	-	-	-	(85)		-	-	-	-	-
Straight-line rent adjustment	-	-	-	-	-		-	-	-	-	-
Preference payment	-	-	-	-	-		-	-	-	-	-
Gain on disposition of rental properties and partial interests in rental properties, net of noncontrolling interest	-	-	-	-	-		-	-	-	-	-
Impairment of consolidated and unconsolidated real estate	(113,561)	-	(39,802)	-	(153,363)		-	-	-	-	-
Impairment of unconsolidated real estate	(39,802)	-	39,802	-	-		-	-	-	-	-
Allowance for projects under development revision	-	-	-	-	-	-	-	-	-	-	-
Discontinued operations:
Depreciation and amortization-Real Estate Groups	-	-	-	-	-		-	-	-	-	-
Amortization of mortgage procurement costs-Real Estate Groups	-	-	-	-	-		-	-	-	-	-
Gain on disposition of rental properties	-	-	-	-	-		-	-	-	-	-
Net earnings (loss) attributable to Forest City Enterprises, Inc.	$(148,985)	$-	$-	$-	$(148,985)		$(11,845)	$-	$-	$-	$(11,845)

Forest City Enterprises, Inc. and Subsidiaries

Supplemental Financial Information

Summary of Earnings Before Depreciation, Amortization and Deferred Taxes (EBDT) –Three Months Ended January 31, 2012 (in thousands) (continued)

	Corporate Activities 2011					Total 2011
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
Revenues from real estate operations	$–	$–	$–	$–	$–	$281,249	$17,675	$106,313	$2,481	$372,368
Exclude straight-line rent adjustment	–	–	–	–	–	(5,308)	–	–	–	(5,308)
Adjusted revenues	–	–	–	–	–	275,941	17,675	106,313	2,481	367,060
Add interest and other income	43	–	–	–	43	10,001	458	342	(1)	9,884
Add equity in earnings (loss) of unconsolidated entities, including impairment	–	–	–	–	–	(43,402)	(413)	31,469	–	(11,520)
Exclude impairment of unconsolidated real estate	–	–	–	–	–	40,897	–	(40,897)	–	–
Exclude depreciation and amortization of unconsolidated entities	–	–	–	–	–	20,989	–	(20,989)	–	–
Exclude interest expense of unconsolidated entities	–	–	–	–	–	26,457	–	(26,457)	–	–
Exclude (gain) loss on early extinguishment of debt of unconsolidated entities	–	–	–	–	–	(114)	–	114	–	–
Adjusted total income	43	–	–	–	43	330,769	17,720	49,895	2,480	365,424
Operating expenses	16,027	–	–	–	16,027	191,427	13,600	49,895	2,828	230,550
Non-Real Estate depreciation and amortization and amortization of mortgage procurement costs	401	–	–	–	401	847	–	–	–	847
Exclude straight-line rent adjustment	–	–	–	–	–	(1,095)	–	–	–	(1,095)
Exclude preference payment	–	–	–	–	–	24	–	–	–	24
Adjusted operating expenses	16,428	–	–	–	16,428	191,203	13,600	49,895	2,828	230,326
Net operating income	(16,385)	–	–	–	(16,385)	139,566	4,120	–	(348)	135,098
Interest expense	14,643	–	–	–	14,643	64,128	2,823	26,457	106	87,868
Interest expense of unconsolidated entities	–	–	–	–	–	26,457	–	(26,457)	–	–
(Gain) loss on early extinguishment of debt	–	–	–	–	–	(256)	(134)	(114)	–	(236)
(Gain) loss on early extinguishment of debt of unconsolidated entities	–	–	–	–	–	(114)	–	114	–	–
Noncontrolling interest in earnings before depreciation and amortization	–	–	–	–	–	1,431	1,431	–	–	–
Allowance for projects under development revision	–	–	–	–	–	1,000	–	–	–	1,000
Add: Pre-Tax EBDT from discontinued operations	–	–	–	–	–	(454)	–	–	454	–
Pre-Tax EBDT	(31,028)	–	–	–	(31,028)	48,466	–	–	–	48,466
Income tax expense (benefit)	(10,359)	–	–	–	(10,359)	(10,359)	–	–	–	(10,359)
Earnings before depreciation, amortization and deferred taxes (EBDT)	$(20,669)	$–	$–	$–	$(20,669)	$58,825	$–	$–	$–	$58,825
Reconciliation to net earnings:
Earnings before depreciation, amortization and deferred taxes (EBDT)	$(20,669)	$–	$–	$–	$(20,669)	$58,825	$–	$–	$–	$58,825
Depreciation and amortization-Real Estate Groups	–	–	–	–	–	(72,427)	–	–	(215)	(72,642)
Amortization of mortgage procurement costs-Real Estate Groups	–	–	–	–	–	(3,569)	–	–	(2)	(3,571)
Straight-line rent adjustment	–	–	–	–	–	4,213	–	–	–	4,213
Preference payment	–	–	–	–	–	24	–	–	–	24
Gain on disposition of rental properties and partial interests									–
in rental properties, net of noncontrolling interest	–	–	–	–	–	2,255	–	–	11,859	14,114
Impairment of consolidated and unconsolidated real estate	–	–	–	–	–	(113,561)	–	(40,897)	–	(154,458)
Impairment of unconsolidated real estate	–	–	–	–	–	(40,897)	–	40,897	–	–
Allowance for projects under development revision	–	–	–	–	–	(1,000)	–	–	–	(1,000)
Discontinued operations:									–
Depreciation and amortization-Real Estate Groups	–	–	–	–	–	(215)	–	–	215	–
Amortization of mortgage procurement costs-Real Estate Groups	–	–	–	–	–	(2)	–	–	2	–
Gain on disposition of rental properties	–	–	–	–	–	11,859	–	–	(11,859)	–
Tax (expense) benefit:
Deferred taxes	57,122	–	–	–	57,122	57,122	–	–	–	57,122
Gain (loss) on disposition of rental properties and partial interest in rental properties	(8,013)	–	–	–	(8,013)	(8,013)	–	–	–	(8,013)
Net earnings (loss) attributable to Forest City Enterprises, Inc.	$28,440	$–	$–	$–	$28,440	$(105,386)	$–	$–	$–	$(105,386)
Preferred dividends	(3,850)	–	–	–	(3,850)	(3,850)	–	–	–	(3,850)
Net earnings (loss) attributable to Forest City Enterprises, Inc. common shareholders	$24,590	$–	$–	$–	$24,590	$(109,236)	$–	$–	$–	$(109,236)

Forest City Enterprises, Inc. and Subsidiaries

Supplemental Financial Information

Summary of Earnings Before Depreciation, Amortization and Deferred Taxes (EBDT) — Year Ended January 31, 2012 (in thousands)

	Commercial Group 2011					Residential Group 2011
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
Revenues from real estate operations	$790,430	$34,550	$218,438	$23,173	$997,491	$255,127	$18,124	$153,417	$–	$390,420
Exclude straight-line rent adjustment	(10,942)	–	–	(571)	(11,513)	(192)	–	–	–	(192)
Adjusted revenues	779,488	34,550	218,438	22,602	985,978	254,935	18,124	153,417	–	390,228
Add interest and other income	21,198	(62)	162	2	21,424	19,816	556	894	–	20,154
Add equity in earnings (loss) of unconsolidated entities, including impairment	(20,397)	–	20,397	–	–	23,049	(185)	(22,633)	–	601
Exclude gain on disposition of unconsolidated entities	–	–	–	–	–	(12,567)	–	12,567	–	–
Exclude impairment of unconsolidated real estate	40,284	–	(40,284)	–	–	–	–	–	–	–
Exclude depreciation and amortization of unconsolidated entities	41,071	–	(41,071)	–	–	29,542	–	(29,542)	–	–
Exclude interest expense of unconsolidated entities	64,130	–	(64,130)	–	–	36,499	–	(36,499)	–	–
Exclude (gain) loss on early extinguishment of debt of unconsolidated entities	71	–	(71)	–	–	2,221	–	(2,221)	–	–
Adjusted total income	925,845	34,488	93,441	22,604	1,007,402	353,495	18,495	75,983	–	410,983
Operating expenses	390,607	21,217	93,441	18,074	480,905	178,224	14,728	75,983	–	239,479
Non-Real Estate depreciation and amortization and amortization of mortgage procurement costs	1,011	–	–	–	1,011	620	–	–	–	620
Exclude straight-line rent adjustment	(4,560)	–	–	–	(4,560)	63	–	–	–	63
Exclude preference payment	(1,732)	–	–	–	(1,732)	–	–	–	–	–

Adjusted operating expenses	385,326	21,217	93,441	18,074	475,624	178,907	14,728	75,983	–	240,162
Net operating income	540,519	13,271	–	4,530	531,778	174,588	3,767	–	–	170,821
Interest expense	168,810	9,726	64,130	2,123	225,337	31,946	1,713	36,499	–	66,732
Interest expense of unconsolidated entities	64,130	–	(64,130)	–	–	36,499	–	(36,499)	–	–
(Gain) loss on early extinguishment of debt	(21,034)	(1,641)	71	–	(19,322)	644	–	2,221	–	2,865
(Gain) loss on early extinguishment of debt of unconsolidated entities	71	–	(71)	–	–	2,221	–	(2,221)	–	–
Noncontrolling interest in earnings before depreciation and amortization	5,186	5,186	–	–	–	2,054	2,054	–	–	–
Allowance for projects under development revision	(700)	–	–	–	(700)	(300)	–	–	–	(300)
Add: Pre-Tax EBDT from discontinued operations	2,407	–	–	(2,407)	–	–	–	–	–	–
Pre-Tax EBDT	325,063	–	–	–	325,063	100,924	–	–	–	100,924
Income tax expense (benefit)	–	–	–	–	–	–	–	–	–	–
Earnings before depreciation, amortization and deferred taxes (EBDT)	$325,063	$–	$–	$–	$325,063	$100,924	$–	$–	$–	$100,924
Reconciliation to net earnings:
Earnings before depreciation, amortization and deferred taxes (EBDT)	$325,063	$–	$–	$–	$325,063	$100,924	$–	$–	$–	$100,924
Depreciation and amortization - Real Estate Groups	(198,063)	–	–	(3,154)	(201,217)	(80,238)	–	–	–	(80,238)
Amortization of mortgage procurement costs - Real Estate Groups	(10,519)	–	–	(356)	(10,875)	(3,506)	–	–	–	(3,506)
Straight-line rent adjustment	6,382	–	–	571	6,953	255	–	–	–	255
Preference payment	(1,732)	–	–	–	(1,732)	–	–	–	–	–
Gain on disposition of rental properties and partial interests in rental properties, net of noncontrolling interest	15,410	–	–	51,796	67,206	2,255	–	12,567	–	14,822
Gain on disposition of unconsolidated entities	–	–	–	–	–	12,567	–	(12,567)	–	–
Impairment of consolidated and unconsolidated real estate	(3,435)	–	(40,284)	(10,257)	(53,976)	(235)	–	–	–	(235)
Impairment of unconsolidated real estate	(40,284)	–	40,284	–	–	–	–	–	–	–
Allowance for projects under development revision	700	–	–	–	700	300	–	–	–	300
Discontinued operations:
Depreciation and amortization - Real Estate Groups	(3,154)	–	–	3,154	–	–	–	–	–	–
Amortization of mortgage procurement costs - Real Estate Groups	(356)	–	–	356	–	–	–	–	–	–
Straight-line rent adjustment	571	–	–	(571)	–	–	–	–	–	–
Gain on disposition of rental properties	51,796	–	–	(51,796)	–	–	–	–	–	–
Impairment of consolidated and unconsolidated real estate	(10,257)	–	–	10,257	–	–	–	–	–	–
Net earnings (loss) attributable to Forest City Enterprises, Inc.	$132,122	$–	$–	$–	$132,122	$32,322	$–	$–	$–	$32,322

Forest City Enterprises, Inc. and Subsidiaries

Supplemental Financial Information

Summary of Earnings Before Depreciation, Amortization and Deferred Taxes (EBDT) — Year Ended January 31, 2012 (in thousands) (continued)

	Land Development Group 2011					The Nets 2011
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
Revenues from real estate operations	$44,420	$3,434	$13,666	$–	$54,652	$–	$–	$–	$–	$–
Exclude straight-line rent adjustment	–	–	–	–	–	–	–	–	–	–
Adjusted revenues	44,420	3,434	13,666	–	54,652	–	–	–	–	–
Add interest and other income	10,838	876	(67)	–	9,895	–	–	–	–	–
Add equity in earnings (loss) of unconsolidated entities, including impairment	(36,877)	–	36,781	–	(96)	(26,814)	–	–	–	(26,814)
Exclude gain on disposition of unconsolidated entities	–	–	–	–	–	–	–	–	–	–
Exclude impairment of unconsolidated real estate	41,902	–	(41,902)	–	–	–	–	–	–	–
Exclude depreciation and amortization of unconsolidated entities	257	–	(257)	–	–	–	–	–	–	–
Exclude interest expense of unconsolidated entities	329	–	(329)	–	–	–	–	–	–	–
Exclude (gain) loss on early extinguishment of debt of unconsolidated entities	(1,926)	–	1,926	–	–	–	–	–	–	–
Adjusted total income	58,943	4,310	9,818	–	64,451	(26,814)	–	–	–	(26,814)
Operating expenses	47,543	2,849	9,818	–	54,512	–	–	–	–	–
Non-Real Estate depreciation and amortization and amortization of mortgage procurement costs	102	–	–	–	102	–	–	–	–	–
Exclude straight-line rent adjustment	–	–	–	–	–	–	–	–	–	–
Exclude preference payment	–	–	–	–	–	–	–	–	–	–
Adjusted operating expenses	47,645	2,849	9,818	–	54,614	–	–	–	–	–
Net operating income	11,298	1,461	–	–	9,837	(26,814)	–	–	–	(26,814)
Interest expense	3,443	550	329	–	3,222	–	–	–	–	–
Interest expense of unconsolidated entities	329	–	(329)	–	–	–	–	–	–	–
(Gain) loss on early extinguishment of debt	–	–	(1,926)	–	(1,926)	–	–	–	–	–
(Gain) loss on early extinguishment of debt of unconsolidated entities	(1,926)	–	1,926	–	–	–	–	–	–	–
Noncontrolling interest in earnings before depreciation and amortization	911	911	–	–	–	–	–	–	–	–
Allowance for projects under development revision	–	–	–	–	–	–	–	–	–	–
Add: Pre-Tax EBDT from discontinued operations	–	–	–	–	–	–	–	–	–	–
Pre-Tax EBDT	8,541	–	–	–	8,541	(26,814)	–	–	–	(26,814)
Income tax expense (benefit)	–	–	–	–	–	–	–	–	–	–
Earnings before depreciation, amortization and deferred taxes (EBDT)	$8,541	$–	$–	$–	$8,541	$(26,814)	$–	$–	$–	$(26,814)
Reconciliation to net earnings:
Earnings before depreciation, amortization and deferred taxes (EBDT)	$8,541	$–	$–	$–	$8,541	$(26,814)	$–	$–	$–	$(26,814)
Depreciation and amortization - Real Estate Groups	(249)	–	–	–	(249)	–	–	–	–	–
Amortization of mortgage procurement costs - Real Estate Groups	(289)	–	–	–	(289)	–	–	–	–	–
Straight-line rent adjustment	–	–	–	–	–	–	–	–	–	–
Preference payment	–	–	–	–	–	–	–	–	–	–
Gain on disposition of rental properties and partial interests in rental properties, net of noncontrolling interest	–	–	–	–	–	–	–	–	–	–
Gain on disposition of unconsolidated entities	–	–	–	–	–	–	–	–	–	–
Impairment of consolidated and unconsolidated real estate	(115,411)	–	(41,902)	–	(157,313)	–	–	–	–	–
Impairment of unconsolidated real estate	(41,902)	–	41,902	–	–	–	–	–	–	–
Allowance for projects under development revision	–	–	–	–	–	–	–	–	–	–
Discontinued operations:
Depreciation and amortization - Real Estate Groups	–	–	–	–	–	–	–	–	–	–
Amortization of mortgage procurement costs - Real Estate Groups	–	–	–	–	–	–	–	–	–	–
Straight-line rent adjustment	–	–	–	–	–	–	–	–	–	–
Gain on disposition of rental properties	–	–	–	–	–	–	–	–	–	–
Impairment of consolidated and unconsolidated real estate	–	–	–	–	–	–	–	–	–	–
Net earnings (loss) attributable to Forest City Enterprises, Inc.	$(149,310)	$–	$–	$–	$(149,310)	$(26,814)	$–	$–	$–	$(26,814)

Forest City Enterprises, Inc. and Subsidiaries

Supplemental Financial Information

Summary of Earnings Before Depreciation, Amortization and Deferred Taxes (EBDT) — Year Ended January 31, 2012 (in thousands) (continued)

	Corporate Activities 2011					Total 2011
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro–Rata	Plus Discontinued Operations	Pro–Rata Consolidation (Non–GAAP)	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro–Rata	Plus Discontinued Operations	Pro–Rata Consolidation (Non–GAAP)
Revenues from real estate operations	$–	$–	$–	$–	$–	$1,089,977	$56,108	$385,521	$23,173	$1,442,563
Exclude straight-line rent adjustment	–	–	–	–	–	(11,134)	–	–	(571)	(11,705)
Adjusted revenues	–	–	–	–	–	1,078,843	56,108	385,521	22,602	1,430,858
Add interest and other income	262	–	–	–	262	52,114	1,370	989	2	51,735
Add equity in earnings (loss) of unconsolidated entities, including impairment	–	–	–	–	–	(61,039)	(185)	34,545	–	(26,309)
Exclude gain on disposition of unconsolidated entities	–	–	–	–	–	(12,567)	–	12,567	–	–
Exclude impairment of unconsolidated real estate	–	–	–	–	–	82,186	–	(82,186)	–	–
Exclude depreciation and amortization of unconsolidated entities	–	–	–	–	–	70,870	–	(70,870)	–	–
Exclude interest expense of unconsolidated entities	–	–	–	–	–	100,958	–	(100,958)	–	–
Exclude (gain) loss on early extinguishment of debt of unconsolidated entities	–	–	–	–	–	366	–	(366)	–	–
Adjusted total income	262	–	–	–	262	1,311,731	57,293	179,242	22,604	1,456,284
Operating expenses	52,585	–	–	–	52,585	668,959	38,794	179,242	18,074	827,481
Non-Real Estate depreciation and amortization and amortization of mortgage procurement costs	1,514	–	–	–	1,514	3,247	–	–	–	3,247
Exclude straight-line rent adjustment	–	–	–	–	–	(4,497)	–	–	–	(4,497)
Exclude preference payment	–	–	–	–	–	(1,732)	–	–	–	(1,732)
Adjusted operating expenses	54,099	–	–	–	54,099	665,977	38,794	179,242	18,074	824,499
Net operating income	(53,837)	–	–	–	(53,837)	645,754	18,499	–	4,530	631,785
Interest expense	56,838	–	–	–	56,838	261,037	11,989	100,958	2,123	352,129
Interest expense of unconsolidated entities	–	–	–	–	–	100,958	–	(100,958)	–	–
(Gain) loss on early extinguishment of debt	10,800	–	–	–	10,800	(9,590)	(1,641)	366	–	(7,583)
(Gain) loss on early extinguishment of debt of unconsolidated entities	–	–	–	–	–	366	–	(366)	–	–
Noncontrolling interest in earnings before depreciation and amortization	–	–	–	–	–	8,151	8,151	–	–	–
Allowance for projects under development revision	–	–	–	–	–	(1,000)	–	–	–	(1,000)
Add: Pre-Tax EBDT from discontinued operations	–	–	–	–	–	2,407	–	–	(2,407)	–
Pre-Tax EBDT	(121,475)	–	–	–	(121,475)	286,239	–	–	–	286,239
Income tax expense (benefit)	(48,145)	–	–	–	(48,145)	(48,145)	–	–	–	(48,145)
Earnings before depreciation, amortization and deferred taxes (EBDT)	$(73,330)	$–	$–	$–	$(73,330)	$334,384	$–	$–	$–	$334,384
Reconciliation to net earnings:
Earnings before depreciation, amortization and deferred taxes (EBDT)	$(73,330)	$–	$–	$–	$(73,330)	$334,384	$–	$–	$–	$334,384
Depreciation and amortization - Real Estate Groups	–	–	–	–	–	(278,550)	–	–	(3,154)	(281,704)
Amortization of mortgage procurement costs - Real Estate Groups	–	–	–	–	–	(14,314)	–	–	(356)	(14,670)
Straight-line rent adjustment	–	–	–	–	–	6,637	–	–	571	7,208
Preference payment	–	–	–	–	–	(1,732)	–	–	–	(1,732)
Gain on disposition of rental properties and partial interests in rental properties, net of noncontrolling interest	–	–	–	–	–	17,665	–	12,567	51,796	82,028
Gain on disposition of unconsolidated entities	–	–	–	–	–	12,567	–	(12,567)	–	–
Impairment of consolidated and unconsolidated real estate	–	–	–	–	–	(119,081)	–	(82,186)	(10,257)	(211,524)
Impairment of unconsolidated real estate	–	–	–	–	–	(82,186)	–	82,186	–	–
Allowance for projects under development revision	–	–	–	–	–	1,000	–	–	–	1,000
Discontinued operations:
Depreciation and amortization - Real Estate Groups	–	–	–	–	–	(3,154)	–	–	3,154	–
Amortization of mortgage procurement costs - Real Estate Groups	–	–	–	–	–	(356)	–	–	356	–
Straight-line rent adjustment	–	–	–	–	–	571	–	–	(571)	–
Gain on disposition of rental properties	–	–	–	–	–	51,796	–	–	(51,796)	–
Impairment of consolidated and unconsolidated real estate	–	–	–	–	–	(10,257)	–	–	10,257	–
Tax (expense) benefit:
Deferred taxes	48,508	–	–	–	48,508	48,508	–	–	–	48,508
Gain (loss) on disposition of rental properties and partial interest in rental properties	(49,984)	–	–	–	(49,984)	(49,984)	–	–	–	(49,984)
Net earnings (loss) attributable to Forest City Enterprises, Inc.	$(74,806)	$–	$–	$–	$(74,806)	$(86,486)	$–	$–	$–	$(86,486)
Preferred dividends	(15,400)	–	–	–	(15,400)	(15,400)	–	–	–	(15,400)
Net loss attributable to Forest City Enterprises, Inc. common shareholders	$(90,206)	$–	$–	$–	$(90,206)	$(101,886)	$–	$–	$–	$(101,886)

Forest City Enterprises, Inc. and Subsidiaries

Supplemental Financial Information

Summary of Earnings Before Depreciation, Amortization and Deferred Taxes (EBDT) — Three Months Ended January 31, 2011 (in thousands)

	Commercial Group 2010					Residential Group 2010
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro–Rata	Plus Discontinued Operations	Pro–Rata Consolidation (Non–GAAP)	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro–Rata	Plus Discontinued Operations	Pro–Rata Consolidation (Non–GAAP)
Revenues from real estate operations	$213,983	$12,219	$41,125	$14,978	$257,867	$53,597	$922	$37,102	$–	$89,777
Exclude straight–line rent adjustment	(8,750)	–	–	(627)	(9,377)	215	–	–	–	215
Adjusted revenues	205,233	12,219	41,125	14,351	248,490	53,812	922	37,102	–	89,992
Add interest and other income	9,951	258	39	2	9,734	5,587	151	332	–	5,768
Add equity in earnings (loss) of unconsolidated entities, including impairment	(32,514)	–	32,514	–	–	20,883	1,719	(19,283)	–	(119)
Exclude gain on disposition of unconsolidated entities	–	–	–	–	–	(15,633)	–	15,633	–	–
Exclude impairment of unconsolidated real estate	35,000	–	(35,000)	–	–	–	–	–	–	–
Exclude depreciation and amortization of unconsolidated entities	8,962	–	(8,962)	–	–	6,830	–	(6,830)	–	–
Exclude interest expense of unconsolidated entities	13,464	–	(13,464)	–	–	8,628	–	(8,628)	–	–
Exclude (gain) loss on early extinguishment of debt of unconsolidated entities	(2,791)	–	2,791	–	–	6	–	(6)	–	–
Adjusted total income	237,305	12,477	19,043	14,353	258,224	80,113	2,792	18,320	–	95,641
Operating expenses	105,134	7,153	19,043	10,457	127,481	37,463	307	18,320	–	55,476
Non–Real Estate depreciation and amortization and amortization of mortgage procurement costs	395	–	–	–	395	249	–	–	–	249
Exclude straight–line rent adjustment	(1,248)	–	–	–	(1,248)	2	–	–	–	2
Exclude preference payment	(585)	–	–	–	(585)	–	–	–	–	–
Adjusted operating expenses	103,696	7,153	19,043	10,457	126,043	37,714	307	18,320	–	55,727
Net operating income	133,609	5,324	–	3,896	132,181	42,399	2,485	–	–	39,914
Interest expense	48,811	2,628	13,464	1,848	61,495	3,915	329	8,628	–	12,214
Interest expense of unconsolidated entities	13,464	–	(13,464)	–	–	8,628	–	(8,628)	–	–
(Gain) loss on early extinguishment of debt	–	–	(2,791)	–	(2,791)	(1)	–	6	–	5
(Gain) loss on early extinguishment of debt of unconsolidated entities	(2,791)	–	2,791	–	–	6	–	(6)	–	–
Noncontrolling interest in earnings before depreciation and amortization	2,696	2,696	–	–	–	2,156	2,156	–	–	–
Add: Pre–Tax EBDT from discontinued operations	2,048	–	–	(2,048)	–	–	–	–	–	–
Pre–Tax EBDT	73,477	–	–	–	73,477	27,695	–	–	–	27,695
Income tax expense (benefit)	2,138	–	–	–	2,138	8,596	–	–	–	8,596
Earnings before depreciation, amortization and deferred taxes (EBDT)	$71,339	$–	$–	$–	$71,339	$19,099	$–	$–	$–	$19,099
Reconciliation to net earnings:
Earnings before depreciation, amortization and deferred taxes (EBDT)	$71,339	$–	$–	$–	$71,339	$19,099	$–	$–	$–	$19,099
Depreciation and amortization –Real Estate Groups	(51,683)	–	–	(1,764)	(53,447)	(19,870)	–	–	–	(19,870)
Amortization of mortgage procurement costs – Real Estate Groups	(2,575)	–	–	(271)	(2,846)	(709)	–	–	–	(709)
Deferred taxes –Real Estate Groups	3,247	–	–	(950)	2,297	8,225	–	–	–	8,225
Straight–line rent adjustment	7,502	–	–	627	8,129	(213)	–	–	–	(213)
Preference payment	(585)	–	–	–	(585)	–	–	–	–	–
Gain on disposition of rental properties and partial interests in rental properties, net of tax	825	–	–	27,657	28,482	–	–	9,570	–	9,570
Gain on disposition of unconsolidated entities, net of tax	–	–	–	–	–	9,570	–	(9,570)	–	–
Impairment of consolidated and unconsolidated real estate, net of tax	–	–	(21,000)	–	(21,000)	–	–	–	–	–
Impairment of unconsolidated real estate, net of tax	(21,000)	–	21,000	–	–	–	–	–	–	–
Discontinued operations, net of tax:
Depreciation and amortization – Real Estate Groups	(1,764)	–	–	1,764	–	–	–	–	–	–
Amortization of mortgage procurement costs – Real Estate Groups	(271)	–	–	271	–	–	–	–	–	–
Deferred taxes—Real Estate Groups	(950)	–	–	950	–	–	–	–	–	–
Straight–line rent adjustment	627	–	–	(627)	–	–	–	–	–	–
Gain on disposition of rental properties	27,657	–	–	(27,657)	–	–	–	–	–	–
Net earnings (loss) attributable to Forest City Enterprises, Inc.	$32,369	$–	$–	$–	$32,369	$16,102	$–	$–	$–	$16,102

Forest City Enterprises, Inc. and Subsidiaries

Supplemental Financial Information

Summary of Earnings Before Depreciation, Amortization and Deferred Taxes (EBDT) — Three Months Ended January 31, 2011 (in thousands) (continued)

	Land Development Group 2010					The Nets 2010
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro–Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
Revenues from real estate operations	$12,567	$1,031	$1,940	$–	$13,476	$–	$–	$–	$–	$–
Exclude straight–line rent adjustment	3	–	–	–	3	–	–	–	–	–
Adjusted revenues	12,570	1,031	1,940	–	13,479	–	–	–	–	–
Add interest and other income	2,216	202	10	–	2,024	–	–	–	–	–
Add equity in earnings (loss) of unconsolidated entities, including impairment	(799)	–	850	–	51	(312)	–	–	–	(312)
Exclude gain on disposition of unconsolidated entities	–	–	–	–	–	–	–	–	–	–
Exclude impairment of unconsolidated real estate	714	–	(714)	–	–	–	–	–	–	–
Exclude depreciation and amortization of unconsolidated entities	59	–	(59)	–	–	–	–	–	–	–
Exclude interest expense of unconsolidated entities	136	–	(136)	–	–	–	–	–	–	–
Exclude (gain) loss on early extinguishment of debt of unconsolidated entities	–	–	–	–	–	–	–	–	–	–
Adjusted total income	14,896	1,233	1,891	–	15,554	(312)	–	–	–	(312)
Operating expenses	11,776	849	1,891	–	12,818	–	–	–	–	–
Non–Real Estate depreciation and amortization and amortization of mortgage procurement costs	43	–	–	–	43	–	–	–	–	–
Exclude straight–line rent adjustment	–	–	–	–	–	–	–	–	–	–
Exclude preference payment	–	–	–	–	–	–	–	–	–	–
Adjusted operating expenses	11,819	849	1,891	–	12,861	–	–	–	–	–
Net operating income	3,077	384	–	–	2,693	(312)	–	–	–	(312)
Interest expense	829	90	136	–	875	–	–	–	–	–
Interest expense of unconsolidated entities	136	–	(136)	–	–	–	–	–	–	–
(Gain) loss on early extinguishment of debt	–	–	–	–	–	–	–	–	–	–
(Gain) loss on early extinguishment of debt of unconsolidated entities	–	–	–	–	–	–	–	–	–	–
Noncontrolling interest in earnings before depreciation and amortization	294	294	–	–	–	–	–	–	–	–
Add: Pre–Tax EBDT from discontinued operations	–	–	–	–	–	–	–	–	–	–
Pre–Tax EBDT	1,818	–	–	–	1,818	(312)	–	–	–	(312)
Income tax expense (benefit)	449	–	–	–	449	811	–	–	–	811
Earnings before depreciation, amortization and deferred taxes (EBDT)	$1,369	$–	$–	$–	$1,369	$(1,123)	$–	$–	$–	$(1,123)
Reconciliation to net earnings:
Earnings before depreciation, amortization and deferred taxes (EBDT)	$1,369	$–	$–	$–	$1,369	$(1,123)	$–	$–	$–	$(1,123)
Depreciation and amortization – Real Estate Groups	(62)	–	–	–	(62)	–	–	–	–	–
Amortization of mortgage procurement costs – Real Estate Groups	(62)	–	–	–	(62)	–	–	–	–	–
Deferred taxes – Real Estate Groups	236	–	–	–	236	–	–	–	–	–
Straight–line rent adjustment	(3)	–	–	–	(3)	–	–	–	–	–
Preference payment	–	–	–	–	–	–	–	–	–	–
Gain on disposition of rental properties and partial interests in rental properties, net of tax	–	–	–	–	–	–	–	–	–	–
Gain on disposition of unconsolidated entities, net of tax	–	–	–	–	–	–	–	–	–	–
Impairment of consolidated and unconsolidated real estate, net of tax	–	–	(437)	–	(437)	–	–	–	–	–
Impairment of unconsolidated real estate, net of tax	(437)	–	437	–	–	–	–	–	–	–
Discontinued operations, net of tax:
Depreciation and amortization – Real Estate Groups	–	–	–	–	–	–	–	–	–	–
Amortization of mortgage procurement costs – Real Estate Groups	–	–	–	–	–	–	–	–	–	–
Deferred taxes – Real Estate Groups	–	–	–	–	–	–	–	–	–	–
Straight–line rent adjustment	–	–	–	–	–	–	–	–	–	–
Gain on disposition of rental properties	–	–	–	–	–	–	–	–	–	–
Net earnings (loss) attributable to Forest City Enterprises, Inc.	$1,041	$–	$–	$–	$1,041	$(1,123)	$–	$–	$–	$(1,123)

Forest City Enterprises, Inc. and Subsidiaries

Supplemental Financial Information

Summary of Earnings Before Depreciation, Amortization and Deferred Taxes (EBDT) — Three Months Ended January 31, 2011 (in thousands) (continued)

	Corporate Activities 2010					Total 2010
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
Revenues from real estate operations	$–	$–	$–	$–	$–	$280,147	$14,172	$80,167	$14,978	$361,120
Exclude straight–line rent adjustment	–	–	–	–	–	(8,532)	–	–	(627)	(9,159)
Adjusted revenues	–	–	–	–	–	271,615	14,172	80,167	14,351	351,961
Add interest and other income	105	–	–	–	105	17,859	611	381	2	17,631
Add equity in earnings (loss) of unconsolidated entities, including impairment	–	–	–	–	–	(12,742)	1,719	14,081	–	(380)
Exclude gain on disposition of unconsolidated entities	–	–	–	–	–	(15,633)	–	15,633	–	–
Exclude impairment of unconsolidated real estate	–	–	–	–	–	35,714	–	(35,714)	–	–
Exclude depreciation and amortization of unconsolidated entities	–	–	–	–	–	15,851	–	(15,851)	–	–
Exclude interest expense of unconsolidated entities	–	–	–	–	–	22,228	–	(22,228)	–	–
Exclude (gain) loss on early extinguishment of debt of unconsolidated entities	–	–	–	–	–	(2,785)	–	2,785	–	–
Adjusted total income	105	–	–	–	105	332,107	16,502	39,254	14,353	369,212
Operating expenses	17,705	–	–	–	17,705	172,078	8,309	39,254	10,457	213,480
Non–Real Estate depreciation and amortization and amortization of mortgage procurement costs	404	–	–	–	404	1,091	–	–	–	1,091
Exclude straight–line rent adjustment	–	–	–	–	–	(1,246)	–	–	–	(1,246)
Exclude preference payment	–	–	–	–	–	(585)	–	–	–	(585)
Adjusted operating expenses	18,109	–	–	–	18,109	171,338	8,309	39,254	10,457	212,740
Net operating income	(18,004)	–	–	–	(18,004)	160,769	8,193	–	3,896	156,472
Interest expense	15,832	–	–	–	15,832	69,387	3,047	22,228	1,848	90,416
Interest expense of unconsolidated entities	–	–	–	–	–	22,228	–	(22,228)	–	–
(Gain) loss on early extinguishment of debt	31,689	–	–	–	31,689	31,688	–	(2,785)	–	28,903
(Gain) loss on early extinguishment of debt of unconsolidated entities	–	–	–	–	–	(2,785)	–	2,785	–	–
Noncontrolling interest in earnings before depreciation and amortization	–	–	–	–	–	5,146	5,146	–	–	–
Add: Pre–Tax EBDT from discontinued operations	–	–	–	–	–	2,048	–	–	(2,048)	–
Pre–Tax EBDT	(65,525)	–	–	–	(65,525)	37,153	–	–	–	37,153
Income tax expense (benefit)	(17,990)	–	–	–	(17,990)	(5,996)	–	–	–	(5,996)
Earnings before depreciation, amortization and deferred taxes (EBDT)	$(47,535)	$–	$–	$–	$(47,535)	$43,149	$–	$–	$–	$43,149
Reconciliation to net earnings:
Earnings before depreciation, amortization and deferred taxes (EBDT)	$(47,535)	$–	$–	$–	$(47,535)	$43,149	$–	$–	$–	$43,149
Depreciation and amortization – Real Estate Groups	–	–	–	–	–	(71,615)	–	–	(1,764)	(73,379)
Amortization of mortgage procurement costs – Real Estate Groups	–	–	–	–	–	(3,346)	–	–	(271)	(3,617)
Deferred taxes – Real Estate Groups	(2,687)	–	–	–	(2,687)	9,021	–	–	(950)	8,071
Straight–line rent adjustment	–	–	–	–	–	7,286	–	–	627	7,913
Preference payment	–	–	–	–	–	(585)	–	–	–	(585)
Gain on disposition of rental properties and partial interests in rental properties, net of tax	–	–	–	–	–	825	–	9,570	27,657	38,052
Gain on disposition of unconsolidated entities, net of tax	–	–	–	–	–	9,570	–	(9,570)	–	–
Impairment of consolidated and unconsolidated real estate, net of tax	–	–	–	–	–	–	–	(21,437)	–	(21,437)
Impairment of unconsolidated real estate, net of tax	–	–	–	–	–	(21,437)	–	21,437	–	–
Discontinued operations, net of tax:
Depreciation and amortization – Real Estate Groups	–	–	–	–	–	(1,764)	–	–	1,764	–
Amortization of mortgage procurement costs – Real Estate Groups	–	–	–	–	–	(271)	–	–	271	–
Deferred taxes – Real Estate Groups	–	–	–	–	–	(950)	–	–	950	–
Straight–line rent adjustment	–	–	–	–	–	627	–	–	(627)	–
Gain on disposition of rental properties	–	–	–	–	–	27,657	–	–	(27,657)	–
Net earnings (loss) attributable to Forest City Enterprises, Inc.	$(50,222)	$–	$–	$–	$(50,222)	$(1,833)	$–	$–	$–	$(1,833)
Preferred dividends	(3,850)	–	–	–	(3,850)	(3,850)	–	–	–	(3,850)
Net loss attributable to Forest City Enterprises, Inc. common shareholders	$(54,072)	$–	$–	$–	$(54,072)	$(5,683)	$–	$–	$–	$(5,683)

Forest City Enterprises, Inc. and Subsidiaries

Supplemental Financial Information

Summary of Earnings Before Depreciation, Amortization and Deferred Taxes (EBDT) — Year Ended January 31, 2011 (in thousands)

	Commercial Group 2010					Residential Group 2010
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
Revenues from real estate operations	$874,033	$48,272	$159,015	$61,054	$1,045,830	$211,485	$3,623	$147,786	$2,506	$358,154
Exclude straight–line rent adjustment	(21,189)	–	–	(1,795)	(22,984)	(516)	–	–	–	(516)
Adjusted revenues	852,844	48,272	159,015	59,259	1,022,846	210,969	3,623	147,786	2,506	357,638
Add interest and other income	23,384	1,318	357	10	22,433	19,830	551	1,166	4	20,449
Add gain on disposition of partial interests in other investments – Nets	–	–	–	–	–	–	–	–	–	–
Add equity in earnings (loss) of unconsolidated entities, including impairment	(29,269)	–	29,269	–	–	37,415	1,630	(35,350)	–	435
Exclude gain on disposition of unconsolidated entities	(5,613)	–	5,613	–	–	(17,848)	–	17,848	–	–
Exclude impairment of unconsolidated real estate	49,889	–	(49,889)	–	–	–	–	–	–	–
Exclude depreciation and amortization of unconsolidated entities	29,581	–	(29,581)	–	–	24,617	–	(24,617)	–	–
Exclude interest expense of unconsolidated entities	46,091	–	(46,091)	–	–	33,608	–	(33,608)	–	–
Exclude (gain) loss on early extinguishment of debt of unconsolidated entities	(2,791)	–	2,791	–	–	31	–	(31)	–	–
Adjusted total income	964,116	49,590	71,484	59,269	1,045,279	308,622	5,804	73,194	2,510	378,522
Operating expenses	424,923	28,072	71,484	40,746	509,081	136,596	1,383	73,194	1,610	210,017
Non–Real Estate depreciation and amortization and amortization of mortgage procurement costs	1,750	–	–	–	1,750	1,347	–	–	–	1,347
Exclude straight–line rent adjustment	(5,338)	–	–	–	(5,338)	6	–	–	–	6
Exclude preference payment	(2,341)	–	–	–	(2,341)	–	–	–	–	–
Adjusted operating expenses	418,994	28,072	71,484	40,746	503,142	137,949	1,383	73,194	1,610	211,370
Net operating income	545,122	21,518	–	18,523	542,127	170,673	4,421	–	900	167,152
Interest expense	221,642	15,495	46,091	9,364	261,602	21,233	975	33,608	118	53,984
Interest expense of unconsolidated entities	46,091	–	(46,091)	–	–	33,608	–	(33,608)	–	–
(Gain) loss on early extinguishment of debt	–	–	(2,791)	–	(2,791)	(2,461)	(247)	31	–	(2,183)
(Gain) loss on early extinguishment of debt of unconsolidated entities	(2,791)	–	2,791	–	–	31	–	(31)	–	–
Noncontrolling interest in earnings before depreciation and amortization	6,023	6,023	–	–	–	3,693	3,693	–	–	–
Allowance for projects under development revision	700	–	–	–	700	300	–	–	–	300
Add: Pre–Tax EBDT from discontinued operations	9,159	–	–	(9,159)	–	782	–	–	(782)	–
Pre–Tax EBDT	284,016	–	–	–	284,016	115,651	–	–	–	115,651
Income tax expense (benefit)	6,536	–	–	–	6,536	9,095	–	–	–	9,095
Earnings before depreciation, amortization and deferred taxes (EBDT)	$277,480	$–	$–	$–	$277,480	$106,556	$–	$–	$–	$106,556
Reconciliation to net earnings:
Earnings before depreciation, amortization and deferred taxes (EBDT)	$277,480	$–	$–	$–	$277,480	$106,556	$–	$–	$–	$106,556
Depreciation and amortization – Real Estate Groups	(199,640)	–	–	(9,896)	(209,536)	(75,606)	–	–	(636)	(76,242)
Amortization of mortgage procurement costs – Real Estate Groups	(10,444)	–	–	(1,043)	(11,487)	(2,568)	–	–	(13)	(2,581)
Deferred taxes – Real Estate Groups	(12,600)	–	–	(2,069)	(14,669)	(3,002)	–	–	(400)	(3,402)
Straight–line rent adjustment	15,851	–	–	1,795	17,646	522	–	–	–	522
Preference payment	(2,341)	–	–	–	(2,341)	–	–	–	–	–
Gain on disposition of rental properties and partial interests in rental properties, net of tax	106,943	–	3,436	26,899	137,278	18,083	–	10,926	1,099	30,108
Gain on disposition of unconsolidated entities, net of tax	3,436	–	(3,436)	–	–	10,926	–	(10,926)	–	–
Impairment of consolidated and unconsolidated real estate, net of tax	(964)	–	(30,115)	(49,980)	(81,059)	–	–	–	–	–
Impairment of unconsolidated real estate, net of tax	(30,115)	–	30,115	–	–	–	–	–	–	–
Allowance for projects under development revision	(700)	–	–	–	(700)	(300)	–	–	–	(300)
Discontinued operations, net of tax:
Depreciation and amortization – Real Estate Groups	(9,896)	–	–	9,896	–	(636)	–	–	636	–
Amortization of mortgage procurement costs – Real Estate Groups	(1,043)	–	–	1,043	–	(13)	–	–	13	–
Deferred taxes – Real Estate Groups	(2,069)	–	–	2,069	–	(400)	–	–	400	–
Straight–line rent adjustment	1,795	–	–	(1,795)	–	–	–	–	–	–
Gain on disposition of rental properties	26,899	–	–	(26,899)	–	1,099	–	–	(1,099)	–
Impairment of consolidated and unconsolidated real estate	(49,980)	–	–	49,980	–	–	–	–	–	–
Net earnings (loss) attributable to Forest City Enterprises, Inc.	$112,612	$–	$–	$–	$112,612	$54,661	$–	$–	$–	$54,661

Forest City Enterprises, Inc. and Subsidiaries

Supplemental Financial Information

Summary of Earnings Before Depreciation, Amortization and Deferred Taxes (EBDT) — Year Ended January 31, 2011 (in thousands) (continued)

	Land Development Group 2010					The Nets 2010
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro–Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
Revenues from real estate operations	$32,131	$2,224	$10,099	$–	$40,006	$–	$–	$–	$–	$–
Exclude straight–line rent adjustment	8	–	–	–	8	–	–	–	–	–
Adjusted revenues	32,139	2,224	10,099	–	40,014	–	–	–	–	–
Add interest and other income	9,162	766	106	–	8,502	–	–	14,037	–	14,037
Add gain on disposition of partial interests in other investments—Nets	–	–	–	–	–	55,112	23,675	–	–	31,437
Add equity in earnings (loss) of unconsolidated entities, including impairment	(20,022)	–	21,381	–	1,359	(18,318)	(6,243)	4,207	–	(7,868)
Exclude gain on disposition of unconsolidated entities	–	–	–	–	–	–	–	–	–	–
Exclude impairment of unconsolidated real estate	22,570	–	(22,570)	–	–	–	–	–	–	–
Exclude depreciation and amortization of unconsolidated entities	241	–	(241)	–	–	–	–	–	–	–
Exclude interest expense of unconsolidated entities	339	–	(339)	–	–	1,146	–	(1,146)	–	–
Exclude (gain) loss on early extinguishment of debt of unconsolidated entities	–	–	–	–	–	–	–	–	–	–
Adjusted total income	44,429	2,990	8,436	–	49,875	37,940	17,432	17,098	–	37,606
Operating expenses	38,650	2,258	8,436	–	44,828	–	–	16,151	–	16,151
Non–Real Estate depreciation and amortization and amortization of mortgage procurement costs	162	–	–	–	162	–	–	947	–	947
Exclude straight–line rent adjustment	–	–	–	–	–	–	–	–	–	–
Exclude preference payment	–	–	–	–	–	–	–	–	–	–
Adjusted operating expenses	38,812	2,258	8,436	–	44,990	–	–	17,098	–	17,098
Net operating income	5,617	732	–	–	4,885	37,940	17,432	–	–	20,508
Interest expense	3,007	304	339	–	3,042	–	–	1,146	–	1,146
Interest expense of unconsolidated entities	339	–	(339)	–	–	1,146	–	(1,146)	–	–
(Gain) loss on early extinguishment of debt	–	–	–	–	–	–	–	–	–	–
(Gain) loss on early extinguishment of debt of unconsolidated entities	–	–	–	–	–	–	–	–	–	–
Noncontrolling interest in earnings before depreciation and amortization	428	428	–	–	–	17,432	17,432	–	–	–
Allowance for projects under development revision	–	–	–	–	–	–	–	–	–	–
Add: Pre–Tax EBDT from discontinued operations	–	–	–	–	–	–	–	–	–	–
Pre–Tax EBDT	1,843	–	–	–	1,843	19,362	–	–	–	19,362
Income tax expense (benefit)	(533)	–	–	–	(533)	9,711	–	–	–	9,711
Earnings before depreciation, amortization and deferred taxes (EBDT)	$2,376	$–	$–	$–	$2,376	$9,651	$–	$–	$–	$9,651
Reconciliation to net earnings:
Earnings before depreciation, amortization and deferred taxes (EBDT)	$2,376	$–	$–	$–	$2,376	$9,651	$–	$–	$–	$9,651
Depreciation and amortization—Real Estate Groups	(264)	–	–	–	(264)	–	–	–	–	–
Amortization of mortgage procurement costs—Real Estate Groups	(273)	–	–	–	(273)	–	–	–	–	–
Deferred taxes—Real Estate Groups	(591)	–	–	–	(591)	–	–	–	–	–
Straight–line rent adjustment	(8)	–	–	–	(8)	–	–	–	–	–
Preference payment	–	–	–	–	–	–	–	–	–	–
Gain on disposition of rental properties and partial interests in rental properties, net of tax	–	–	–	–	–	–	–	–	–	–
Gain on disposition of unconsolidated entities, net of tax	–	–	–	–	–	–	–	–	–	–
Impairment of consolidated and unconsolidated real estate, net of tax	(1,016)	–	(13,817)	–	(14,833)	–	–	–	–	–
Impairment of unconsolidated real estate, net of tax	(13,817)	–	13,817	–	–	–	–	–	–	–
Allowance for projects under development revision	–	–	–	–	–	–	–	–	–	–
Discontinued operations, net of tax:
Depreciation and amortization—Real Estate Groups	–	–	–	–	–	–	–	–	–	–
Amortization of mortgage procurement costs—Real Estate Groups	–	–	–	–	–	–	–	–	–	–
Deferred taxes—Real Estate Groups	–	–	–	–	–	–	–	–	–	–
Straight–line rent adjustment	–	–	–	–	–	–	–	–	–	–
Gain on disposition of rental properties	–	–	–	–	–	–	–	–	–	–
Impairment of consolidated and unconsolidated real estate	–	–	–	–	–	–	–	–	–	–
Net earnings (loss) attributable to Forest City Enterprises, Inc.	$(13,593)	$–	$–	$–	$(13,593)	$9,651	$–	$–	$–	$9,651

Forest City Enterprises, Inc. and Subsidiaries

Supplemental Financial Information

Summary of Earnings Before Depreciation, Amortization and Deferred Taxes (EBDT) — Year Ended January 31, 2011 (in thousands) (continued)

	Corporate Activities 2010					Total 2010
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
Revenues from real estate operations	$–	$–	$–	$–	$–	$1,117,649	$54,119	$316,900	$63,560	$1,443,990
Exclude straight–line rent adjustment	–	–	–	–	–	(21,697)	–	–	(1,795)	(23,492)

Adjusted revenues	–	–	–	–	–	1,095,952	54,119	316,900	61,765	1,420,498
Add interest and other income	442	–	–	–	442	52,818	2,635	15,666	14	65,863
Add gain on disposition of partial interests in other investments – Nets	–	–	–	–	–	55,112	23,675	–	–	31,437
Add equity in earnings (loss) of unconsolidated entities, including impairment	–	–	–	–	–	(30,194)	(4,613)	19,507	–	(6,074)
Exclude gain on disposition of unconsolidated entities	–	–	–	–	–	(23,461)	–	23,461	–	–
Exclude impairment of unconsolidated real estate						72,459	–	(72,459)	–	–
Exclude depreciation and amortization of unconsolidated entities						54,439	–	(54,439)	–	–
Exclude interest expense of unconsolidated entities	–	–	–	–	–	81,184	–	(81,184)	–	–
Exclude (gain) loss on early extinguishment of debt of unconsolidated entities	–	–	–	–	–	(2,760)	–	2,760	–	–

Adjusted total income	442	–	–	–	442	1,355,549	75,816	170,212	61,779	1,511,724
Operating expenses	47,030	–	–	–	47,030	647,199	31,713	169,265	42,356	827,107
Non–Real Estate depreciation and amortization and amortization of mortgage procurement costs	1,769	–	–	–	1,769	5,028	–	947	–	5,975
Exclude straight–line rent adjustment	–	–	–	–	–	(5,332)	–	–	–	(5,332)
Exclude preference payment	–	–	–	–	–	(2,341)	–	–	–	(2,341)

Adjusted operating expenses	48,799	–	–	–	48,799	644,554	31,713	170,212	42,356	825,409
Net operating income	(48,357)	–	–	–	(48,357)	710,995	44,103	–	19,423	686,315
Interest expense	63,884	–	–	–	63,884	309,766	16,774	81,184	9,482	383,658
Interest expense of unconsolidated entities	–	–	–	–	–	81,184	–	(81,184)	–	–
(Gain) loss on early extinguishment of debt	23,496	–	–	–	23,496	21,035	(247)	(2,760)	–	18,522
(Gain) loss on early extinguishment of debt of unconsolidated entities	–	–	–	–	–	(2,760)	–	2,760	–	–
Noncontrolling interest in earnings before depreciation and amortization	–	–	–	–	–	27,576	27,576	–	–	–
Allowance for projects under development revision	–	–	–	–	–	1,000	–	–	–	1,000
Add: Pre–Tax EBDT from discontinued operations	–	–	–	–	–	9,941	–	–	(9,941)	–

Pre–Tax EBDT	(135,737)	–	–	–	(135,737)	285,135	–	–	–	285,135
Income tax expense (benefit)	(49,549)	–	–	–	(49,549)	(24,740)	–	–	–	(24,740)

Earnings before depreciation, amortization and deferred taxes (EBDT)	$(86,188)	$–	$–	$–	$(86,188)	$309,875	$–	$–	$–	$309,875

Reconciliation to net earnings:
Earnings before depreciation, amortization and deferred taxes (EBDT)	$(86,188)	$–	$–	$–	$(86,188)	$309,875	$–	$–	$–	$309,875
Depreciation and amortization – Real Estate Groups	–	–	–	–	–	(275,510)	–	–	(10,532)	(286,042)
Amortization of mortgage procurement costs – Real Estate Groups	–	–	–	–	–	(13,285)	–	–	(1,056)	(14,341)
Deferred taxes – Real Estate Groups	(19,095)	–	–	–	(19,095)	(35,288)	–	–	(2,469)	(37,757)
Straight–line rent adjustment	–	–	–	–	–	16,365	–	–	1,795	18,160
Preference payment	–	–	–	–	–	(2,341)	–	–	–	(2,341)
Gain on disposition of rental properties and partial interests in rental properties, net of tax	–	–	–	–	–	125,026	–	14,362	27,998	167,386
Gain on disposition of unconsolidated entities, net of tax	–	–	–	–	–	14,362	–	(14,362)	–	–
Impairment of consolidated and unconsolidated real estate, net of tax	–	–	–	–	–	(1,980)	–	(43,932)	(49,980)	(95,892)
Impairment of unconsolidated real estate, net of tax	–	–	–	–	–	(43,932)	–	43,932	–	–
Allowance for projects under development revision	–	–	–	–	–	(1,000)	–	–	–	(1,000)
Discontinued operations, net of tax:
Depreciation and amortization – Real Estate Groups	–	–	–	–	–	(10,532)	–	–	10,532	–
Amortization of mortgage procurement costs – Real Estate Groups	–	–	–	–	–	(1,056)	–	–	1,056	–
Deferred taxes – Real Estate Groups	–	–	–	–	–	(2,469)	–	–	2,469	–
Straight–line rent adjustment	–	–	–	–	–	1,795	–	–	(1,795)	–
Gain on disposition of rental properties	–	–	–	–	–	27,998	–	–	(27,998)	–
Impairment of consolidated and unconsolidated real estate	–	–	–	–	–	(49,980)	–	–	49,980	–

Net earnings (loss) attributable to Forest City Enterprises, Inc.	$(105,283)	$–	$–	$–	$(105,283)	$58,048	$–	$–	$–	$58,048

Preferred dividends	(11,807)	–	–	–	(11,807)	(11,807)	–	–	–	(11,807)

Net earnings (loss) attributable to Forest City Enterprises, Inc. common shareholders	$(117,090)	$–	$–	$–	$(117,090)	$46,241	$–	$–	$–	$46,241

Forest City Enterprises, Inc. and Subsidiaries

Supplemental Financial Information

Forest City Enterprises, Inc. Real Estate Portfolio as of January 31, 2012

COMMERCIAL GROUP-OFFICE BUILDINGS

Name	Date of Opening/ Acquisition/ Expansion	Legal Ownership (1)	Pro-Rata Ownership (2)	Location	Major Tenants	Leasable Square Feet	Leasable Square Feet at Pro- Rata %
Consolidated Office Buildings
2 Hanson Place	2004	100.00%	100.00%	Brooklyn, NY	Bank of New York, HSBC	399,000	399,000
4930 Oakton	2006	100.00%	100.00%	Skokie, IL	Sanford Brown College	40,000	40,000
Ballston Common Office Center	2005	100.00%	100.00%	Arlington, VA	US Coast Guard; Better Business Bureau	174,000	174,000
Colorado Studios	2007	90.00%	90.00%	Denver, CO	Colorado Studios	75,000	68,000
Commerce Court	2007	100.00%	100.00%	Pittsburgh, PA	US Bank; Wesco Distributors; Cardworks Services; Marc USA	379,000	379,000
Edgeworth Building	2006	100.00%	100.00%	Richmond, VA	Hirschler Fleischer; Ernst & Young	137,000	137,000
Eleven MetroTech Center	1995	85.00%	85.00%	Brooklyn, NY	City of New York - DoITT; E-911	216,000	184,000
Fairmont Plaza	1998	100.00%	100.00%	San Jose, CA	Littler Mendelson; Merrill Lynch; UBS Financial; Camera 12 Cinemas; Accenture	405,000	405,000
Fifteen MetroTech Center	2003	95.00%	95.00%	Brooklyn, NY	Wellpoint, Inc.; City of New York - HRA	650,000	618,000
Halle Building	1986	100.00%	100.00%	Cleveland, OH	Case Western Reserve University; Grant Thornton; CEOGC	409,000	409,000
Harlem Center	2003	100.00%	100.00%	Manhattan, NY	Office of General Services-Temporary Disability & Assistance; State Liquor Authority	147,000	147,000
Higbee Building	1990	100.00%	100.00%	Cleveland, OH	Key Bank; Horseshoe Casino	815,000	815,000
Illinois Science and Technology Park
- 4901 Searle (A)	2006	100.00%	100.00%	Skokie, IL	Northshore University Health System	224,000	224,000
- 8025 Lamon (P)	2006	100.00%	100.00%	Skokie, IL	NanoInk, Inc.; Midwest Bio Research; Vetter Development Services	128,000	128,000
- 8030 Lamon (J)	2010	100.00%	100.00%	Skokie, IL	Leasing in progress	147,000	147,000
- 8045 Lamon (Q)	2007	100.00%	100.00%	Skokie, IL	Astellas; Polyera; APP Pharmaceuticals, LLC	161,000	161,000
Johns Hopkins – 855 North Wolfe Street	2008	83.99%	98.81%	East Baltimore, MD	Johns Hopkins; Brain Institute; Howard Hughes Institute; Lieber Institute	279,000	276,000
New York Times	2007	100.00%	100.00%	Manhattan, NY	ClearBridge Advisors, LLC, a Legg Mason Co.; Covington & Burling; Osler Hoskin & Harcourt; Seyfarth Shaw	738,000	738,000
Nine MetroTech Center North	1997	85.00%	85.00%	Brooklyn, NY	City of New York - Fire Department	317,000	269,000
One MetroTech Center	1991	82.50%	82.50%	Brooklyn, NY	JP Morgan Chase; National Grid	937,000	773,000
One Pierrepont Plaza	1988	100.00%	100.00%	Brooklyn, NY	Morgan Stanley; U.S. Probation	659,000	659,000
Post Office Plaza (MK Ferguson)	1990	100.00%	100.00%	Cleveland, OH	Washington Group; Chase Manhattan Mortgage Corp; Quicken Loans; Squire Sanders	476,000	476,000
Richmond Office Park	2007	100.00%	100.00%	Richmond, VA	The Brinks Co.; Wachovia Bank; Bon Secours Virginia HealthSource	568,000	568,000
Skylight Office Tower	1991	92.50%	100.00%	Cleveland, OH	Cap Gemini; Ulmer & Berne, LLP	321,000	321,000
Stapleton – 3055 Roslyn	2006	90.00%	90.00%	Denver, CO	University of Colorado Hospital	45,000	41,000
Ten MetroTech Center	1992	100.00%	100.00%	Brooklyn, NY	Internal Revenue Service	365,000	365,000
Terminal Tower	1983	100.00%	100.00%	Cleveland, OH	Forest City Enterprises, Inc.; Falls Communications; Riverside Company	597,000	597,000
Twelve MetroTech Center	2004	100.00%	100.00%	Brooklyn, NY	National Union Fire Insurance Co.	177,000	177,000
Two MetroTech Center	1990	82.50%	82.50%	Brooklyn, NY	City of New York - Board of Education; City of New York - DoITT	522,000	431,000
University of Pennsylvania	2004	100.00%	100.00%	Philadelphia, PA	University of Pennsylvania	122,000	122,000
Consolidated Office Buildings Subtotal						10,629,000	10,248,000

Forest City Enterprises, Inc. and Subsidiaries

Supplemental Financial Information

Forest City Enterprises, Inc. Real Estate Portfolio as of January 31, 2012

COMMERCIAL GROUP-OFFICE BUILDINGS (continued)

Name	Date of Opening/ Acquisition/ Expansion	Legal Ownership (1)	Pro-Rata Ownership (2)	Location	Major Tenants	Leasable Square Feet	Leasable Square Feet at Pro-Rata %
Unconsolidated Office Buildings
35 Landsdowne Street	2002	51.00%	51.00%	Cambridge, MA	Millennium Pharmaceuticals	202,000	103,000
350 Massachusetts Ave	1998	50.00%	50.00%	Cambridge, MA	Star Market; Tofias; Novartis	169,000	85,000
40 Landsdowne Street	2003	51.00%	51.00%	Cambridge, MA	Millennium Pharmaceuticals	215,000	110,000
45/75 Sidney Street	1999	51.00%	51.00%	Cambridge, MA	Millennium Pharmaceuticals; Novartis	277,000	141,000
65/80 Landsdowne Street	2001	51.00%	51.00%	Cambridge, MA	Partners HealthCare System	122,000	62,000
818 Mission Street	2008	50.00%	50.00%	San Francisco, CA	Denny’s; Community Vocational Enterprises	28,000	14,000
88 Sidney Street	2002	51.00%	51.00%	Cambridge, MA	Vertex Pharmaceuticals	145,000	74,000
Bulletin Building	2006	50.00%	50.00%	San Francisco, CA	Great West Life and Annuity; Corinthian School	78,000	39,000
Chagrin Plaza I & II	1969	66.67%	66.67%	Beachwood, OH	Nine Sigma; Benihana; H&R Block	113,000	75,000
Clark Building	1989	50.00%	50.00%	Cambridge, MA	Sanofi Pasteur Biologics; Agios Pharmaceuticals	122,000	61,000
Enterprise Place	1998	50.00%	50.00%	Beachwood, OH	University of Phoenix; Advance Payroll; PS Executive Centers; Retina Assoc. of Cleveland	132,000	66,000
Jackson Building	1987	51.00%	51.00%	Cambridge, MA	Ariad Pharmaceuticals	99,000	50,000
Liberty Center	1986	50.00%	50.00%	Pittsburgh, PA	Federated Investors; Direct Energy Business	526,000	263,000
Mesa del Sol – 5600 University SE	2006	47.50%	47.50%	Albuquerque, NM	MSR-FSR, LLC; CFV Solar	87,000	41,000
Mesa del Sol – Aperture Center	2008	47.50%	47.50%	Albuquerque, NM	Forest City Covington NM, LLC	76,000	36,000
Mesa del Sol – Fidelity	2008/2009	47.50%	47.50%	Albuquerque, NM	Fidelity Investments	210,000	100,000
Richards Building	1990	51.00%	51.00%	Cambridge, MA	Genzyme Biosurgery; Alkermes, Inc.	126,000	64,000
Signature Square I	1986	50.00%	50.00%	Beachwood, OH	Ciuni & Panichi; PCC Airfoils; Liberty Bank	79,000	40,000
Signature Square II	1989	50.00%	50.00%	Beachwood, OH	Pro Ed Communications; Goldberg Co.; Resilience Mgt.	82,000	41,000
Unconsolidated Office Buildings Subtotal						2,888,000	1,465,000

Total Office Buildings at January 31, 2012						13,517,000	11,713,000
Total Office Buildings at January 31, 2011						14,259,000	11,985,000

Forest City Enterprises, Inc. and Subsidiaries

Supplemental Financial Information

Forest City Enterprises, Inc. Real Estate Portfolio as of January 31, 2012

COMMERCIAL GROUP-RETAIL CENTERS

	Date of						Total		Gross
	Opening/					Total	Square	Gross	Leasable
	Acquisition/	Legal	Pro-Rata			Square	Feet at Pro-	Leasable	Area at Pro-
Name	Expansion	Ownership (1)	Ownership (2)	Location	Major Tenants	Feet	Rata %	Area	Rata %
Consolidated Regional Malls
Antelope Valley Mall	1990/1999	78.00%	78.00%	Palmdale, CA	Macy’s; Sears; JCPenney; Dillard’s; Forever 21; Cinemark Theatre	1,196,000	933,000	478,000	373,000
Ballston Common Mall	1986/1999	100.00%	100.00%	Arlington, VA	Macy’s; Sport & Health; Regal Cinemas	579,000	579,000	311,000	311,000
Galleria at Sunset	1996/2002	100.00%	100.00%	Henderson, NV	Dillard’s; Macy’s; JCPenney; Dick’s Sporting Goods; Kohl’s	1,048,000	1,048,000	412,000	412,000
Mall at Robinson	2001	56.67%	100.00%	Pittsburgh, PA	Macy’s; Sears; JCPenney; Dick’s Sporting Goods	880,000	880,000	384,000	384,000
Northfield at Stapleton	2005/2006	100.00%	100.00%	Denver, CO	Bass Pro Shops; Target; Harkins Theatre; JCPenney; Macy’s	1,127,000	1,127,000	664,000	664,000
Orchard Town Center	2008/2012	100.00%	100.00%	Westminster, CO	JCPenney; Macy’s; Target; AMC Theatres	1,043,000	1,043,000	507,000	507,000
Promenade Bolingbrook	2007	100.00%	100.00%	Bolingbrook, IL	Bass Pro Shops; Macy’s; Gold Class Cinemas; Barnes & Noble; Designer Shoe Warehouse	771,000	771,000	575,000	575,000
Promenade in Temecula	1999/2002/2009	75.00%	100.00%	Temecula, CA	JCPenney; Sears; Macy’s; Edwards Cinema	1,279,000	1,279,000	544,000	544,000
Shops at Wiregrass	2008	50.00%	100.00%	Tampa, FL	JCPenney; Dillard’s; Macy’s; Barnes & Noble	734,000	734,000	349,000	349,000
Short Pump Town Center	2003/2005	50.00%	100.00%	Richmond, VA	Nordstrom; Macy’s; Dillard’s; Dick’s Sporting Goods	1,303,000	1,303,000	591,000	591,000
South Bay Galleria	1985/2001	100.00%	100.00%	Redondo Beach, CA	Nordstrom; Macy’s; Kohl’s; AMC Theatres	956,000	956,000	389,000	389,000
Victoria Gardens	2004/2007	80.00%	80.00%	Rancho Cucamonga, CA	Bass Pro Shops; Macy’s; JCPenney; AMC Theatres	1,401,000	1,121,000	829,000	663,000
^ Westchester’s Ridge Hill	2011/2012	70.00%	100.00%	Yonkers, NY	Lord & Taylor; WESTMED Medical Group; LA Fitness; National Amusements’ Cinema de Lux; Whole Foods; Dick’s Sporting Goods	1,336,000	1,336,000	1,336,000	1,336,000

Consolidated Regional Malls Subtotal						13,653,000	13,110,000	7,369,000	7,098,000

Forest City Enterprises, Inc. and Subsidiaries

Supplemental Financial Information

Forest City Enterprises, Inc. Real Estate Portfolio as of January 31, 2012

COMMERCIAL GROUP-RETAIL CENTERS (continued)

	Date of						Total		Gross
	Opening/					Total	Square	Gross	Leasable
	Acquisition/	Legal	Pro-Rata			Square	Feet at Pro-	Leasable	Area at Pro-
Name	Expansion	Ownership (1)	Ownership (2)	Location	Major Tenants	Feet	Rata %	Area	Rata %
Consolidated Specialty Retail Centers
Atlantic Center Site V	1998	100.00%	100.00%	Brooklyn, NY	Modell’s	17,000	17,000	17,000	17,000
Avenue at Tower City Center	1990	100.00%	100.00%	Cleveland, OH	Hard Rock Café; Morton’s of Chicago; Cleveland Cinemas; Horseshoe Casino (located in Higbee Building)	365,000	365,000	365,000	365,000
Brooklyn Commons	2004	100.00%	100.00%	Brooklyn, NY	Lowe’s	151,000	151,000	151,000	151,000
Market at Tobacco Row	2002	100.00%	100.00%	Richmond, VA	Rich Foods; CVS/Pharmacy	43,000	43,000	43,000	43,000
Quartermaster Plaza	2004	100.00%	100.00%	Philadelphia, PA	Home Depot; BJ’s Wholesale Club; Staples; PetSmart; Walgreen’s	456,000	456,000	456,000	456,000
++ Quebec Square	2002	90.00%	90.00%	Denver, CO	Walmart; Home Depot; Sam’s Club; Ross Dress for Less; Office Depot; PetSmart	739,000	665,000	217,000	195,000
Station Square	1994/2002	100.00%	100.00%	Pittsburgh, PA	Hard Rock Café; Grand Concourse Restaurant; Buca Di Beppo	291,000	291,000	291,000	291,000
* The Yards – Boilermaker Shops	2012	100.00%	100.00%	Washington, D.C.	Forest City Enterprises; Buzz Bakery; Huey’s 24/7 Diner; Willie’s Brew & Que; Well’s Cleaners; Smith & Union Brewery	40,000	40,000	40,000	40,000
Town Center (East 29th Avenue)	2004	90.00%	90.00%	Denver, CO	King Soopers; Walgreen’s; Casey’s Pub; Chipotle;	181,000	163,000	98,000	88,000
					SDC Services Corp.; Exempla, Inc.
White Oak Village	2008	50.00%	100.00%	Richmond, VA	Target; Lowe’s; Sam’s Club; JCPenney; OfficeMax; PetSmart; Martin’s	843,000	843,000	295,000	295,000

Consolidated Specialty Retail Centers Subtotal						3,126,000	3,034,000	1,973,000	1,941,000

Consolidated Retail Centers Total						16,779,000	16,144,000	9,342,000	9,039,000

Forest City Enterprises, Inc. and Subsidiaries

Supplemental Financial Information

Forest City Enterprises, Inc. Real Estate Portfolio as of January 31, 2012

COMMERCIAL GROUP-RETAIL CENTERS (continued)

Name	Date of Opening/ Acquisition/ Expansion	Legal Ownership (1)	Pro-Rata Ownership (2)	Location	Major Tenants	Total Square Feet	Total Square Feet at Pro- Rata %	Gross Leasable Area	Gross Leasable Area at Pro- Rata %

Unconsolidated Regional Malls
Boulevard Mall	1996/2000	50.00%	50.00%	Amherst, NY	JCPenney; Macy’s; Sears; Michael’s	912,000	456,000	336,000	168,000
Charleston Town Center	1983	50.00%	50.00%	Charleston, WV	Macy’s; JCPenney; Sears; Brickstreet Insurance	897,000	449,000	363,000	182,000
Mall at Stonecrest	2001	51.00%	51.00%	Atlanta, GA	Kohl’s; Sears; JCPenney; Dillard’s; AMC Theatres; Macy’s	1,226,000	625,000	397,000	202,000
San Francisco Centre	2006	50.00%	50.00%	San Francisco, CA	Nordstrom; Bloomingdale’s; Century Theaters; San Francisco State University; Microsoft	1,462,000	731,000	788,000	394,000

Unconsolidated Regional Malls Subtotal						4,497,000	2,261,000	1,884,000	946,000

Unconsolidated Specialty Retail Centers
42nd Street	1999	51.00%	51.00%	Manhattan, NY	AMC Theatres; Madame Tussaud’s Wax Museum; Modell’s; Dave & Buster’s; Ripley’s Believe It or Not!; Famous Dave’s BBQ	309,000	158,000	309,000	158,000
Atlantic Center	1996	51.00%	51.00%	Brooklyn, NY	Pathmark; OfficeMax; Old Navy; Marshall’s; NYC - Dept of Motor Vehicles; Best Buy	395,000	201,000	395,000	201,000
Atlantic Terminal	2004	51.00%	51.00%	Brooklyn, NY	Target; Designer Shoe Warehouse; Chuck E. Cheese’s; Daffy’s; Guitar Center	371,000	189,000	371,000	189,000
Bruckner Boulevard	1996	51.00%	51.00%	Bronx, NY	Conway; Old Navy; Marshall’s	113,000	58,000	113,000	58,000
Columbia Park Center	1999	38.25%	38.25%	North Bergen, NJ	Shop Rite; Old Navy; Staples; Bally’s; Shopper’s World; Phoenix Theatres	351,000	134,000	351,000	134,000
Court Street	2000	51.00%	51.00%	Brooklyn, NY	United Artists Theatres; Barnes & Noble	102,000	52,000	102,000	52,000
Eastchester	2000	51.00%	51.00%	Bronx, NY	Pathmark	63,000	32,000	63,000	32,000
East River Plaza	2009/2010	35.00%	50.00%	Manhattan, NY	Costco; Target; Best Buy; Marshall’s; PetSmart; Bob’s Furniture; Old Navy	527,000	264,000	527,000	264,000
Forest Avenue	2000	51.00%	51.00%	Staten Island, NY	United Artists Theatres	70,000	36,000	70,000	36,000
Golden Gate	1958	50.00%	50.00%	Mayfield Heights, OH	OfficeMax; JoAnn Fabrics; Marshall’s; World Market; HH Gregg; PetSmart	361,000	181,000	361,000	181,000
Gun Hill Road	1997	51.00%	51.00%	Bronx, NY	Home Depot; Chuck E. Cheese’s	147,000	75,000	147,000	75,000
Harlem Center	2002	51.00%	51.00%	Manhattan, NY	Marshall’s; CVS/Pharmacy; Staples; H&M; Planet Fitness	126,000	64,000	126,000	64,000
Kaufman Studios	1999	51.00%	51.00%	Queens, NY	United Artists Theatres	84,000	43,000	84,000	43,000
Marketplace at Riverpark	1996	50.00%	50.00%	Fresno, CA	JCPenney; Best Buy; Marshall’s; OfficeMax; Old Navy; Target; Sports Authority	471,000	236,000	296,000	148,000
Northern Boulevard	1997	51.00%	51.00%	Queens, NY	Stop & Shop; Marshall’s; Old Navy; AJ Wright; Guitar Center	218,000	111,000	218,000	111,000
Plaza at Robinson Town Center	1989	50.00%	50.00%	Pittsburgh, PA	T.J. Maxx; Marshall’s; IKEA; Value City; JoAnn Fabrics; HomeGoods	507,000	254,000	507,000	254,000
Queens Place	2001	51.00%	51.00%	Queens, NY	Target; Best Buy; Macy’s Furniture; Designer Shoe Warehouse	455,000	232,000	221,000	113,000
Richmond Avenue	1998	51.00%	51.00%	Staten Island, NY	Staples; Dick’s Sporting Goods	76,000	39,000	76,000	39,000
Village at Gulfstream Park	2010	50.00%	50.00%	Hallandale Beach, FL	Crate & Barrel; The Container Store; Texas de Brazil; Yard House	511,000	256,000	511,000	256,000

Unconsolidated Specialty Retail Centers Subtotal						5,257,000	2,615,000	4,848,000	2,408,000

Unconsolidated Retail Centers Total						9,754,000	4,876,000	6,732,000	3,354,000

Total Retail Centers at January 31, 2012						26,533,000	21,020,000	16,074,000	12,393,000

Total Retail Centers at January 31, 2011						26,464,000	22,511,000	16,005,000	13,640,000

Forest City Enterprises, Inc. and Subsidiaries

Supplemental Financial Information

Forest City Enterprises, Inc. Real Estate Portfolio as of January 31, 2012

COMMERCIAL GROUP – HOTELS

Name	Date of Opening/ Acquisition/ Expansion	Legal Ownership (1)	Pro-Rata Ownership (2)	Location	Rooms	Hotel Rooms at Pro-Rata %
Consolidated Hotels
Sheraton Station Square	1998/2001	100.00%	100.00%	Pittsburgh, PA	399	399

Unconsolidated Hotels
Westin Convention Center	1986	50.00%	50.00%	Pittsburgh, PA	616	308

Total Hotel Rooms at January 31, 2012					1,015	707

Total Hotel Rooms at January 31, 2011					1,573	1,265

COMMERCIAL GROUP - ARENA					Major Tenants	Total Square Feet	Total Square Feet at Pro-Rata %	Est. Seating Capacity for NBA Basketball Event	Est. Seating Capacity for NBA Basketball Event at Pro-Rata %

* Barclays Center	2012	34.01%	34.01%	Brooklyn, NY	The Nets NBA Team	670,000	228,000	18,000	6,122

Forest City Enterprises, Inc. and Subsidiaries

Supplemental Financial Information

Forest City Enterprises, Inc. Real Estate Portfolio as of January 31, 2012

RESIDENTIAL GROUP – APARTMENTS

Name	Date of Opening/ Acquisition/ Expansion	Legal Ownership (1)	Pro-Rata Ownership (2)	Location	Leasable Units (3)	Leasable Units at Pro-Rata % (3)
Consolidated Apartment Communities
100 Landsdowne Street	2005	100.00%	100.00%	Cambridge, MA	203	203
1251 S. Michigan	2006	0.01%	100.00%	Chicago, IL	91	91
American Cigar Company	2000	100.00%	100.00%	Richmond, VA	171	171
Ashton Mill	2005	100.00%	100.00%	Cumberland, RI	193	193
* Botanica Eastbridge	2012	90.00%	90.00%	Denver, CO	118	106
Brookview Place	1979	3.00%	3.00%	Dayton, OH	232	7
Cameron Kinney	2007	100.00%	100.00%	Richmond, VA	259	259
Cedar Place	1974	2.39%	100.00%	Lansing, MI	220	220
Consolidated-Carolina	2003	89.99%	100.00%	Richmond, VA	158	158
* Continental Building	2013	100.00%	100.00%	Dallas, TX	203	203
Cutter’s Ridge at Tobacco Row	2006	100.00%	100.00%	Richmond, VA	12	12
Drake	1998	95.05%	95.05%	Philadelphia, PA	284	270
Easthaven at the Village	1994/1995	100.00%	100.00%	Beachwood, OH	360	360
Emerald Palms	1996/2004	100.00%	100.00%	Miami, FL	505	505
Foundry Lofts	2011	100.00%	100.00%	Washington, D.C.	170	170
Grand Lowry Lofts	2000	100.00%	100.00%	Denver, CO	261	261
Hamel Mill Lofts	2008/2010	90.00%	100.00%	Haverhill, MA	305	305
Heritage	2002	100.00%	100.00%	San Diego, CA	230	230
Independence Place I	1973	50.00%	50.00%	Parma Heights, OH	202	101
Independence Place II	2003	100.00%	100.00%	Parma Heights, OH	201	201
Kennedy Biscuit Lofts	1990	3.00%	100.00%	Cambridge, MA	142	142
Knolls	1995	1.00%	95.00%	Orange, CA	260	247
Lofts 23	2005	100.00%	100.00%	Cambridge, MA	51	51
Lofts at 1835 Arch	2001	95.05%	95.05%	Philadelphia, PA	191	182
Lucky Strike	2008	88.98%	100.00%	Richmond, VA	131	131
Mercantile Place on Main	2008	100.00%	100.00%	Dallas, TX	366	366
Metro 417	2005	100.00%	100.00%	Los Angeles, CA	277	277
Metropolitan	1989	100.00%	100.00%	Los Angeles, CA	270	270
Midtown Towers	1969	100.00%	100.00%	Parma, OH	635	635

Forest City Enterprises, Inc. and Subsidiaries

Supplemental Financial Information

Forest City Enterprises, Inc. Real Estate Portfolio as of January 31, 2012

RESIDENTIAL GROUP—APARTMENTS (continued)

Name	Date of Opening/ Acquisition/ Expansion	Legal Ownership (1)	Pro-Rata Ownership (2)	Location	Leasable Units (3)	Leasable Units at Pro-Rata % (3)

Consolidated Apartment Communities (continued)
Millender Center	1985	5.57%	90.56%	Detroit, MI	339	307
Museum Towers	1997	100.00%	100.00%	Philadelphia, PA	286	286
North Church Towers	2009	100.00%	100.00%	Parma Heights, OH	399	399
One Franklintown	1988	100.00%	100.00%	Philadelphia, PA	335	335
Parmatown Towers and Gardens	1972-1973	100.00%	100.00%	Parma, OH	406	406
Pavilion	1992	95.00%	95.00%	Chicago, IL	1,114	1,058
Perrytown Place	1973	8.12%	100.00%	Pittsburgh, PA	231	231
Presidio Landmark	2010	1.00%	100.00%	San Francisco, CA	161	161
Queenswood	1990	93.36%	93.36%	Corona, NY	296	276
Sky55	2006	100.00%	100.00%	Chicago, IL	411	411
Southfield	2002	100.00%	100.00%	Whitemarsh, MD	212	212
* The Aster Town Center	2012	90.00%	90.00%	Denver, CO	85	77
Town Center (Botanica on the Green & Crescent Flats)	2004/2007	90.00%	90.00%	Denver, CO	298	268
Wilson Building	2007	100.00%	100.00%	Dallas, TX	135	135
Consolidated Apartment Communities Subtotal					11,409	10,889

Consolidated Supported-Living Apartments
Forest Trace	2000	100.00%	100.00%	Lauderhill, FL	322	322

Consolidated Apartments Total					11,731	11,211

Forest City Enterprises, Inc. and Subsidiaries

Supplemental Financial Information

Forest City Enterprises, Inc. Real Estate Portfolio as of January 31, 2012

RESIDENTIAL GROUP – APARTMENTS (continued)

Name	Date of Opening/ Acquisition/ Expansion	Legal Ownership (1)	Pro-Rata Ownership (2)	Location	Leasable Units (3)	Leasable Units at Pro-Rata % (3)

Unconsolidated Apartment Communities
^ 8 Spruce Street	2011/2012	35.70%	51.00%	Manhattan, NY	899	458
Arbor Glen	2001-2007	50.00%	50.00%	Twinsburg, OH	288	144
Barrington Place	2008	49.00%	49.00%	Raleigh, NC	274	134
Bayside Village	1988-1989	50.00%	50.00%	San Francisco, CA	862	431
Big Creek	1996-2001	50.00%	50.00%	Parma Heights, OH	516	258
Camelot	1967	50.00%	50.00%	Parma Heights, OH	151	76
Cherry Tree	1996-2000	50.00%	50.00%	Strongsville, OH	442	221
Chestnut Lake	1969	50.00%	50.00%	Strongsville, OH	789	395
Cobblestone Court Apartments	2006-2009	50.00%	50.00%	Painesville, OH	400	200
Colonial Grand	2003	50.00%	50.00%	Tampa, FL	176	88
Coppertree	1998	50.00%	50.00%	Mayfield Heights, OH	342	171
Deer Run	1987-1990	46.00%	46.00%	Twinsburg, OH	562	259
DKLB BKLN	2009/2010	40.80%	51.00%	Brooklyn, NY	365	186
Eaton Ridge	2002-2004	50.00%	50.00%	Sagamore Hills, OH	260	130
Fenimore Court	1982	7.06%	50.00%	Detroit, MI	144	72
Fort Lincoln II	1979	45.00%	45.00%	Washington, D.C.	176	79
Fort Lincoln III & IV	1981	24.90%	24.90%	Washington, D.C.	306	76
Grand	1999	42.75%	42.75%	North Bethesda, MD	549	235
Hamptons	1969	50.00%	50.00%	Beachwood, OH	651	326
Hunter’s Hollow	1990	50.00%	50.00%	Strongsville, OH	208	104
Legacy Arboretum	2008	49.00%	49.00%	Charlotte, NC	266	130
Legacy Crossroads	2008-2009	50.00%	50.00%	Cary, NC	344	172
Lenox Club	1991	47.50%	47.50%	Arlington, VA	385	183
Lenox Park	1992	47.50%	47.50%	Silver Spring, MD	406	193
Liberty Hills	1979-1986	50.00%	50.00%	Solon, OH	396	198
Newport Landing	2002-2005	50.00%	50.00%	Coventry Township, OH	336	168
Noble Towers	1979	50.00%	50.00%	Pittsburgh, PA	133	67
Parkwood Village	2001-2002	50.00%	50.00%	Brunswick, OH	204	102

Forest City Enterprises, Inc. and Subsidiaries

Supplemental Financial Information

Forest City Enterprises, Inc. Real Estate Portfolio as of January 31, 2012

RESIDENTIAL GROUP - APARTMENTS (continued)

Name	Date of Opening/ Acquisition/ Expansion	Legal Ownership (1)	Pro-Rata Ownership (2)	Location	Leasable Units (3)	Leasable Units at Pro-Rata % (3)

Unconsolidated Apartment Communities (continued)
Pine Ridge Valley	1967-1974, 2005-2007	50.00%	50.00%	Willoughby Hills, OH	1,309	655
Residences at University Park	2002	40.00%	40.00%	Cambridge, MA	135	54
Settler’s Landing at Greentree	2000-2004	50.00%	50.00%	Streetsboro, OH	408	204
Stratford Crossing	2007-2010	50.00%	50.00%	Wadsworth, OH	348	174
Surfside Towers	1970	50.00%	50.00%	Eastlake, OH	246	123
Sutton Landing	2007-2009	50.00%	50.00%	Brimfield, OH	216	108
Tamarac	1990-2001	50.00%	50.00%	Willoughby, OH	642	321
Uptown Apartments	2008	50.00%	50.00%	Oakland, CA	665	333
Westwood Reserve	2002	50.00%	50.00%	Tampa, FL	340	170
Woodgate / Evergreen Farms	2004-2006	33.33%	33.33%	Olmsted Township, OH	348	116
Worth Street	2003	50.00%	50.00%	Manhattan, NY	330	165
Unconsolidated Apartment Communities Subtotal					15,817	7,679

Unconsolidated Senior Housing Apartments
Autumn Ridge	2002	100.00%	100.00%	Sterling Heights, MI	251	251
Bowin	1998	95.05%	95.05%	Detroit, MI	193	183
Brookpark Place	1976	100.00%	100.00%	Wheeling, WV	152	152
Buckeye Towers	1976	8.94%	8.94%	New Boston, OH	120	11
Burton Place	2000	90.00%	90.00%	Burton, MI	200	180
Cambridge Towers	2002	100.00%	100.00%	Detroit, MI	250	250
Canton Towers	1978	8.94%	8.94%	Canton, OH	199	18
Carl D. Perkins	2002	100.00%	100.00%	Pikeville, KY	150	150
Connellsville Towers	1981	9.59%	9.59%	Connellsville, PA	111	11
Coraopolis Towers	2002	80.00%	80.00%	Coraopolis, PA	200	160
Donora Towers	2002	100.00%	100.00%	Donora, PA	103	103
Farmington Place	1980	100.00%	100.00%	Farmington, MI	153	153
Frenchtown Place	1975	8.12%	100.00%	Monroe, MI	151	151
Glendora Gardens	1983	1.99%	45.51%	Glendora, CA	105	48

Forest City Enterprises, Inc. and Subsidiaries

Supplemental Financial Information

Forest City Enterprises, Inc. Real Estate Portfolio as of January 31, 2012

RESIDENTIAL GROUP - APARTMENTS (continued)

Name	Date of Opening/ Acquisition/ Expansion	Legal Ownership (1)	Pro-Rata Ownership (2)	Location	Leasable Units (3)	Leasable Units at Pro-Rata % (3)

Unconsolidated Senior Housing Apartments (continued)
Grove	2003	100.00%	100.00%	Ontario, CA	101	101
Lakeland	1998	95.10%	95.10%	Waterford, MI	200	190
Lima Towers	1977	8.94%	8.94%	Lima, OH	200	18
Miramar Towers	1980	7.98%	100.00%	Los Angeles, CA	157	157
North Port Village	1981	30.60%	30.60%	Port Huron, MI	251	77
Nu Ken Tower (Citizen’s Plaza)	1981	8.84%	50.00%	New Kensington, PA	101	51
Oceanpointe Towers	1980	7.98%	100.00%	Long Branch, NJ	151	151
Panorama Towers	1978	99.00%	99.00%	Panorama City, CA	154	152
Park Place Towers	1975	21.79%	100.00%	Mt. Clemens, MI	187	187
Pine Grove Manor	1973	9.76%	100.00%	Muskegon Township, MI	172	172
Plymouth Square	2003	100.00%	100.00%	Detroit, MI	280	280
Potomac Heights Village	1981	7.98%	100.00%	Keyser, WV	141	141
Riverside Towers	1977	9.63%	100.00%	Coshocton, OH	100	100
Shippan Avenue	1980	100.00%	100.00%	Stamford, CT	148	148
St. Mary’s Villa	2002	40.07%	40.07%	Newark, NJ	360	144
The Springs	1981	7.98%	100.00%	La Mesa, CA	129	129
Tower 43	2002	100.00%	100.00%	Kent, OH	101	101
Towne Centre Place	1975	8.31%	100.00%	Ypsilanti, MI	170	170
Village Center	1983	100.00%	100.00%	Detroit, MI	254	254
Village Square	1978	100.00%	100.00%	Williamsville, NY	100	100
Ziegler Place	1978	100.00%	100.00%	Livonia, MI	141	141

Unconsolidated Senior Housing Apartments Subtotal					5,936	4,785

Unconsolidated Apartments Total					21,753	12,464

Combined Apartments Total					33,484	23,675

Federally Subsidized Housing (Total of 5 Buildings)					741

Total Apartment Units at January 31, 2012					34,225

Total Apartment Units at January 31, 2011					34,355

Forest City Enterprises, Inc. and Subsidiaries

Supplemental Financial Information

Forest City Enterprises, Inc. Real Estate Portfolio as of January 31, 2012

RESIDENTIAL GROUP - MILITARY HOUSING

Name	Date of Opening/ Acquisition/ Expansion	Legal Ownership (1)	Pro-Rata Ownership (2)	Location	Leasable Units (3)
Unconsolidated Military Housing^
Air Force Academy	2007-2011	50.00%	50.00%	Colorado Springs, CO	427
* Hawaii Phase IV	2007-2014	1.00%	^^	Kaneohe, HI	1,141
Marines, Hawaii Increment II	2007-2011	1.00%	^^	Honolulu, HI	1,175
Midwest Millington	2008-2011	1.00%	^^	Memphis, TN	318
Navy, Hawaii Increment III	2007-2011	1.00%	^^	Honolulu, HI	2,520
Navy Midwest	2006-2011	1.00%	^^	Chicago, IL	1,401
Ohana Military Communities, Hawaii Increment I	2005-2008	1.00%	^^	Honolulu, HI	1,952
Pacific Northwest Communities	2007-2011	20.00%	^^	Seattle, WA	2,985
Southern Group:
* Arnold Air Force Base	2011-2013	100.00%	^^^	Tullahoma, TN	22
* Joint Base Charleston	2011-2013	100.00%	^^^	Charleston, SC	345
* Keesler Air Force Base	2011-2012	100.00%	^^^	Biloxi, MS	1,188
* Shaw Air Force Base	2011-2015	100.00%	^^^	Sumter, SC	630
Unconsolidated Military Housing Total					14,104

Total Military Housing Units at January 31, 2012					14,104
Total Military Housing Units at January 31, 2011					11,919

(1)

Legal ownership percentage represents our actual equity ownership percentage and reflects the percentage of income or loss allocation we expect to receive after settlement of any preferred returns which we or our partners may be entitled to in accordance with the applicable agreements.

(2)

Pro-Rata ownership percentage represents the percentage of income or loss allocation we expect to receive prior to the settlement of any preferred returns which we or our partners may be entitled to in accordance with the applicable agreements. After settlement of the preferred returns, it is expected that our capital balance would be proportionate to our legal ownership.

(3)	Leaseable units represent 100% of the leasable units in the apartment community. Leasable units at Pro-Rata % represents the total leasable units multiplied by the Pro-Rata ownership percent.

*	Property under construction as of January 31, 2012.

++	Property sold subsequent to January 31, 2012.

^	Property to open in phases.

^^	Our share of residual cash flow ranges from 0-20% during the life cycle of the project.

^^^	We do not share in any cash flow from operations. However, we are entitled to the return of our equity at the end of the 50-year lease term.